     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM S-3*
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            MAIN PLACE FUNDING, LLC
             (Exact name of registrant as specified in its charter)
                             ---------------------

DELAWARE
  (State or other jurisdiction                                      56-2110071
  of incorporation or                                               (I.R.S. Employer
  organization)                                                     Identification No.)

            100 NORTH TRYON STREET, CHARLOTTE, NORTH CAROLINA 28255
                                 (704) 388-7436
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                            JOHN E. MACK, PRESIDENT
                            MAIN PLACE FUNDING, LLC
            100 NORTH TRYON STREET, CHARLOTTE, NORTH CAROLINA 28255
                                 (704) 386-5972
(Name, address, including zip code, and telephone number, including, area code, of agent for service)
                                   COPIES TO:

     MICHAEL NEDZBALA, ESQ.           ANDREA GOLDENBERG, ESQ.           JORDAN M. SCHWARTZ, ESQ.
       HUNTON & WILLIAMS              BANKAMERICA CORPORATION        CADWALADER, WICKERSHAM & TAFT
     101 SOUTH TRYON STREET            100 NORTH TRYON STREET               100 MAIDEN LANE
CHARLOTTE, NORTH CAROLINA 28280   CHARLOTTE, NORTH CAROLINA 28255       NEW YORK, NEW YORK 10038
         (704) 378-4703                    (704) 388-7449                    (212) 504-6136
   (704) 378-4890 (TELECOPY)         (704) 386-6453 (TELECOPY)         (212) 504-6666 (TELECOPY)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.     [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.     [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for
the same offering.     [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.     [ ] ____________

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
      TITLE OF EACH CLASS OF             AMOUNT TO       OFFERING PRICE       AGGREGATE       REGISTRATION
    SECURITIES TO BE REGISTERED      BE REGISTERED (1)    PER UNIT (2)    OFFERING PRICE (2)      FEE
----------------------------------------------------------------------------------------------------------
Mortgage-Backed Bonds..............     $1,000,000            100%            $1,000,000        $278.00
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) This Registration Statement and the registration fee pertain to the initial offering of the Bonds registered hereunder by the Registrant, and in addition cover offers and sales relating to market-making transactions by NationsBanc Montgomery Securities LLC, an affiliate of the Registrant. The amount of the Bonds which may be initially offered hereunder and the registration fee shall not be reduced by any offers and sales relating to any such market-making transactions.
(2) Estimated solely for purposes of calculating the registration fee.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     * Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to Registration Statement No. 33-82040 previously filed by a predecessor of the Registrant.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED MARCH 22, 1999

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [               ])

                         $[                           ]

                            MAIN PLACE FUNDING, LLC
                     MORTGAGE-BACKED BONDS, SERIES [1999-1]
                          DUE [                     ]

------------------------------------

  CONSIDER CAREFULLY THE RISK FACTORS  Main Place Funding, LLC is offering $[               ]
  BEGINNING ON PAGE [  ] IN THE        principal amount of its Mortgage-Backed Bonds, Series
  PROSPECTUS [AND PAGE S-[  ] OF THIS  [1999-1]. The bonds are being offered by this prospectus
  PROSPECTUS SUPPLEMENT].              supplement and the accompanying prospectus, and will have
  The bonds represent limited          the following characteristics:
  recourse obligations of Main Place   - Interest Rate                   [Three]-month LIBOR plus
  only and will not represent                                            [  ]%
  interests in or obligations of any
  other entity. The bonds are not      - Interest Paid                   [Quarterly]
  insured or guaranteed by any
  government agency or any other       - First Interest Payment Date     [Date]
  entity.
  [Persons not residing in the United  - Principal Due                   [Date]
  States that are considering
  purchasing bonds should read the     - Optional Redemption             [None]
  information under the heading
  "Additional Information for          - Mandatory Redemption            If collateral maintenance
  Non-U.S., Persons" in the appendix                                      requirements not met
  to this prospectus supplement.]
                                       - Price to Public                 [  ]%
  This prospectus supplement may be
  used to offer and sell the bonds     - Underwriting Discount           [  ]%
  only if accompanied by the
  prospectus.                          - Proceeds to Issuer              $

------------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE BONDS OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Main Place expects to deliver the bonds to the underwriters on or about the
closing date of [                  ], in book-entry form through The Depository
Trust Company, Cedel Bank, S.A. and the Euroclear System.

                            [NAMES OF UNDERWRITERS]

The date of this Prospectus Supplement is [               ]

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
Important Notice About This Prospectus Supplement and the
  Accompanying Prospectus...................................   S-3
SUMMARY INFORMATION.........................................   S-4
THE ISSUER..................................................  S-11
  General...................................................  S-11
  Capitalization............................................  S-11
  Summary Financial Data....................................  S-11
  Managing Member...........................................  S-12
DESCRIPTION OF THE BONDS....................................  S-13
  General...................................................  S-13
  Interest Payments.........................................  S-14
  Calculation of LIBOR......................................  S-14
  Payment of Principal; Redemption..........................  S-16
  Security for the Bonds....................................  S-17
  Eligible Mortgage Loans...................................  S-18
  Servicing of Eligible Mortgage Loans......................  S-26
  Distribution Account......................................  S-30
  Reserve Fund..............................................  S-31
  Basic Maintenance Amount..................................  S-32
  Withdrawals and Substitutions of Collateral...............  S-34
  Liquidity.................................................  S-35
  Purchase and Resale of Bonds..............................  S-36
  Reports on Pledged Property...............................  S-36
  Example of Collection and Distribution of Payments........  S-37
RATIO OF EARNINGS TO FIXED CHARGES..........................  S-39
ERISA CONSIDERATIONS........................................  S-39
UNDERWRITING................................................  S-40
LEGAL MATTERS...............................................  S-42
BOND RATINGS................................................  S-42
INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS..................  S-43
APPENDIX -- ADDITIONAL INFORMATION FOR NON-U.S. PERSONS.....   A-1

                          IMPORTANT NOTICE ABOUT THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Main Place describes the bonds in two separate documents that progressively provide more detail:

     - the accompanying prospectus, which provides general information, some of which may not apply to your bonds, and

     - this prospectus supplement, which describes the specific terms of your bonds.

     IF THE DESCRIPTION OF THE TERMS OF YOUR BONDS VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with summary information to give you an initial overview. The summary does not contain all the information that you need to consider to make your investment decision.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional information. The table of contents included in this prospectus supplement and the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Prospectus Supplement Definitions" beginning on page S-43 in this document and under the caption "Index of Significant Definitions" beginning on page 74 in the prospectus.
                             ---------------------

     The prospectus supplement and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. These forward-looking statements, together with related qualifying language and assumptions, are found in the material set forth under "Risk Factors" in the prospectus and elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, the use of forward-looking words such as "expects," "intends," "anticipates," "estimates," "believes," "may" or other comparable words. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from these forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the control of Main Place. These forward-looking statements speak only as of the date of this prospectus supplement. Main Place expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in Main Place's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

                              SUMMARY INFORMATION

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand the terms of the bonds, you should read this entire prospectus supplement and the accompanying prospectus carefully.

ISSUER:                   Main Place Funding, LLC
TITLE OF SERIES:          Mortgage-Backed Bonds, Series [1999-1]
TRUSTEE:                  [Name]
SERVICERS:                [Names](each, a "SERVICER")
RATING AGENCIES:          [Rating Agencies](each, a "RATING AGENCY")
INTEREST PAYMENT DATE:    The [       ] day of [month], [month],[month], and
                          [month], or, if not a business day, the next business
                          day,beginning [date]
PRINCIPAL DUE:            [Date](the "STATED MATURITY")
CLOSING DATE:             [Date]
CUT-OFF DATE:             [Date]
RECORD DATE:              The [       ]business day preceding an interest payment
                          date

                             ---------------------

INTEREST PAYMENTS

     - Interest is paid [quarterly] on each interest payment date.

     - Interest accrues on the unpaid principal balance of your bonds during each interest period at a floating rate equal to LIBOR plus
          [                  ]%.

     Each interest period begins on and includes an interest payment date, or, in the case of the initial interest payment date, begins on and includes the closing date, and ends on and excludes the next interest payment date.

     "LIBOR" is the rate for deposits in U.S. dollars for a [three]-month period which appears on the Dow Jones Telerate page 3750, or similar replacement page, as of 11:00 a.m., London time, on the LIBOR determination date for the interest payment date. In addition, see "Description of the Bonds -- Calculation of LIBOR" if that rate does not appear on Dow Jones Telerate page 3750. The "LIBOR DETERMINATION DATE" is the second London business day prior to the first day of the interest period for an interest payment date.

     The amount of interest that will accrue on your bonds each interest period is based on the actual number of days in the interest period over a 360-day year multiplied by the product of:

     - the interest rate for the bonds for that interest period; and

     - the outstanding principal balance of your bonds at the beginning of each interest period.

     See "Description of the Bonds -- Interest Payments" and "-- Calculation of LIBOR" in this prospectus supplement for more detail.

PAYMENT OF PRINCIPAL; REDEMPTION

     - Your bonds will mature and will be paid their entire principal balance, plus accrued interest, at the stated maturity.

     - To fund the return of principal at the stated maturity, Main Place will be required, prior to the stated maturity, to pledge cash or certain government securities (collectively, "DEPOSIT SECURITIES") maturing on or prior to the stated maturity or make other arrangements acceptable to each rating agency to provide liquidity for this payment of principal.

     - The bonds are not redeemable at the option of Main Place, although Main Place may purchase bonds in open market transactions.

     - The bonds are required to be redeemed in part if the collateral maintenance requirements described in this prospectus supplement are not met.

     See "Description of the Bonds -- Payment of Principal; Redemption" and "-- Liquidity" in this prospectus supplement for more detail.

BOOK-ENTRY REGISTRATION

     The bonds will be issued in book-entry form only in minimum denominations
of [$            ] and integral multiples of [$            ] in excess of such
amount.

     See "Description of the Bonds -- Registration of the Bonds" and "-- Book-Entry Registration" in the prospectus.

SECURITY FOR THE BONDS

     The eligible collateral securing the bonds may include the following:

     - Residential first [and second] lien mortgage loans meeting the requirements for eligible mortgage loans set forth in the prospectus under

          "Description of the Bonds -- Eligible Mortgage Loans," subject to permitted changes in their characteristics as described in this prospectus supplement (such mortgage loans are referred to in the prospectus supplement as "ELIGIBLE MORTGAGE LOANS").

     - Freddie Mac, Fannie Mae and Ginnie Mae certificates (collectively, "AGENCY CERTIFICATES") and other government securities described under "Description of the Bonds -- Government Securities" in the prospectus.

     - Cash, including cash on deposit in various accounts held by or for the benefit of the trustee.

     Eligible collateral for the bonds will not include [multi-class agency certificates, eligible mortgage pass-through certificates or short-term money market instruments] that are described in the prospectus.

     Investors should be aware that:

     - Main Place may withdraw or substitute collateral at any time if, after giving effect to these actions, the discounted value of the eligible collateral pledged to secure the bonds is at least equal to the basic maintenance amount determined as described in this prospectus supplement and no event of default has occurred and is continuing with respect to the bonds.

     - the types, characteristics and permitted amounts of eligible collateral may change at any time without the consent of bondholders if the changes do not adversely affect the ratings then assigned to the bonds by the rating agencies.

     See "Description of the Bonds -- Security for the Bonds" and
"-- Withdrawals and Substitution of Collateral" in the prospectus supplement for more detail.

INITIAL COLLATERAL

     The eligible collateral initially pledged to secure the bonds will consist of eligible fixed-rate and adjustable-rate mortgage loans. [All] of the mortgage loans were originated or acquired by [NationsBank Mortgage Corporation] [Bank of
America, FSB] [         ], [which are affiliates of Main Place].

     The mortgage loans are expected to have the following approximate characteristics:

                    SELECTED MORTGAGE LOAN DATA AS OF [DATE]

                                                TOTAL    ADJUSTABLE-RATE  FIXED-RATE
                                               MORTGAGE     MORTGAGE       MORTGAGE
                                                LOANS         LOANS         LOANS
                                               --------  ---------------  ----------
Number of mortgage loans.................
Aggregate unpaid principal balance.......
Range of unpaid principal balance........
[Percentage of first lien mortgage
  loans.................................. ]
[Percentage of second lien mortgage
  loans.................................. ]
Range of mortgage loan interest rates....
Weighted average mortgage loan interest
  rate...................................
Weighted average [combined] original
  loan-to-value ratio....................
Range of remaining term to maturity in
  months.................................
Weighted average remaining term to
  maturity in months.....................
Weighted average original term to
  maturity in months.....................
Range of origination dates...............
[Percentage of balloon loans]............
Number of states with geographic
  concentration of mortgaged properties
  in excess of 5% of the aggregate unpaid
  principal balance......................

     Main Place may remove mortgage loans, or may make substitutions for mortgage loans, in advance of, and following, the closing date as described in this prospectus supplement.

     Additional information about the mortgage loans to be pledged to secure the bonds appears under "Description of the Bonds -- Eligible Mortgage Loans" in this prospectus supplement.

COLLATERAL VALUATION AND MAINTENANCE

     Main Place is required to maintain eligible collateral pledged to secure the bonds having a discounted value at least equal to the basic maintenance amount, determined as described under "Description of the Bonds -- Basic Maintenance Amount" in this prospectus supplement. The trustee is required to
value the collateral on the [                  ] day of each month, or, if not a
business day, on the next business day, commencing on [date] and to deliver a report concerning its valuation to Main Place and each rating agency within two business days of each valuation date.

     In the event that on any valuation date the discounted value of the pledged collateral is less than the basic maintenance amount, Main Place is required, within [10] days of receipt of the valuation report, to take one of the following actions:

     - deliver to the trustee or custodian additional eligible collateral and/or substitute eligible collateral; or

     - repurchase outstanding bonds; or

     - if Main Place is unable to deliver or substitute eligible collateral or to repurchase outstanding bonds, redeem outstanding bonds;

in each case, to the extent that, after these actions are taken, the discounted value of the eligible collateral pledged to secure the bonds is at least equal to the basic maintenance amount.

     See "Description of the Bonds -- Basic Maintenance Amount," "-- Withdrawals and Substitutions of Collateral," "Purchase and Resale of Bonds" and "Reports on Pledged Collateral" in this prospectus supplement for more detail.

ACCOUNTS

     The following accounts shall be established in connection with the issuance of the bonds:

     - COLLECTION ACCOUNT -- A collection account shall be established by the servicer in the name of the trustee in which all payments in respect of any eligible mortgage loans pledged to secure the bonds shall be deposited.

     - DISTRIBUTION ACCOUNT -- A distribution account shall be established by the trustee for deposit of all payments in respect of the eligible collateral securing the bonds, including amounts deposited from the collection account.

     - RESERVE FUND -- A reserve fund shall be established by the trustee. Amounts held in the reserve fund may be released to Main Place if, as of the immediately preceding valuation date, the discounted value of the remaining eligible collateral is at least equal to the basic maintenance amount and no event of default has occurred and is continuing.

     Amounts held in the collection account, distribution account and reserve fund will constitute a portion of the pledged collateral securing the bonds and eligible collateral for purposes of satisfying the basic maintenance amount.

     See "Description of the Bonds -- Servicing of Eligible Mortgage Loans -- Collection Account," and "Description of the Bonds -- Distribution Account" and "-- Reserve Fund" in this prospectus supplement.

USE OF PROCEEDS

     Main Place intends to use substantially all of the net proceeds from the sale of the bonds for one or more of the following:

     - Purchase additional mortgage loans;

     - Pay dividends to its shareholders; and

     - Reduce subordinated indebtedness of Main Place.

RATINGS

     Main Place will not issue the bonds unless they are rated
[                  ] by [rating agency] and [                  ] by [rating
agency].

     - The ratings of the rating agencies are not recommendations to buy, sell or hold the bonds. A rating may be revised or withdrawn at any time by the assigning rating agency.

     - If the ratings on your bonds are downgraded or withdrawn, you may have difficulty selling your bonds.

     See "Bond Ratings" in this prospectus supplement for more detail.

TAX STATUS

     Special federal income tax counsel is of the opinion that under existing law, the bonds will be treated as debt of Main Place for federal income tax purposes.

     You should consult your tax advisors and review "United States Federal Income Tax Consequences" in the prospectus for a discussion of the United States federal income tax consequences of the acquisition, ownership, and disposition of the bonds.

ERISA

     Subject to important considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus, it is expected that the bonds will be eligible for purchase by pension, profit sharing and other employee benefit plans and individual retirement accounts and annuities ("IRAS"). A plan or IRA fiduciary should carefully review with its lawyer and tax advisor whether the purchase or holding of the bonds could give rise to a prohibited transaction.

     See "ERISA Considerations" in this prospectus supplement and the prospectus for more detail.

LEGAL INVESTMENT

     The bonds will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the bonds. You should consult your legal, tax and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the bonds.

     For additional information, see "Legal Investment" in the prospectus.

--------------------------------------------------------------------------------
THE ISSUER
--------------------------------------------------------------------------------

GENERAL

     The issuer of the bonds is Main Place Funding, LLC (referred to in this prospectus supplement and the prospectus as "MAIN PLACE"), a Delaware limited liability company and an indirect subsidiary of NationsBank, N.A., which is itself an indirect, wholly-owned subsidiary of BankAmerica Corporation. Main Place is the successor by merger of Main Place Real Estate Investment Trust with and into Main Place. That merger was effective on December 23, 1998, as more fully described under "The Issuer" in the prospectus. Main Place has no subsidiaries. The financial statements of Main Place and its predecessors are included in the consolidated financial statements of BankAmerica Corporation.

CAPITALIZATION

     The following table sets forth the capitalization of Main Place as of December 31, 1998 and a pro forma capitalization table of Main Place as of the same date. The pro forma capitalization table gives effect to the issuance of the bonds offered hereby. There have been no material adverse changes in the capitalization of Main Place since December 31, 1998.

                                                              AS OF DECEMBER 31,
                                                                     1998
                                                            ----------------------
                                                             ACTUAL     PRO FORMA
                                                            ---------   ----------
                                                            (DOLLARS IN THOUSANDS)
Indebtedness
  Mortgage-Backed Bonds, Series 1995-2....................
  Mortgage-Backed Bonds, Series 1997-1....................
  Mortgage-Backed Bonds, Series 1999-1....................
     Total indebtedness...................................
Members' equity
  Membership interests....................................
  Additional paid-in capital..............................
  Retained earnings.......................................
  Net unrealized gains on securities available for sale...
     Total members' equity................................
       Total indebtedness and members' equity.............

SUMMARY FINANCIAL DATA

     The following summary data of Main Place for the years ended December 31, 1998 and December 31, 1997, is derived from the audited financial statements and should be read in conjunction with the financial statements that are contained in Main Place's Annual Report on Form 10-K for the year ended December 31, 1998, which has been incorporated by reference in this prospectus supplement and the prospectus. The financial data for the year ended December 31, 1998 reflects the transactions described in the accompanying prospectus under "The Issuer."

     See "Listing of Bonds and Related Matters" in the appendix to this prospectus supplement and "Incorporation of Certain Documents by Reference" in the prospectus.

                                                             YEAR ENDED DECEMBER 31,
                                                             -----------------------
                                                                1998         1997
                                                             ----------   ----------
                                                             (DOLLARS IN THOUSANDS)
Income Statement Data Interest and fees on loans...........   $            $
  Interest on securities...................................
  Other income.............................................
  Interest Expense.........................................
  Other expenses...........................................
  Income before income taxes...............................
  Net Income...............................................

                                                               AS OF DECEMBER 31,
                                                             -----------------------
                                                                1998         1997
                                                             ----------   ----------
                                                             (DOLLARS IN THOUSANDS)
Balance Sheet Data
  Total assets.............................................   $            $
  Loans, net of unearned income............................
  Securities...............................................
  Securities sold under agreements to repurchase from
     affiliate.............................................
  Mortgage-backed bonds....................................
          Total members' equity............................

MANAGING MEMBER

     The managing member of Main Place is NationsBank, N.A., an indirect, wholly-owned subsidiary of BankAmerica Corporation.

--------------------------------------------------------------------------------
DESCRIPTION OF THE BONDS
--------------------------------------------------------------------------------

GENERAL

     The issuance of the bonds has been duly authorized by Main Place. The bonds will be issued under an indenture (the "INDENTURE") dated as of
[                  ], between Main Place and the trustee. As of any date, all bonds so issued will be deemed to be "OUTSTANDING," except bonds (1) previously canceled or to be canceled by the trustee; (2) held by Main Place or its affiliates, other than [NationsBanc Montgomery Securities LLC]; and (3) for whose payment eligible government securities or cash in the necessary amount have been delivered to the trustee or other arrangements satisfactory to each rating agency have been made as described below under "-- Liquidity."

     The following summaries of some of the provisions of the indenture are not complete. Where particular provisions of the indenture are referred to, the actual provisions are incorporated by reference as a part of those summaries, and those summaries are qualified in their entirety by reference to the indenture. Copies of the indenture may be obtained by writing to the principal corporate trust office of the trustee, [address], Attention: [department], and will also be available for inspection during normal business hours at the principal executive offices of Main Place, and at the principal corporate trust office of the trustee.

     The bonds will be limited to $[                  ] aggregate principal
amount, all of which are being offered hereby and will be direct obligations of Main Place. The principal amount of each bond is due and payable on the stated maturity. The bonds will bear interest on the unpaid principal balance thereof at a floating rate calculated as set forth below under "-- Interest Payments," payable in arrears on each interest payment date commencing on
[                  ], to the persons in whose names the bonds are registered
(this person may be referred to as a "BONDHOLDER" or "HOLDER") at the close of business on the record date preceding that interest payment date, except in the case of defaulted interest, as provided in the indenture. The bonds and indenture will be governed by the laws of the State of New York.

     The bonds will be secured by collateral as described below under
"-- Security for the Bonds." Under the indenture, Main Place is required to maintain collateral of the type permitted under the indenture (this collateral is referred to in this prospectus supplement as "ELIGIBLE COLLATERAL") having a discounted value sufficient to meet levels of collateralization required from time to time as described below under "-- Basic Maintenance Amount." The
eligible collateral will be valued by the trustee on the [                  ]
day of each month, or, if such day is not a business day, on the next business
day, commencing on [                  ] (each of these dates, a "VALUATION
DATE"),
using market values, as defined in the prospectus under "Description of the Bonds -- Basic Maintenance Amount," for this property obtained no more than three business days prior to the applicable valuation date. The trustee will deliver reports to the issuer and to each rating agency for each valuation date within two business days after that date. See "-- Reports on Pledged Collateral."

     The indenture will provide that if any payment of interest or principal on the bonds remains unclaimed by holders for two years after that payment has become due, whether at the stated maturity or otherwise, the trustee will remit the amount of the payment to Main Place at its request. Thereafter, the payment will constitute a general unsecured obligation of Main Place only, and holders may look only to Main Place for payment. Prior to making the remittance, the trustee may, at the expense of Main Place, give notice to the holders that the payment remains unclaimed and that, after a specified date, any remaining portion of the payment will be remitted to Main Place.

INTEREST PAYMENTS

     - Interest is paid [quarterly] on each interest payment date.

     - Interest accrues on the unpaid principal balance of your bonds during each interest period at a floating rate equal to LIBOR plus __________%.

     Each interest period begins on and includes an interest payment date, or, in the case of the initial interest payment date, begins on and includes the closing date, and ends on and excludes the next interest payment date.

     The amount of interest that will accrue on your bonds each interest period is based on [the actual number of days in the interest period over a 360-day year] multiplied by the product of:

     - the interest rate for the bonds for that interest period; and

     - the outstanding principal balance of your bonds at the beginning of each interest period.

CALCULATION OF LIBOR

     The following terms are used for purposes of describing the calculation of LIBOR below:

     - LIBOR BUSINESS DAY means a day that is not a Saturday, Sunday or other day on which banking institutions in London, New York City or the state in which the principal office of the trustee is located are authorized or required by law, regulation or executive order to be closed.

     - LIBOR DETERMINATION DATE means the second LIBOR business day preceding the first day of each interest period.

     - TELERATE PAGE 3750 means the display page designated "3750" on the Dow Jones Telerate Service, or replacement page or successor service for displaying comparable rates.

     - REUTERS PAGE LIBO means Reuters Money Monitor Rates Page LIBO.

     - REFERENCE BANKS means four banks in the London interbank market selected by the trustee. Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London, which does not control, is not controlled by or is not under common control with Main Place and which has been designated by the trustee and is able and willing to provide these quotations to the trustee on each LIBOR determination date.

     The trustee will determine LIBOR for the succeeding interest period on the basis of the rate that appears on the Telerate Page 3750 as of 11:00 a.m. London time on that LIBOR determination date.

     If on any LIBOR determination date, no rate appears on Telerate Page 3750 or Telerate Page 3750 is no longer available, the trustee will determine LIBOR on the basis of the rate that appears on Reuters Page LIBO as of 11:00 a.m. London time on that LIBOR determination date for [three]-month U.S. dollar deposits.

     If the rate does not appear on Reuters Page LIBO as of 11:00 a.m. London time on the LIBOR determination date, the trustee will determine LIBOR on the basis of quotations provided by the reference banks to leading banks in the London interbank market for a period of [three] months as of 11:00 a.m. London time on the LIBOR determination date. LIBOR as determined by the trustee is the arithmetic mean of these quotations, rounding the arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%. If on any LIBOR determination date at least two of the reference banks provide quotations, LIBOR will be determined in accordance with the preceding sentence on the basis of the offered quotations of those reference banks providing the quotations. If on the LIBOR determination date only one or none of the reference banks provides the offered quotations, the trustee will request four major New York City banks to provide their offered quotations to leading European banks for loans in Eurodollars having a [three]-month maturity as of 11:00 a.m. London time on the LIBOR determination date. If at least two of these quotations are provided, LIBOR will be the arithmetic mean of these quotations, rounding this arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%, or if fewer than two of these quotations are provided, LIBOR will be LIBOR as determined on the previous LIBOR determination date.

     The establishment of LIBOR on each LIBOR determination date for each interest period and the trustee's calculation of the rate of interest applicable to the bonds for the related interest period will, in the absence of manifest error, be final and binding. Each rate of interest may be obtained by telephoning the trustee at [telephone number].

PAYMENT OF PRINCIPAL; REDEMPTION

     Your bonds will mature and will be paid their entire principal balance, plus accrued interest, at the stated maturity. See "-- Liquidity" below.

     The bonds are not subject to redemption at the option of Main Place, although Main Place may purchase bonds in open market transactions. See "-- Purchase and Resale of Bonds" below.

     The bonds are subject to mandatory partial redemption upon not more than 10 nor less than 5 days' notice, in the event that:

     - on any [monthly] valuation date, the discounted value of the eligible collateral pledged to secure the bonds is less than the basic maintenance amount determined as described under "-- Basic Maintenance Amount" below; and

     - Main Place is unable within a maximum of 10 days after receipt of the trustee's valuation report following the valuation date (the "CURE DATE"): (1) to pledge and deliver enough additional eligible collateral and/or to substitute enough eligible collateral so that, after the pledge, the discounted value of the eligible collateral is at least equal to the basic maintenance amount; and (2) Main Place does not deliver to the trustee, prior to the cure date for cancellation, bonds reacquired by it in a principal amount sufficient to cause the discounted value of the eligible collateral to be at least equal to the basic maintenance amount.

     However, Main Place will not be required to make a mandatory redemption of the bonds if the report, prepared by the trustee for any valuation date following the cure date and prior to the date on which the trustee gives notice of redemption to the bondholders, shows that the discounted value of the eligible collateral is at least equal to the basic maintenance amount as of the valuation date.

     Any mandatory partial redemption will require the redemption of bonds in an aggregate principal amount that is the smallest principal amount, rounded to the next higher integral multiple of $1,000, necessary to make the discounted value of the eligible collateral at least equal to the basic maintenance amount, calculated in each case as of the valuation date immediately preceding the date on which the trustee gives notice of redemption to the bondholders, after giving effect to: (1) the pledge of any additional eligible collateral and/or substitution of eligible collateral by the issuer; (2) the delivery to the trustee for cancellation of any bonds repurchased by or on behalf of Main Place; and (3) the redemption.

     Any mandatory partial redemption will be made within 30 days after the cure date at a redemption price equal to 100% of the principal amount, or portion thereof, of the bonds to be redeemed together with accrued interest to the date fixed for redemption. Any partial redemption may be made on a pro rata basis or by any method deemed fair and appropriate by the trustee, provided that the method will not result in an outstanding bond in a denomination of less than $100,000.

     After notice of any redemption has been given to the bondholders, the principal amount, or portion thereof, of the bonds to be redeemed will be due and payable on the date fixed for that redemption at the place set forth in the notice. From and after the date fixed for redemption, the bonds chosen to be redeemed will cease to bear interest, unless Main Place defaults in the payment of the redemption price, in which case the principal amount of the bonds will continue to bear interest at the rate borne by the bonds until paid. Further, the only right of bondholders will be to receive the redemption price; except that, in the case of any redemption date on which bonds are redeemed in part, new bonds representing the principal amounts of those bonds that have not been redeemed will be issued to those bondholders. The holders of the new bonds will continue to have the right to receive the principal amount of the bonds and interest payments on that principal amount. Bonds that are redeemed will be canceled by the trustee.

     If Main Place fails to cure a collateral shortfall by the applicable cure date, the trustee must liquidate pledged property securing the bonds to the extent required to pay the redemption price of the bonds to be redeemed, unless Main Place delivers on the cure date cash or other deposit securities to the trustee, as described under "-- Liquidity," in an amount sufficient to provide for the full payment of the redemption price of the bonds required to be redeemed.

SECURITY FOR THE BONDS

     The bonds will be secured by the pledged property, which will include the initial collateral described below under "-- Eligible Mortgage Notes" and may include any of the types of eligible collateral described in the prospectus or otherwise as provided in this prospectus supplement. Eligible collateral for the bonds of this series will not include [multi-class agency certificates, eligible mortgage pass-through certificates or short-term money market instruments] that are described in the prospectus. See "Security for the Bonds" in the prospectus.

     The pledged property also will include, and the bonds will be secured from time to time by:

     - cash held in the collection account from time to time, representing scheduled monthly interest and principal payments, principal prepayments and various other amounts with respect to the eligible mortgage loans received during each collection period, as described below under "-- Collection Account";

     - cash held in the reserve fund as described below under "-- Reserve Fund";

     - cash held in the distribution account representing payments on all types of pledged property other than eligible mortgage notes and any amounts that are transferred from the collection account for payment on the bonds, as described below under "-- Distribution Account"; and

     - the deposit securities described below under "-- Liquidity."

     Investors should be aware that the types and characteristics of eligible collateral, the percentage limitations on some types of eligible collateral as described in the prospectus, the frequency of the valuation dates, the discount factors used in valuing the eligible collateral, the methodology used in calculating the market value of the eligible collateral and the definition of basic maintenance amount may change from time to time, without the consent of the bondholders, if the changes: (1) are permitted by applicable law; and (2) will not adversely affect the rating then assigned to the bonds by each rating agency, as confirmed in writing by those rating agencies. The rating agencies are not obligated to review or approve any of the proposed changes set forth in the preceding sentence and may, at any time, change or withdraw any rating on the bonds.

ELIGIBLE MORTGAGE LOANS

      GENERAL

     The mortgage loans constituting the initial collateral or which are pledged from time to time to secure the bonds will be "eligible mortgage loans," having the characteristics set forth in the prospectus under "Security for the Bonds -- Eligible Mortgage Loans," subject to permitted changes in the characteristics as described above.

      INITIAL COLLATERAL

     All of the eligible mortgage loans constituting the initial collateral were sold or contributed to Main Place by [NationsBank, N.A.] or its affiliates. These eligible mortgage loans were either originated or purchased by [NationsBanc Mortgage Corporation] [Bank of America, FSB] [NationsBank, N.A.], which [is] [are] affiliated with Main Place.

     As of the cut-off date, the initial collateral consisted of approximately
[                  ] eligible mortgage loans with an aggregate principal balance
of $[                  ]. The average unpaid principal balance of those mortgage
loans is $[                  ] as of the cut-off date, with each mortgage loan
having an unpaid principal balance of not less than $[                  ] and
not more than $[                  ]. Approximately [                  ]% of the
initial mortgage loans consist of eligible fixed-rate mortgage loans and
approximately [                  ]% of the initial mortgage loans consists of
eligible adjustable-rate mortgage loans. [Approximately [                  ]% of
the eligible mortgage loans are jumbo mortgage loans, i.e., mortgage loans originated in an amount in excess of Fannie Mae or Freddie Mac purchase limits, currently $[240,000], otherwise generally underwritten in accordance with
guidelines of Fannie Mae and Freddie Mac.] Approximately [                  ]%
of the eligible mortgage loans are [describe non-jumbo mortgage loans]
[Approximately [                  ]% of the initial mortgage loans are secured
by a second mortgage that is junior to a mortgage lien on the related mortgage property.]

     Each initial fixed-rate mortgage loan has an original term to maturity of not more than 30 years and provides for a schedule of payments that will be, if timely paid, sufficient to amortize fully the principal balance of that mortgage
loan over its remaining term to maturity[, except [                  ]% of those
mortgage loans are balloon loans]. [describe balloon loans] Interest on the initial fixed rate mortgage loans will accrue based [either] on an actuarial interest method [or a simple interest method]. See "Security for the Bonds -- Eligible Fixed-Rate Mortgage Loans" in the prospectus.

     Each initial adjustable-rate mortgage loan has an original term to maturity of not more than 30 years and provides for a fixed rate of interest for an
initial period of approximately either [                  ],
[                  ] or [                  ] years. All of these eligible
adjustable-rate mortgage notes provide for level, amortizing payments over those initial periods. Thereafter, the interest rate on each of those eligible adjustable-rate mortgage note will adjust annually to a rate based on the level of [insert relevant index], plus the applicable fixed percentage (the "GROSS MARGIN"), subject to a maximum annual interest rate increase or decrease and a maximum lifetime interest rate (the "LIFETIME CAP") specified in the related mortgage note. As of the cut-off date, the weighted average gross margin of the
initial adjustable-rate mortgage loans was approximately [                  ]%,
and the weighted average lifetime
cap on these adjustable-rate mortgage loans was approximately
[                  ]%. [The interest rates on the initial adjustable-rate
mortgage loans are not subject to maximum lifetime decreases.] [As of the
cut-off date, approximately [                  ]% of the initial adjustable-rate
mortgage loans are convertible into fixed-rate loans at the option of the mortgagor.]

     The interest rate for each initial adjustable-rate mortgage loan will generally adjust on the first day of the month in which the initial fixed-rate period ends and annually thereafter (each, an "ARM INTEREST ADJUSTMENT DATE"). Effective with the first payment due on each of those adjustable-rate mortgage loans after each related ARM interest adjustment date, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then-outstanding principal balance of this loan over its remaining term to maturity and that will be sufficient to pay interest at the adjusted interest rate for this loan. [The "CONSTANT MATURITY TREASURY INDEX" is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15 (519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the applicable servicer as of a date 45 days prior to each ARM interest adjustment date for this adjustable-rate mortgage loan. Should the Constant Maturity Treasury Index not be published or become otherwise unavailable, the applicable servicer will select a comparable alternative index over which it has no control and which is readily verifiable.]

     Set forth below is a description of some additional characteristics of the initial mortgage loans as of the cut-off date, except as otherwise indicated. Main Place believes that the information set forth below with respect to the initial mortgage loans is representative of the characteristics of the initial mortgage loans as it will be constituted on the closing date. For purposes of the following tables, the initial mortgage loans have been divided into two groups: fixed-rate mortgage loans and adjustable-rate mortgage loans. The sums of the percentage columns set forth in the following tables may not equal 100% due to rounding.

                          MORTGAGE LOAN INTEREST RATES

                         INITIAL FIXED-RATE MORTGAGE LOANS     INITIAL ADJUSTABLE-RATE MORTGAGE LOANS(1)
                       -------------------------------------   -----------------------------------------
                                             PERCENTAGE OF                              PERCENTAGE OF
                         CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE          CUT-OFF DATE
                       AGGREGATE UNPAID    AGGREGATE UNPAID     AGGREGATE UNPAID      AGGREGATE UNPAID
                       PRINCIPAL BALANCE   PRINCIPAL BALANCE    PRINCIPAL BALANCE     PRINCIPAL BALANCE
                       -----------------   -----------------   -------------------   -------------------
%....................  $                                  %     $                                    %
%....................
%....................
%....................
%....................
%....................
%....................
%....................
%....................
                       ----------------    ----------------     ----------------      ----------------
  Total                $                            100.00%     $                              100.00%
                       ================    ================     ================      ================
                       Weighted Average                         Weighted Average
                          Interest Rate                            Interest Rate
                          is [       ]%                            is [       ]%

-------------------------

(1) With the exception of approximately [          ]% of the aggregate unpaid
    principal balance of the initial adjustable-rate mortgage loans, none of the remaining initial adjustable-rate mortgage loans had reached their first ARM interest adjustment date as of the cut-off date. As of the cut-off date, the weighted average remaining period of time until the next ARM interest adjustment date for the initial adjustable-rate mortgage loans was
    approximately [          ] months.

                          MORTGAGE LOAN NET INTEREST RATES

                         INITIAL FIXED-RATE MORTGAGE LOANS     INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       -------------------------------------   ---------------------------------------
                                             PERCENTAGE OF                            PERCENTAGE OF
                         CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE
                       AGGREGATE UNPAID    AGGREGATE UNPAID     AGGREGATE UNPAID     AGGREGATE UNPAID
    NET INTEREST       PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    PRINCIPAL BALANCE
     -----------       -----------------   -----------------   ------------------   ------------------
%....................  $                                  %     $                                   %
%....................
%....................
%....................
%....................
%....................
%....................
%....................
%....................
%....................
                       ----------------    ----------------     ----------------     ----------------
  Total                $                            100.00%     $                             100.00%
                       ================    ================     ================     ================
                       Weighted Average                         Weighted Average
                       Net Interest Rate                       Net Interest Rate
                          is [       ]%                            is [       ]%

                       REMAINING TERMS TO STATED MATURITY

                         INITIAL FIXED-RATE MORTGAGE LOANS     INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
      REMAINING        -------------------------------------   --------------------------------------
       TERM TO                               PERCENTAGE OF                            PERCENTAGE OF
       STATED            CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE
      MATURITY         AGGREGATE UNPAID    AGGREGATE UNPAID     AGGREGATE UNPAID    AGGREGATE UNPAID
      (MONTHS)         PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    PRINCIPAL BALANCE
      ---------        -----------------   -----------------   ------------------   -----------------
 .....................  $                                  %    $                                   %
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
                       -----------------   ----------------    -----------------    ----------------
  Total..............  $                            100.00%    $                             100.00%
                       =================   ================    =================    ================
                       Weighted Average
                       Remaining Term to                       Weighted Average
                       Stated Maturity                         Remaining Term to
                       is                                      Stated Maturity is
                       [       ] months                        [       ] months

                              YEARS OF ORIGINATION

                         INITIAL FIXED-RATE MORTGAGE LOANS     INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       -------------------------------------   ---------------------------------------
                                             PERCENTAGE OF                            PERCENTAGE OF
                         CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE
       YEAR OF         AGGREGATE UNPAID    AGGREGATE UNPAID     AGGREGATE UNPAID     AGGREGATE UNPAID
     ORIGINATION       PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    PRINCIPAL BALANCE
     -----------       -----------------   -----------------   ------------------   ------------------
 .....................  $                                  %     $                                   %
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
                       ----------------    ----------------     ----------------     ----------------
  Total..............  $                            100.00%     $                             100.00%
                       ================    ================     ================     ================

     The earliest month and year of origination of any initial mortgage loan is expected to be [date] and the latest month and year of origination is expected to be [date].

                          ORIGINAL LOAN-TO-VALUE RATIO

                         INITIAL FIXED-RATE MORTGAGE LOANS     INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       -------------------------------------   ---------------------------------------
                                             PERCENTAGE OF                            PERCENTAGE OF
                         CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE
  ORIGINAL LOAN-TO-    AGGREGATE UNPAID    AGGREGATE UNPAID     AGGREGATE UNPAID     AGGREGATE UNPAID
     VALUE RATIO       PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    PRINCIPAL BALANCE
  -----------------    -----------------   -----------------   ------------------   ------------------
 .....................  $                                  %     $                                   %
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
                       ----------------     ---------------     ----------------      ---------------
  Total..............  $                            100.00%     $                             100.00%
                       ================     ===============     ================      ===============
                       Weighted Average                         Weighted Average
                       Original Loan-to-                        Original Loan-to
                         Value Ratio is                           Value Ratio is
                             [       ]%                               [       ]%

-------------------------

* The loan-to-value ratio of an eligible mortgage loan is calculated using the lesser of: (1) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator from an appraiser in connection with the origination of the eligible mortgage loan; and (2) the sale price for the property. For the purpose of calculating the loan-to-value ratio of any eligible mortgage loan that is the result of the refinancing, including a refinancing for "equity take-out" purposes, of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                          INITIAL FIXED-RATE MORTGAGE LOANS        INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       ----------------------------------------   ----------------------------------------
                                                PERCENTAGE OF                              PERCENTAGE OF
      ORIGINAL             CUT-OFF DATE         CUT-OFF DATE          CUT-OFF DATE         CUT-OFF DATE
      PRINCIPAL          AGGREGATE UNPAID     AGGREGATE UNPAID      AGGREGATE UNPAID     AGGREGATE UNPAID
       BALANCE          PRINCIPAL BALANCE     PRINCIPAL BALANCE    PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ---------        --------------------   -----------------   --------------------   -----------------
 .....................  $                                     %    $                                     %
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
                       --------------------   ----------------    --------------------   ----------------
  Total..............  $                               100.00%    $                               100.00%
                       ====================   ================    ====================   ================
                           Average Original                           Average Original
                       Principal Balance is                       Principal Balance is
                                 $[       ]                                 $[       ]

                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                         INITIAL FIXED-RATE MORTGAGE LOANS     INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       -------------------------------------   ---------------------------------------
                                             PERCENTAGE OF                            PERCENTAGE OF
                         CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE
  CURRENT PRINCIPAL    AGGREGATE UNPAID    AGGREGATE UNPAID     AGGREGATE UNPAID     AGGREGATE UNPAID
       BALANCE         PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    PRINCIPAL BALANCE
  -----------------    -----------------   -----------------   ------------------   ------------------
                        $                                 %      $                                  %
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
                        ---------------     ---------------      ---------------      ---------------
  Total..............   $                           100.00%      $                            100.00%
                        ===============     ===============      ===============      ===============
                         Average Current                         Average Current
                       Principal Balance                       Principal Balance
                           is $[       ]                           is $[       ]

                         TYPES OF MORTGAGED PROPERTIES

                         INITIAL FIXED-RATE MORTGAGE NOTES     INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       -------------------------------------   ---------------------------------------
                                             PERCENTAGE OF                            PERCENTAGE OF
                         CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE
                       AGGREGATE UNPAID    AGGREGATE UNPAID     AGGREGATE UNPAID     AGGREGATE UNPAID
                       PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    PRINCIPAL BALANCE
                       -----------------   -----------------   ------------------   ------------------
Condominium..........   $                                 %      $                                  %
Planned Unit.........
Development..........
1 to 4 Family........
Town House...........
                        ---------------     ---------------      ---------------      ---------------
  Total..............   $                           100.00%      $                            100.00%
                        ===============     ===============      ===============      ===============

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                         INITIAL FIXED-RATE MORTGAGE LOANS     INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       -------------------------------------   --------------------------------------
                                             PERCENTAGE OF                            PERCENTAGE OF
                         CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE
                       AGGREGATE UNPAID    AGGREGATE UNPAID     AGGREGATE UNPAID    AGGREGATE UNPAID
        STATE          PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    PRINCIPAL BALANCE
        -----          -----------------   -----------------   ------------------   -----------------
AL...................  $                                  %    $                                   %
AR...................
AZ...................
CA...................
CO...................
CT...................
DC...................
DE...................
FL...................
GA...................
HI...................
ID...................
IL...................
IN...................
KS...................
KY...................
LA...................
ME...................
MA...................
MD...................
MI...................
MN...................
MO...................
MS...................
NC...................
ND...................
NE...................
NH...................
NJ...................
NM...................
NV...................
NY...................
OH...................
OK...................
OR...................
PA...................
SC...................
SD...................
TN...................
TX...................
UT...................
VA...................
WA...................
WI...................
WV...................
WY...................
                       -----------------   ----------------    -----------------    ----------------
  Total..............  $                             100.00%                   $              100.00%
                       =================   ================    =================    ================

     No more than approximately [               ]% of the initial fixed-rate
mortgage loans and approximately [               ]% of the initial
adjustable-rate mortgage loans are secured by mortgaged properties located in any one five-digit zip code region.

                       PURPOSES OF INITIAL MORTGAGE LOANS

                         INITIAL FIXED-RATE MORTGAGE LOANS     INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       -------------------------------------   ---------------------------------------
                                             PERCENTAGE OF                            PERCENTAGE OF
                         CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE
                       AGGREGATE UNPAID    AGGREGATE UNPAID     AGGREGATE UNPAID     AGGREGATE UNPAID
    LOAN PURPOSE       PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    PRINCIPAL BALANCE
    ------------       -----------------   -----------------   ------------------   ------------------
Purchase.............  $                                  %     $                                   %
Refinance -- No
  Cashout............
Refinance --
  Cashout............
                       -----------------   ----------------     ----------------     ----------------
  Total..............  $                            100.00%     $                             100.00%
                       =================   ================     ================     ================

     In the case of an initial mortgage loan made for "No Cashout" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with the refinancing. However, in the case of an initial mortgage loan made for "Cashout" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of the proceeds retained by the mortgagor may be substantial.

      UNDERWRITING GUIDELINES FOR INITIAL MORTGAGE LOANS

     Each initial mortgage loan has satisfied the credit, appraisal and
underwriting guidelines established by [                  ], [NationsBanc
Mortgage Corporation] [Bank of America, FSB], which may be varied in cases
deemed appropriate by [                  ], [NationsBanc Mortgage Corporation]
[Bank of America, FSB].

     See "Mortgage Loan Programs" in the prospectus for a discussion of the underwriting guidelines of [NationsBanc Mortgage Corporation] [Bank of America, FSB].

     [Insert underwriting guidelines if not NationsBanc Mortgage Corporation or Bank of America, FSB]

SERVICING OF ELIGIBLE MORTGAGE LOANS

      THE SERVICER

     The servicer is a wholly-owned subsidiary of [NationsBank, N.A., which is an indirect, wholly-owned subsidiary of] [BankAmerica Corporation]. [The servicer has entered into a sub-servicing agreement with NationsBank, N.A. under which NationsBank, N.A. shall be required to service the eligible mortgage loans.] The servicer [is primarily engaged in the business of: (1) originating and purchasing residential mortgage loans in its own name; and (2) servicing residential mortgage loans for its own account and for the account of others]. The servicer's principal executive offices are located at [address] and the telephone number is [telephone number], and the servicer's operations offices are located at [address] and the telephone number is [telephone number].

      SERVICING PROCEDURES

     Under a servicing agreement with Main Place [or assigned to Main Place], the servicer will be responsible for servicing and administering the eligible mortgage loans. The servicer will at all times remain responsible for the performance of its duties under the servicing agreement. On the closing date, Main Place will assign its rights under the servicing agreement to the trustee for the benefit of the bondholders.

     The servicer is required to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions of mortgages of the same type as the eligible mortgage loans in those jurisdictions where the related mortgaged properties are located. The duties to be performed by a servicer include:

     - collection and remittance of principal and interest payments;

     - administration of mortgage escrow accounts, to which the servicer will be expected to make advances when a deficiency exists, as described more fully in the servicing agreement;

     - collection of insurance claims; and

     - if necessary, foreclosure.

The servicer will not be required to make advances in respect of delinquent monthly payments of principal and interest on eligible mortgage loans.

     The servicer will be entitled to a monthly servicing fee for each eligible mortgage loan, payable only from the interest portion of any monthly payment
collected on an eligible mortgage loan, ranging from [                  ]% to
[                  ]% of the unpaid principal balance of such eligible mortgage loan, based on, among other things, its date of origination, the size of its original principal balance and whether it is a fixed- or adjustable-rate mortgage loan. The servicer will be entitled to retain its servicing fee from interest payments collected prior to depositing the payments into the collection account. In addition, the servicer will be entitled to investment income from amounts on deposit in the collection account as described below and to retain late payment charges and other fees and expenses related to loan assumptions, delinquencies, modifications, partial releases of security and releases for payment in full, if any, to the extent collected from mortgagors.

     For a more detailed description of the servicing procedures applicable to the servicer with respect to the eligible mortgage loans, see "Servicing of Eligible Mortgage Loans" in the prospectus.

      COLLECTION ACCOUNT

     The servicer will establish the collection account into which it will collect and deposit payments on the eligible mortgage loans in accordance with the procedures described in the prospectus under "Servicing of Eligible Mortgage Loans." Amounts on deposit from time to time in the collection account may be invested by the servicer in eligible investments. "ELIGIBLE INVESTMENTS" include deposit securities and any other investments that are acceptable to each rating agency. Amounts received on the eligible mortgage loans on deposit in the collection account from time to time will constitute a portion of the pledged property securing the bonds and eligible collateral for purposes of satisfying the basic maintenance amount. The collection account may be a commingled account containing other servicer funds if certain conditions are satisfied as described under "Servicing of Eligible Mortgage Loans -- Payments on Eligible Mortgage Loans" in the prospectus.

     On the [                  ] day of each month, or, if this day is not a
business day, the preceding business day, the servicer will deliver a report to the trustee: (1) detailing collections on the eligible mortgage loans during the preceding calendar month (each, a "COLLECTION PERIOD"); and (2) stating the total amount of funds received on the eligible mortgage loans on deposit in the collection account and the aggregate principal balance of the eligible mortgage loans, in each case, as of the end of the preceding day. On the
[                  ] day of each month or, if not a business day, the preceding business day (each, a "SERVICER REMITTANCE DATE"), the servicer will withdraw and remit to the trustee the amount of cash on deposit in the collection account that was collected during the preceding collection period after deducting amounts permitted to be withdrawn by the servicer, including its fee, as described under "Servicing of Eligible Mortgage Loans -- Payments on Eligible Mortgage Loans" in the prospectus (the "AVAILABLE AMOUNT"). In addition, on the
[                  ] day of each month or, if not a business day, the preceding business day, the servicer will deliver a similar report to the trustee stating:
(1) the total amount of funds on deposit in the collection account; and (2) the aggregate principal balance of the eligible mortgage loans, in each case, as of the end of the preceding day.

      THE SERVICER'S FORECLOSURE AND DELINQUENCY EXPERIENCE

     [Historically, a variety of factors, including the appreciation of real estate values, have limited the servicer's loss and delinquency experience on its portfolio of mortgage loans. Factors beyond the servicer's control, such as national or local economic conditions or downturns in the real estate markets in its lending areas, may result in increased rates of delinquencies and foreclosure losses in the future.

     The information in the table below has not been adjusted to eliminate the effect of the significant growth in the size of the portfolio of mortgage loans serviced by the servicer during the periods shown. Accordingly, foreclosures and delinquencies as percentages of aggregate principal balance of mortgage loans serviced for each period may be higher than those that would be shown if a group of mortgage loans were artificially isolated at a point in time and the information disclosed the activity only in that isolated group. However, because most of the mortgage loans in the portfolio of mortgage loans serviced by the servicer during the periods shown are not fully seasoned, the foreclosure and delinquency information for this type of isolated group would also be distorted to some degree.

     The following table summarizes the delinquency and foreclosure experience, on the dates indicated, on non-conforming and Freddie Mac- and Fannie Mae-conforming first deed of trust or mortgage loans serviced by the servicer, excluding some recent bulk acquisitions of servicing rights, at its Louisville servicing center and which were originated in a manner consistent with the underwriting criteria of the servicer described in the prospectus under "Mortgage Loan Programs -- Underwriting Standards of NationsBanc Mortgage Corporation." The servicer's portfolio of non-conforming and Freddie Mac- and Fannie Mae-conforming, first deed of trust and mortgage loans described below contains fixed- and adjustable-rate mortgage loans having a variety of original terms to maturity and payment characteristics. Investors should be aware that:

     - This portfolio may differ significantly from the eligible mortgage loans securing the bonds at any time in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics.

     - It is highly likely that the delinquency and foreclosure experience with respect to the eligible mortgage loans will differ from that reflected in the table below.

     - It is highly likely that any losses experienced on liquidation of defaulted mortgage loans will occur at different rates than those shown below.

     - The actual delinquency and foreclosure experience on the mortgage loans will depend, among other things, upon the value of the real estate securing the mortgage loans and the ability and willingness of mortgagors to make required payments.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                         AT DECEMBER 31, 1998        AT DECEMBER 31, 1997        AT DECEMBER 31, 1996
                       -------------------------   -------------------------   -------------------------
                        NUMBER/%     OUTSTANDING   NUMBER/% OF   OUTSTANDING   NUMBER/% OF   OUTSTANDING
                       OF MORTGAGE    PRINCIPAL     MORTGAGE      PRINCIPAL     MORTGAGE      PRINCIPAL
                          LOANS        AMOUNT         LOANS        AMOUNT         LOANS        AMOUNT
                       -----------   -----------   -----------   -----------   -----------   -----------
Total Portfolio......                 $                           $                           $
--------------------------------------------------------------------------------------------------------
Delinquencies*
  One installment
    delinquent.......                 $                           $                           $
  Percent
    delinquent.......          %                           %                           %
--------------------------------------------------------------------------------------------------------
  Two installments
    delinquent.......                 $                           $                           $
  Percent
    delinquent.......          %                           %                           %
--------------------------------------------------------------------------------------------------------
  Three or more
    installments
    delinquent.......                 $                           $                           $
  Percent
    delinquent.......          %                           %                           %
--------------------------------------------------------------------------------------------------------
In Foreclosure.......                 $                           $                           $
  Percent in
    Foreclosure......          %                           %                           %
--------------------------------------------------------------------------------------------------------
Delinquent and in
  Foreclosure........                 $                           $                           $
  Percent Delinquent
    and in
    Foreclosure......          %                           %                           %
--------------------------------------------------------------------------------------------------------

* A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which the payment was due, "two installments delinquent" if this delinquency persists past the end of the month following the month in which the payment was due, and so forth.

     The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.]

DISTRIBUTION ACCOUNT

     On the closing date, the trustee will establish the distribution account for the benefit of the bondholders. All payments in respect of any eligible collateral securing the bonds from time to time other than eligible mortgage loans will be made directly to the trustee for deposit into the distribution account. In addition, if an event of default under the indenture should occur and be continuing, all payments on eligible mortgage loans will be remitted directly to the trustee for deposit into the distribution account.

     On each servicer remittance date, upon receipt of the available amount from the servicer, the trustee will apply those funds in the following order of priority:

     - first, for deposit into the distribution account, an amount, first from the interest portion of the available amount and then from the principal portion of the available amount, equal to: (1) in the case of servicer remittance dates occurring in months in which the interest payment date does not occur, the amount of interest accrued or to accrue on
          the bonds from and including the [                  ] day of the
          preceding month to and including the [                  ] day of the
          month of the servicer remittance date less any amounts deposited in the distribution account since the immediately preceding servicer remittance date and available for payment on the bonds; and (2) in the case of servicer remittance dates occurring in months in which the interest payment date does occur, the amount payable on the interest payment date occurring in that month, less any amounts then on deposit in the distribution account and available for payments on the bonds; and

     - second, for deposit into the reserve fund, the remaining portion of the available amount.

     On each interest payment date, the trustee will withdraw from the distribution account an amount equal to the amount of interest accrued on the principal amount of the bonds during the related interest period and distribute this amount to the bondholders as of the immediately preceding record date.

     On any mandatory redemption date and at the stated maturity of the bonds, the trustee will withdraw sufficient amounts from the distribution account to make required interest and principal payments on the bonds on those dates and distribute these amounts to the bondholders as of the immediately preceding record date.

     If, on any interest payment date or mandatory redemption date or at the stated maturity of the bonds, the amount on deposit in the distribution account is less than the amount necessary to make required interest and principal payments on the bonds on that date, the trustee will withdraw from the reserve fund and deposit into the distribution account, to the extent of amounts available in the reserve fund, an amount equal to the difference between the required amount and the amount then on deposit in the distribution account.

     At the direction of Main Place, the trustee will invest amounts on deposit in the distribution account in eligible investments. Investment earnings from eligible investments will be credited to the distribution account. Amounts held in the distribution account will constitute a portion of the pledged property securing the bonds and eligible collateral for purposes of satisfying the basic maintenance amount.

RESERVE FUND

     On the closing date, the trustee will establish the reserve fund for the benefit of the bondholders. On each servicer remittance date, the trustee will deposit into the reserve fund the portion of the available amount remaining after making the required deposit into the distribution account described above.

     At the direction of Main Place, the trustee will invest amounts on deposit in the reserve fund in eligible investments. Investment earnings from eligible investments will be credited to the reserve fund. Amounts held in the reserve fund will constitute a portion of the pledged property securing the bonds and eligible collateral for purposes of satisfying the basic maintenance amount.

     At the request of Main Place, the trustee will withdraw amounts on deposit in the reserve fund and release those amounts to Main Place free of the lien of the indenture if: (1) as of the valuation date immediately preceding the release, the discounted value of the eligible collateral, after giving effect to the release, is at least equal to the basic maintenance amount; and (2) no event of default has occurred and is continuing. Main Place currently intends to cause the trustee to release to Main Place on each servicer remittance date, subject to the limitations described in the preceding sentence, any portion of the related available amount deposited in the reserve fund on that date representing principal and interest payments on the eligible mortgage loans. In addition, as more fully described above under "-- Distribution Account," the trustee will withdraw amounts from the reserve fund and deposit those amounts into the distribution account to the extent amounts on deposit in the distribution account are insufficient to make required payments of interest and principal on the bonds on any date.

BASIC MAINTENANCE AMOUNT

     The terms of the indenture will require Main Place to maintain eligible collateral with an aggregate discounted value of at least equal to the basic maintenance amount, which means that the eligible collateral would have a market
value of (1) as much as [                  ]% to [                  ]% of the
basic maintenance amount to the extent that the eligible collateral consists of collateral other than cash; and (2) 100% of the basic maintenance amount if the eligible collateral consisted solely of cash or specified cash equivalents. The determination of "MARKET VALUE" is set forth under "Security for the Bonds -- Basic Maintenance Amount" in the prospectus. For purposes of this calculation, eligible collateral will include amounts on deposit in the collection account, the distribution account and the reserve fund. In determining the market value of eligible mortgage loans as to which there is currently a late payment, the market value will be reduced as follows:

     - by [      ]% if the mortgage loan is one installment delinquent;

     - by [      ]% if the mortgage loan is two installments delinquent;

     - by [      ]% if the mortgage loan is three installments delinquent; and

     - by 100% if the mortgage loan is more than three installments delinquent.

     The "BASIC MAINTENANCE AMOUNT" as of each valuation date, or any other date of valuation, means an amount equal to the sum of: (1) the aggregate principal amount of outstanding loans plus (2) an amount equal to 90 days' accrued
interest on the outstanding loans at a rate of [                  ]% per annum.

     The "DISCOUNTED VALUE" of the eligible collateral as of any date will be calculated as follows:

     - multiplying for each rating agency (1) its discount factor for the applicable type of eligible collateral by (2) the market value of that eligible collateral; and

     - summing the lesser of the discounted amounts so calculated for each rating agency for each applicable type of eligible collateral.

     The ranges of "DISCOUNT FACTORS" required by the rating agencies for some types of eligible collateral, including the types of eligible mortgage loans included in the initial collateral, are as follows:

                                                              DISCOUNT
                                                              FACTORS
                                                              --------
Cash, demand deposits and next business day's repurchase
  agreements................................................
Repurchase agreements/other than next business day's
  repurchase agreements and other short-term money market
  instruments...............................................
Direct obligations of the United States Government..........      (a)
Ginnie Mae Certificates.....................................
Freddie Mac Certificates or Fannie Mae Certificates.........
Eligible fixed-rate Mortgage Loans [specify types]..........
Eligible adjustable-rate Mortgage Loans [specify types].....
Eligible mortgage pass-through certificates that are rated
  at least "AAA" by [rating agency] and "AAA" by [rating
  agency] which are:
  Backed by fixed-rate mortgage loans.......................
  Backed by adjustable-rate mortgage loans..................

-------------------------

(a) The discount factor applied within the range shown depends upon the particular rating agency as well as the period to maturity of each obligation, which varies from 30 days to 30 years.

     The indenture requires the trustee to deliver a report containing the information described below under "-- Reports on Pledged Property" to Main Place within two business days after each valuation date relating to the status of the pledged property as of the valuation date using market values determined as of a date not more than three business days prior to that valuation date (a "DETERMINATION DATE"). Scheduled reductions in the principal amounts of the eligible collateral included in the pledged property or possible prepayments or decreases in the market value of the pledged property may cause the discounted value of the eligible collateral to be less than the basic maintenance amount. In that event, the indenture requires Main Place, no later than the cure date, to take one of the following actions:

     - to deliver additional eligible collateral to the trustee or if eligible mortgage loans are delivered, to the custodian and/or substitute eligible collateral; and/or

     - to the extent it elects to do so, to repurchase a number of outstanding bonds so that the trustee can, no later than the cure date, deliver a new report showing that, as of the date of the report, the discounted value of the eligible collateral, determined as of the date that the basic maintenance amount was not met, or, at the option of Main Place, as of a later date of valuation, but no later than the cure date, is at least equal to the basic maintenance amount.

     If Main Place elects to satisfy its obligation to restore the discounted value of the eligible collateral to the basic maintenance amount by delivering mortgage loans to the custodian, the mortgage loans included in the pledged property after the delivery of those mortgage loans must meet the requirements relating to the limits on the types and characteristics of those mortgage loans in order to ensure that all mortgage loans delivered to the custodian are eligible mortgage loans.

     In the event that Main Place is unable by the cure date to cause the discounted value of the eligible collateral to be at least equal to the basic maintenance amount by pledging additional eligible collateral or substituting eligible collateral or repurchasing outstanding bonds to the extent necessary to cause the discounted value of the eligible collateral to be at least equal to the basic maintenance amount, then Main Place must redeem bonds no more than 30 days after the cure date, as described above under "-- Redemption."

WITHDRAWALS AND SUBSTITUTIONS OF COLLATERAL

     Main Place may, at its option, at any time and from time to time, withdraw or substitute pledged property if either:

     - the discounted value of the eligible collateral, based upon the then most recent report of the trustee valuing the eligible collateral, remaining as pledged property following the proposed withdrawal or substitution, after giving effect to withdrawals from, and substitutions of, pledged property during the period following such report, would at least equal the basic maintenance amount as of the then most recent report of the trustee valuing the eligible collateral; or

     - Main Place causes the trustee to prepare a new report, containing information as of its date, showing that the discounted value of the eligible collateral, calculated no more than three business days prior to the date of the report, included in the pledged property following the proposed withdrawal, and after giving effect to any proposed substitution, will at least equal the basic maintenance amount as calculated in the new report.

     Pledged property which was not included in the discounted value of the eligible collateral as of the most recent valuation date may be withdrawn at any time so long as: (1) the discounted value of the eligible collateral was at least equal to the basic maintenance amount as of that valuation date; and (2) no withdrawals of eligible collateral were made after that valuation date. During the continuance of any event of default, Main Place may not withdraw or substitute pledged property.

     Main Place may pledge additional eligible collateral at any time.

     The indenture permits Main Place to consent to some modifications or waivers with respect to the eligible collateral, including, for example, assumptions of mortgage notes and related mortgages.

LIQUIDITY

     No later than 15 days before the stated maturity, Main Place must either:
(1) pledge deposit securities to the trustee; or (2) make other arrangements acceptable to each rating agency to deposit cash on the business day preceding the stated maturity, in each case in an amount sufficient, together with the amount of cash that will otherwise be available in the distribution account and the reserve fund on the stated maturity, to pay all of the interest and principal payable on the bonds on the stated maturity. If, as of the 45th day preceding the stated maturity, the rating of the long-term unsecured debt of [BankAmerica Corporation] has fallen below ["BBB" or "Baa2"], then no later than 30 days before the stated maturity, Main Place must pledge deposit securities to the trustee as described in the preceding sentence. In order to satisfy the foregoing obligations, Main Place may, for example, sell all or a portion of the pledged property at fair market value to one or more purchasers which may include affiliates of Main Place, although no affiliate of Main Place or any other entity has any obligation to make any purchase of pledged property and deposit the proceeds of the sale with the trustee.

     If Main Place fails to effect any of the options described above within the prescribed period, then the trustee must immediately liquidate pledged property in an amount sufficient to pay all of the interest and principal payable on the bonds on the stated maturity. Upon delivery of the required amount of deposit securities or cash, the bonds will no longer be deemed to be outstanding, and the trustee will be obligated to release all other pledged property held by the trustee from the lien of the indenture.

     In addition, if Main Place elects to deliver deposit securities to the trustee to provide for payment of the redemption price pursuant to a mandatory partial redemption of the bonds instead of having the trustee liquidate pledged property, then, on the cure date on which it is required to notify the trustee of the redemption, Main Place must deliver deposit securities in the full amount of the redemption price of the bonds to be redeemed.

     Deposit securities delivered in accordance with the preceding paragraphs must mature prior to the date for which those deposit securities were delivered. Deposit securities include (1) cash and (2) government securities, other than agency certificates, provided that these investments must have a remaining term to maturity of 30 days or less on the date they are delivered to the trustee.

     [In addition, in order to maintain liquidity for the payment of interest on the bonds on each interest payment date, Main Place will enter into a liquidity agreement, or other liquidity arrangement acceptable to each rating agency, with [NationsBank, N.A.], which agreement may be replaced from time to time with a liquidity agreement or other liquidity arrangement from some other bank as may be acceptable to each rating agency, in the amount of one month's interest on
the bonds at an interest rate on the bonds of [      ]% per annum (the
"LIQUIDITY FACILITY"). This liquidity facility may be drawn upon by the trustee only if on any servicer remittance date the trustee fails to receive the available amount from the servicer.]

PURCHASE AND RESALE OF BONDS

     Main Place may at any time and from time to time purchase outstanding bonds on the open market or by private sale. Bonds held by the issuer or its affiliates [other than NationsBanc Montgomery Securities LLC] will not be deemed to be outstanding for purposes of determining the basic maintenance amount or for other purposes under the indenture. The indenture provides that Main Place will not, and it will not permit any affiliate [other than NationsBanc Montgomery Securities LLC] to, sell any bonds acquired by Main Place or any affiliate of Main Place unless the trustee is able to prepare a report dated no more than five days prior to the date of sale, showing that, after giving effect to the sale, the discounted value of the eligible collateral, determined at the option of Main Place, as of the then most recent valuation date or as of any date subsequent to that date but no later than the date of that report, would not be less than the basic maintenance amount.

REPORTS ON PLEDGED PROPERTY

     Upon issuance of the bonds, Main Place is required to deliver to the trustee, and, within two business days after each valuation date commencing with the [date] valuation date, the trustee is required to deliver to Main Place reports regarding the status of the pledged property which set forth the discounted value of the eligible collateral. Copies of these reports will also be delivered to each rating agency. Main Place may also cause the trustee to deliver similar reports in connection with the withdrawal or substitution of pledged property, as described above under "-- Withdrawals and Substitutions of Collateral."

     In preparing these reports, the trustee will use information provided by the servicer in its semi-monthly reports preceding the related valuation dates as to the amounts on deposit in the collection account, the aggregate principal balance of the eligible mortgage loans and the weighted average interest rate, weighted average maturity and principal balance of specified groups of eligible mortgage loans. These reports will also contain information obtained from the servicer concerning the occurrence of late payments with respect to the eligible mortgage loans. In addition: (1) the report to be delivered by Main Place upon issuance of the bonds; (2) each report delivered by the trustee in connection with the withdrawal or substitution of pledged property; and (3) each report delivered by the trustee in connection with the valuation date following the pledge by Main Place of additional eligible collateral, other than in connection with a substitution, will also contain information on specified characteristics of the mortgage loans, as described in the prospectus under "Security for the Bonds -- Eligible Mortgage Loans," and the percentages of the mortgage loans having those characteristics.

     Main Place's initial report upon the issuance of the bonds, the trustee's report delivered in connection with each cure date and some of the trustee's [monthly] valuation date reports will be accompanied by letters from a firm of independent accountants selected by Main Place regarding the calculations made by Main Place and the trustee in the applicable reports. With respect to the trustee's reports, the accountant's letter will be delivered quarterly, commencing with the report delivered in connection with the [date] valuation date, and will relate to one of the trustee's reports delivered during the three-month period ending on the last day of the preceding month, which report will be selected at random by the firm of independent accountants.

EXAMPLE OF COLLECTION AND DISTRIBUTION OF PAYMENTS

     The following chart sets forth an example of: (1) the application of collections on the eligible collateral received during a collection period to the payment of the bonds and other amounts on the following interest payment date; and (2) a one-month cycle of collateral valuations and reports. Each month in a three month period will be the same except that the record date, LIBOR determination date and interest payment date will occur only in [month], [month], [month] and [month]. For purposes of the following chart, each day shown is assumed to be a business day.

[May] [     ]-[May] [  ].....   Collection Period. The servicer receives
                                scheduled monthly payments, prepayments, and other payments in respect of the eligible mortgage loans and deposits them in the collection account, net of its servicing fee.
                                The trustee receives payments on all other eligible collateral and deposits them in the distribution account.

[June] [     ]...............   Determination date for the [June] [     ]
                                valuation date.

[June] [     ]...............   The servicer delivers a report to the trustee
                                detailing collections on the eligible mortgage loans during the preceding collection period and stating the total amount of funds on deposit in the collection account and the aggregate principal balance of the eligible mortgage loans, in each case, as of the end of the preceding day.

[June] [     ]...............   Valuation date. The trustee prepares a valuation
                                report showing the discounted value of the eligible collateral as of a date no earlier than the preceding determination date.

[June] [     ]...............   The trustee delivers the valuation report to
                                Main Place. If the discounted value of the
                                eligible collateral is less than the basic
                                maintenance amount as of the [June] [     ]
                                valuation date, Main Place has until the next cure date, 10 days following receipt of the report, to pledge additional eligible collateral and/or substitute eligible collateral and/or repurchase bonds so as to make them no longer outstanding in order to remove the collateral shortfall.

[June] [     ]...............   Cure date. If Main Place has not remedied the
                                collateral shortfall described above by this date, the trustee will be required to cause a partial mandatory redemption of the bonds within 30 days of the cure date in an amount that, after giving effect to the redemption, makes the discounted value of the eligible collateral at least equal to the basic maintenance amount, unless the collateral value test is met on a subsequent valuation date and no notice of redemption has yet been sent to the holders.

[June] [     ]...............   Record date for the [June] [     ] interest
                                payment date.

[June] [     ]...............   Servicer remittance date. The servicer remits
                                the available amount to the trustee. The trustee: (1) deposits into the distribution account and the reserve fund, as applicable, the required portions of the available amount; and
                                (2) upon request of the issuer and subject to the limitations discussed above under
                                "-- Reserve Fund," releases amounts on deposit in the reserve fund to Main Place, free of the lien of the indenture, if the discounted value of the eligible collateral as of the most recent valuation date, after giving effect to the release, is at least equal to the basic maintenance amount.

[June] [     ]...............   LIBOR determination date. The trustee determines
                                LIBOR and the applicable interest rate on the
                                bonds for the next interest period, [June]
                                [     ]through [September] [     ].

[June] [     ]...............   Interest payment date. The trustee distributes
                                to the holder, DTC, interest payable on the bonds on this date.

--------------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES
--------------------------------------------------------------------------------

     Set forth below is the ratio of earnings to fixed charges for Main Place for the periods indicated. Earnings represent net income plus applicable income taxes and fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt discount and appropriate issuance costs and one-third, the amount deemed to represent an appropriate interest factor, of net rent expense under all lease commitments. For the periods indicated, Main Place's sole fixed charge consisted of interest expense.

                                            FISCAL YEAR
                                           DECEMBER 31,
                             -----------------------------------------     JUNE 24 THROUGH
                               1998       1997       1996       1995     DECEMBER 31, 1994(1)
                               ----       ----       ----       ----     --------------------
Ratio of earnings to fixed
  charges..................

-------------------------

(1) Main Place's predecessor, Main Place Funding Corporation, was incorporated on June 24, 1994.

--------------------------------------------------------------------------------
ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

     The bonds may be purchased by employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended, or individual retirement accounts or annuities (IRAs) that are subject to the prohibited transaction rules of the federal income tax laws. Upon acquiring a bond, an employee benefit plan or IRA will be deemed to represent that an exemption from the prohibited transaction rules will be applicable to its purchase and holding of that bond.

     See "ERISA Considerations" in the prospectus for a discussion of the potential prohibited transactions relating to the acquisition and holding of a bond for which exemptive relief is required.

--------------------------------------------------------------------------------
UNDERWRITING
--------------------------------------------------------------------------------

     Main Place and the underwriters named below (the "UNDERWRITERS") have entered into an underwriting agreement ("UNDERWRITING AGREEMENT") under which the underwriters have agreed to purchase, and Main Place has agreed to sell, the principal amounts of the bonds set forth opposite their names below.

                        UNDERWRITER                           PRINCIPAL AMOUNT
                        -----------                           ----------------
[NationsBanc Montgomery Securities LLC].....................     $
                                                                 ----------
[Other underwriters]........................................
                                                                 ----------
  Total.....................................................     $
                                                                 ==========

     Subject to the terms of the underwriting agreement, the underwriters have agreed to purchase all of the bonds offered if any of the bonds are purchased.

     The underwriters propose initially to offer the bonds in part to the public at the price set forth on the cover page of this prospectus supplement and in part to certain dealers at that price less concessions not in excess of
[      ]% of the principal amount of the bonds. The underwriters may allow, and
those dealers may reallow, concessions not in excess of [      ]% of the
principal amount of the bonds to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

     [The bonds will be offered simultaneously in the United States and abroad.]

     [Each underwriter has represented and agreed that: (1) it has not offered or sold and will not offer or sell in the United Kingdom any bonds to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995 or the Financial Services Act 1986 (the "FINANCIAL SERVICES ACT"); and (2) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the bonds, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.]

     [The bonds have not been and will not be registered under the Securities and Exchange Law of Japan (the "SECURITIES AND EXCHANGE LAW") and each underwriter has agreed and each other purchaser will be required to agree that it will not offer or sell any bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any relevant laws and regulations of Japan.]

     Main Place has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     There currently is no secondary market for this series of bonds. The underwriters intend to make a secondary market in the bonds, but none of the underwriters has any obligation to do so. There is no assurance that a secondary market in the bonds will develop or, if one does develop, that it will continue until the bonds are paid in full.

     [NationsBanc Montgomery Securities LLC] is an affiliate of Main Place and is a registered broker/dealer. This prospectus supplement and the prospectus may be used by [NationsBanc Montgomery Securities LLC] in connection with offers and sales related to market-making transactions in the bonds. [NationsBanc Montgomery Securities LLC] may act as principal or agent in these transactions.

     In connection with the offering, the underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the bonds:

     - These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which a person may bid for or purchase bonds for the purpose of stabilizing their market price.

     - The underwriters may create a short position for the account of the underwriters by selling more bonds in connection with the offering than it is committed to purchase from Main Place, and in that case may purchase bonds in the open market following completion of the offering to cover all or a portion of the short position. [NationsBanc Montgomery Securities LLC], on behalf of the underwriters, may impose "penalty bids" under contractual arrangements with the underwriters whereby it may reclaim from an underwriter, or dealer participating in the offering, for the account of the other underwriters, the selling concessions with respect to the bonds that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market.

     - Any of the transactions described above may result in the maintenance of the price of the bonds at a level above that which might otherwise prevail in the open market.

     - None of the transactions described above is required, and, if they are undertaken, they may be discontinued at any time.

     Main Place estimates that its expenses relating to the issuance and
offering of the bonds will be approximately $[                  ].

--------------------------------------------------------------------------------
LEGAL MATTERS
--------------------------------------------------------------------------------

     The legality of the bonds will be passed upon for Main Place by [Hunton & Williams, Charlotte, North Carolina] [Cadwalader, Wickersham & Taft, New York, New York and Charlotte, North Carolina] and for the underwriters by [Hunton & Williams, Charlotte, North Carolina] [Cadwalader, Wickersham & Taft, New York, New York and Charlotte, North Carolina]. Certain other legal matters with respect to the issuance of the bonds will be passed upon by Andrea Goldenberg, Counsel of BankAmerica Corporation, Charlotte, North Carolina.

--------------------------------------------------------------------------------
BOND RATINGS
--------------------------------------------------------------------------------

     The bonds will not be issued unless they are rated "[                  ]"
by [rating agency] and "[                  ]" by [rating agency]. A security
rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency.

     Main Place has not requested a rating of the bonds by any rating agency other than the rating agencies specified above. However, another rating agency could rate the bonds lower than the ratings assigned by the rating agencies specified above.

--------------------------------------------------------------------------------
INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS
--------------------------------------------------------------------------------

agency certificates................   S-6
ARM interest adjustment date.......  S-20
available amount...................  S-28
basic maintenance amount...........  S-33
bondholder.........................  S-13
closing date.......................   S-4
collection period..................  S-28
constant maturity treasury index...  S-20
cure date..........................  S-16
cut-off date.......................   S-4
deposit securities.................   S-5
determination date.................  S-33
discount factors...................  S-33
discounted value...................  S-33
eligible collateral................  S-13
eligible investments...............  S-28
eligible mortgage loans............   S-6
Financial Services Act.............  S-40
gross margin.......................  S-19
holder.............................  S-13
indenture..........................  S-13
interest payment date..............   S-4
IRAs...............................  S-10
LIBOR..............................   S-4
LIBOR determination date...........   S-4
lifetime cap.......................  S-19
liquidity facility.................  S-36
listing agent......................   A-3
Main Place.........................  S-11
market value.......................  S-32
outstanding........................  S-13
rating agency......................   S-4
record date........................   S-4
Securities and Exchange Law........  S-41
servicer...........................   S-4
servicer remittance date...........  S-28
servicers..........................   S-4
stated maturity....................   S-4
trustee............................   S-4
underwriters.......................  S-40
underwriting agreement.............  S-40
valuation date.....................  S-13

                                                                        APPENDIX
--------------------------------------------------------------------------------
ADDITIONAL INFORMATION FOR NON-U.S. PERSONS
--------------------------------------------------------------------------------

     THIS APPENDIX CONTAINS SOME ADDITIONAL LIMITED INFORMATION ABOUT THE OFFERING OF THE BONDS WHICH IS RELEVANT TO NON-U.S. PERSONS. DETAILED INFORMATION CONCERNING THE OFFERING IS CONTAINED IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT AND PURCHASERS ARE URGED TO READ BOTH THIS APPENDIX AND THE PROSPECTUS AND PROSPECTUS SUPPLEMENT IN FULL.

     The distribution of the prospectus supplement containing this appendix and the prospectus and the offering of the bonds in some jurisdictions may be restricted by law. Main Place requires that persons who obtain the prospectus supplement containing this appendix and the prospectus inform themselves about and observe these restrictions.

     The prospectus supplement containing this appendix and the prospectus do not constitute an offer to sell or the solicitation of an offer to buy the bonds in any jurisdiction in which this offer or solicitation is unlawful.

     As used in the prospectus supplement containing this appendix and the prospectus, all references to "dollars" and "$" are to United States dollars.

     Sales of the bonds may not be consummated unless the purchaser has received both the prospectus supplement containing this appendix and the prospectus.

MATTERS RELATED TO THE BONDS

      DEFINITIVE BONDS

     If definitive bonds are issued, Main Place will appoint a paying and transfer agent in Luxembourg at whose offices the definitive bonds may be presented for payment and/or transfer for so long as they are outstanding. The paying and transfer agent that is expected to be appointed in these circumstances is the listing agent, whose name and address is set forth at the end of this appendix. In addition, at the stated maturity of the bonds or otherwise upon final payment, the definitive bonds may be presented for payment at the offices of the paying and transfer agent in Luxembourg up to two years after the stated maturity or final payment. See "Description of the Bonds -- General" in the prospectus supplement. Pending the issuance of the definitive bonds, the listing agent will serve as a special agent to act as an intermediary in Luxembourg between holders of the bonds and Main Place.

      NOTICES

     Any notices required to be given to holders under the indenture will be given to DTC or its nominee, as the registered holder of the bonds, and by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. Promptly after the determination of the interest rate on the bonds applicable to each interest period, and in no event later than the first day of each interest period, the trustee, as defined in the prospectus supplement, will give notice of: (1) the interest rate; (2) the related interest payment date; and (3) the amount of interest payable on the bonds interest payment date to the listing agent and the Luxembourg Stock Exchange. If definitive bonds are issued, notices to holders will also be given by mail to the addresses of these bondholders as they appear in the register maintained by the trustee. See "Description of the Bonds -- Definitive Bond Registration" in the prospectus. In addition, Main Place will cause to be published in a daily newspaper in Luxembourg, as described above: (1) the interest rate on the bonds applicable to each interest period; and (2) the related interest payment date and the amount of interest payable on the bonds for the interest payment date. Any changes of the type described under "Description of the Bonds -- Security for the Bonds" in the prospectus supplement will be published as set forth above and made available to the listing agent.

      REDEMPTION

     The bonds will be subject to mandatory redemption upon notice to the holders and under the circumstances described in the prospectus supplement under "Description of the Bonds -- Redemption." In the event that definitive bonds have been issued and notice of redemption has been given to the holders, the principal amount, or portion thereof, of the bonds to be redeemed will be due and payable in Luxembourg on the date fixed for the redemption at the place set forth in the notice. In the case of any redemption of those definitive bonds in part, new definitive bonds representing the principal amounts of the bonds that have not been redeemed will be issued to the holders of the definitive bonds at the office of the transfer agent in Luxembourg.

TAXATION

     For a discussion of the United States federal income tax consequences of the acquisition of the bonds by foreign investors, including the possible imposition of withholding taxes, see "United States Federal Income Tax Consequences" in the prospectus. Foreign holders of the bonds should consult their tax advisors as to the tax consequences of holding a bond in the applicable foreign jurisdictions.

LISTING OF BONDS AND RELATED MATTERS

     Application has been made to list the bonds on the Luxembourg Stock Exchange. Main Place does not intend to list the bonds on any other securities exchange. Prior to listing, a legal notice relating to the issuance of the bonds, the limited liability company agreement for Main Place, the indenture and the underwriting agreement will be deposited with the Chief Registrar of the District Court of Luxembourg, where the documents may be inspected and copies thereof obtained upon request.

     As long as any of the bonds are outstanding, copies of the limited liability company agreement for Main Place, the indenture and the underwriting agreement and copies of the documents referred to under "Available Information" in the accompanying Prospectus, including the Current Report on Form 8-K to be filed by Main Place with the Commission shortly after completion of the offering, will be available at the offices of Kredietbank S.A. Luxembourgeoise (the "LISTING AGENT") in the City of Luxembourg. In addition, the [year] and [year] annual financial statements and all future quarterly and annual financial statements commencing with the [date] statements of [BankAmerica Corporation] will be available on demand free of charge at the offices of the listing agent in the City of Luxembourg. Also, upon request the trustee's periodic valuation date reports, together with any letters from a firm of independent accountants as described in "The Indenture -- Reports on Pledged Property" in the prospectus will be made available at the office of the listing agent.

     Copies of all documents incorporated by reference in this document will be available on demand free of charge from the listing agent in Luxembourg.

     There has been no material adverse change in the consolidated financial condition of Main Place since December 31, [year].

     Main Place is not a party to any legal proceeding which, if determined adversely, would materially and adversely affect its condition or operations or would materially and adversely affect its ability to perform its obligations under the indenture.

     The bonds have been accepted for clearance through Euroclear and Cedel with
a Common Code number of [                  ] and an international securities
identification number of US [                  ]. The CUSIP number of the bonds
is [                  ].

                   SUBJECT TO COMPLETION DATED MARCH 22, 1999

PROSPECTUS

                            MAIN PLACE FUNDING, LLC
                                     ISSUER

                             MORTGAGE-BACKED BONDS
                               ISSUABLE IN SERIES

                             ---------------------

------------------------------------
                                       EACH SERIES OF BONDS --
  CONSIDER CAREFULLY THE RISK FACTORS
  BEGINNING ON PAGE   OF THIS          - will consist of a single class; and
  PROSPECTUS.                          - will be secured by eligible collateral, such as mortgage loans, mortgage pass-through certificates and government
  The bonds represent limited            securities.
  recourse obligations of Main Place
  and they will not represent          EACH BONDHOLDER --
  interests in or obligations of any
  other entity. They are not insured   - will be entitled to payments of interest on the interest
  or guaranteed by the government or     payment date indicated in the prospectus supplement; and
  any other entity.                    - will be entitled to a return of principal at the stated
                                         maturity of the bonds.
  This prospectus may be used to
  offer and sell a particular series   MAIN PLACE --
  of bonds only if accompanied by the
  prospectus supplement for that       - has the option or may be required to redeem bonds prior
  series.                                to the stated maturity;
                                       - will be required to deliver additional collateral to the trustee in some circumstances; and
                                       - will be required before stated maturity to deliver cash, government securities or other instruments to provide
                                         available funds for final payments on the bonds.
------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE BONDS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

The date of this Prospectus is March    , 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
Important Notice About This Prospectus and the Prospectus
  Supplement................................................     4
RISK FACTORS................................................     5
  Limited Liquidity.........................................     5
  Limited Recourse Obligation...............................     5
  Deficiency on Sale of Collateral..........................     6
  Insolvency Related Matters................................     6
  Book-Entry Registration...................................     7
  Year 2000 Compliance......................................     7
THE ISSUER..................................................     9
  Background................................................     9
  Structure.................................................     9
  Business Activities.......................................    10
DESCRIPTION OF THE BONDS....................................    10
  General Information.......................................    10
  Registration of the Bonds.................................    11
  Book-Entry Registration...................................    11
  Definitive Bond Registration..............................    16
  Payment of Principal; Redemption..........................    17
SECURITY FOR THE BONDS......................................    19
  Eligible Mortgage Loans...................................    20
  Manufactured Home Contracts...............................    26
  Eligible Mortgage Pass-Through Certificates...............    26
  Government Securities.....................................    27
  Short-Term Money Market Instruments.......................    29
  Basic Maintenance Amount..................................    30
MORTGAGE LOAN PROGRAMS......................................    35
  Underwriting Standards of NationsBanc Mortgage
     Corporation............................................    35
  Underwriting Standards of Bank of America, FSB............    38
THE INDENTURE...............................................    40
  General...................................................    40
  Pledge of Eligible Mortgage Loans.........................    40
  Withdrawals and Substitutions of Collateral...............    43
  Liquidity.................................................    43
  Purchase and Resale of the Bonds..........................    44
  Reports on the Pledged Property...........................    45
  Payments on the Pledged Property..........................    45
  Modifications of the Indenture............................    46
  Events of Default under the Indenture.....................    48
  Authentication and Delivery of Bonds......................    50
  List of Bondholders.......................................    51
  Annual Compliance Statement...............................    51
  Trustee's Annual Report...................................    51

                                                              PAGE
                                                              ----
  Trustee...................................................    52
  Satisfaction and Discharge of the Indenture...............    52
SERVICING OF ELIGIBLE MORTGAGE LOANS........................    53
  General...................................................    53
  Servicing.................................................    53
  Payments on Eligible Mortgage Loans.......................    53
  Collection and other Servicing Procedures.................    55
  Hazard Insurance..........................................    57
  Private Mortgage Insurance................................    58
  Maintenance of Insurance Policies; Claims thereunder and
     other Realization upon Defaulted Eligible Mortgage
     Loans..................................................    58
  Servicing Compensation and Payment of Expenses............    59
  Evidence as to Compliance.................................    60
  Resignation of the Servicer; Successor Servicer...........    60
  Events of Default under the Servicing Agreement...........    61
  Rights upon Event of Default..............................    61
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...............    62
  General...................................................    62
  Interest, Discount, and Premium...........................    62
  Market Discount...........................................    63
  Premium...................................................    64
  Sale, Exchange, and Retirement of Bonds...................    64
  Backup Withholding........................................    65
  Tax Treatment of Non-U.S. Investors.......................    66
ERISA CONSIDERATIONS........................................    67
  Fiduciary Standards.......................................    68
  Prohibited Transaction Rules..............................    68
  Plan Asset Regulations....................................    69
PLAN OF DISTRIBUTION........................................    69
USE OF THE PROCEEDS.........................................    70
LEGAL MATTERS...............................................    70
EXPERTS.....................................................    71
LEGAL INVESTMENT............................................    71
ADDITIONAL INFORMATION......................................    72
  Incorporation of Information by Reference.................    72
  Where You Can Find More Information.......................    73
INDEX OF SIGNIFICANT DEFINITIONS............................    74

                     IMPORTANT NOTICE ABOUT THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

     Information about the bonds is provided to you in two separate documents which progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of bonds, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your bonds, including:

     - the aggregate principal amount of the bonds;

     - the interest rate of the bonds, or the method of calculating the interest rate;

     - the authorized denominations of the bonds;

     - information concerning the property securing the bonds;

     - the stated maturity of the bonds;

     - the interest payment dates for the bonds; and

     - additional information about the plan of distribution of the bonds.

     In addition, if a series of bonds is to be offered in whole or in part to foreign investors, the prospectus supplement will contain information about that series of bonds relevant to those investors, including any information regarding the listing of those bonds on a foreign stock exchange.

     IF THE TERMS OF A PARTICULAR SERIES OF BONDS VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The bonds are not being offered in any state where the offer is not permitted.

     Cross-references are included in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find additional information. The table of contents included in this prospectus and the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page 74 in this prospectus.

     Main Place's principal offices are located at 100 North Tryon Street, 23rd Floor, Charlotte, North Carolina and its phone number is (704) 388-7436.

--------------------------------------------------------------------------------
RISK FACTORS
--------------------------------------------------------------------------------

     Investors should consider, among other things, the following description of the risks associated with the purchase of the bonds.

LIMITED LIQUIDITY

     The liquidity of your bonds may be limited. You should consider that:

     - a secondary market for the bonds may not develop, or if it does, it may not provide you with the liquidity of investment that you want, or it may not continue for the life of the bonds;

     - the prospectus supplement for any series of bonds may indicate that an underwriter intends to establish a secondary market for the bonds, but no underwriter will be obligated to do so; and

     - unless specified in the applicable prospectus supplement, the bonds will not be listed on any securities exchange.

LIMITED RECOURSE OBLIGATION

     The bonds represent the obligations of Main Place and no one else. If collateral maintenance requirements are not met for a series of bonds, Main Place must:

     - pledge additional collateral to secure the bonds;

     - substitute new collateral for collateral previously pledged; and/or

     - repurchase those bonds in order to remedy the shortfall.

     If Main Place is unable to pledge additional collateral to the trustee for the series of the bonds, you may receive mandatory unscheduled redemptions of principal in an amount sufficient to remedy the collateral shortfall. In addition, Main Place will be required within a specified number of days prior to the stated maturity for the series of the bonds to do one of the following:

     - to pledge deposit securities to the trustee; or

     - to make other arrangements to pay all of the interest and principal payable on the bonds of that series at their stated maturity in a manner acceptable to each rating agency that rates the series of bonds.

     Main Place may be unable to take the actions stated above. In that event, the trustee will be obligated immediately to liquidate the pledged property securing the series of the bonds and to use the proceeds to pay all of the interest and principal payable on those bonds at their stated maturity. However, there can be no assurance that the proceeds of that liquidation will be sufficient to pay all of the interest and principal due on the bonds.

DEFICIENCY ON SALE OF COLLATERAL

     In the event of an acceleration of the payment of the bonds following an event of default for a series, if the assets securing the bonds of the series were to be sold, there can be no assurance that the proceeds of the sale would be sufficient to pay in full the outstanding principal amount of the related bonds and interest payments due on them. The market value of the assets generally will fluctuate with changes in prevailing rates of interest. Consequently, the collateral for a series may be liquidated at a discount, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest payable on the bonds of that series.

     For more information on the risks identified in this section, see the sections in the prospectus entitled "Description of the Bonds -- Payment of Principal; Redemption" and "The Indenture -- Liquidity."

INSOLVENCY RELATED MATTERS

     Main Place is a Delaware limited liability company. As such, Main Place is eligible for bankruptcy relief. However, Main Place has been structured as a limited purpose entity with the specific intent to reduce its risk of filing for bankruptcy. If Main Place were to file for bankruptcy, delays and reductions in payments of principal and interest on the bonds could result.

     Unless otherwise specified in the prospectus supplement, the seller of eligible mortgage loans included in a series will be a national bank. As such, the FDIC can be appointed as a receiver or conservator for the seller. If the FDIC is appointed receiver or conservator of the seller, the FDIC's administrative expenses may have priority over the interests of Main Place and/ or the trustee in the mortgage loans. In addition, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, gives the FDIC some powers in its capacity as a receiver or conservator of the seller that if exercised could result in delays or reductions in payments of principal and interest on the bonds.

     As receiver or conservator, the FDIC has the power to disaffirm or repudiate any of the seller's contracts or leases if performing the contracts or leases would be burdensome and if disaffirming or repudiating them would promote the orderly administration of the seller's affairs. It is unclear whether the FDIC can use this power to repudiate the transfer of the mortgage loans to Main Place and administer the mortgage loans as part of any receivership or conservatorship of the seller. Any attempt by the FDIC to repudiate the transfer of the mortgage loans to Main Place in a receivership or conservator-ship of the seller, even if unsuccessful, could result delays or reductions in payments of principal and interest on the bonds.

     The FDIC recently proposed a statement of policy outlining the circumstances under which the FDIC will not seek to repudiate transfers made as part of a securitization, such as the transfer of the mortgage loans to Main Place. Although that statement of policy is not yet final, much of it reiterates pre-existing law, and substantive changes are not expected. The transfer of the mortgage loans to Main Place will be structured with the intent to satisfy the requirements of the statement of policy.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the prospectus supplement, the bonds will not be registered in your name after you purchase them. The bonds will be represented by one or more certificates in the name of Cede & Co. ("CEDE") the nominee of the Depository Trust Company ("DTC"), unless otherwise specified in the accompanying prospectus supplement. Thus, you will be able to exercise your rights of ownership only indirectly through DTC and its participating organizations.

     Similarly, if you are an investor outside the United States, you will be able to exercise your rights of ownership only indirectly through Cedel Bank, societe anonyme ("CEDEL") or Euroclear System ("EUROCLEAR") and their participating organizations. This means your ability to pledge the book-entry bonds to someone who does not participate in the DTC system, Cedel or the Euroclear systems as applicable, or to act otherwise with the book-entry bonds, may be limited because of the lack of an actual certificate in your name.

     In addition, if the bonds are book-entry bonds, you may experience a delay in payment because payments will be forwarded to DTC, and DTC will credit its participants, which will then credit you either directly or indirectly through any indirect participant. See "Description of the Bonds -- Book-Entry Registration."

YEAR 2000 COMPLIANCE

     The following is a Year 2000 readiness disclosure within the meaning of the Year 2000 Information and Readiness Disclosure Act.

      SERVICERS

     NationsBanc Mortgage Corporation and/or Bank of America, FSB (each, an "AFFILIATED SERVICER") may act as servicer of eligible mortgage loans representing pledged property for a series of bonds. Each of the affiliated servicers and their ultimate corporate parent, BankAmerica Corporation, like all financial institutions, are faced with the challenge of correctly stating and processing data containing dates from the Year 2000 and beyond, i.e. becoming Year 2000 ready. Computers programmed with a two-digit field for identifying the year interpret "98" as "1998," but may interpret "00" as "1900" rather than "2000." If not remedied, this problem could create system errors and failures resulting in the disruption of normal business operations. BankAmerica Corporation has established project teams to address these Year 2000 issues.

     The affiliated servicers and their major vendors of mortgage servicing software are preparing contingency plans which will be implemented, if required to minimize interruptions to mortgage servicing operations. However, due to the size and complexity of some systems, some of which are provided by outside vendors, and the necessity for these systems to interface correctly, both within and outside the affiliated servicers, there is the possibility that some systems may not handle date-related data correctly after January 1, 2000. Nevertheless, based on their efforts and those of their major vendors and the information available to date, and assuming the continued availability to the affiliated servicers and to their significant vendors of staff and other technical resources and no unexpected difficulty in implementing system enhancements, each affiliated servicer believes that it will not incur significant operational disruptions to mortgage servicing operations as a result of the Year 2000 problem. Each affiliated servicer has made its mission critical mortgage servicing systems Year 2000 ready, and expects the mission critical systems provided by vendors will be Year 2000 ready before January 1, 2000. However, the affiliated servicers are heavily dependent on their outside vendors and the systems of third parties. There can be no assurance that the systems of third parties with which the affiliated servicers deal will be timely converted. Likewise, the affiliated servicers do not have the same ability to monitor and control their outside vendors as they have for their internal systems.

     If either of the affiliated servicers or any of their vendors or third party service providers is not Year 2000 ready, that servicer most likely will not be able to process payments on the mortgage loans on a timely basis or accurately. These problems could lead to the occurrence of an event of default under the servicing agreement. See "Servicing of Eligible Mortgage
Loan -- Events of Default under the Servicing Agreement."

      TRUSTEE

     If the trustee or any of its vendors or third party service providers is not Year 2000 ready, the trustee may not be able to make timely or accurate payments to bondholders of a series. Replacement of a trustee could lead to payment delays on the bonds of a series during any transition period.

     With respect to year 2000 issues, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which bondholders will hold their bonds, as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (1) impress upon them the importance of these services being year 2000 compliant; and (2) determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services. In addition, DTC has stated that it is in the process of developing these contingency plans as it deems appropriate.

     If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, payments to bondholders could be delayed or otherwise adversely affected.

--------------------------------------------------------------------------------
THE ISSUER
--------------------------------------------------------------------------------

BACKGROUND

     On December 10, 1998, Main Place changed its name from Main Place Holding, LLC, to Main Place Funding, LLC. Then, in December 23, 1998, Main Place merged with Main Place Real Estate Investment Trust, with Main Place Funding, LLC, as the surviving corporate entity and assuming the obligations of Main Place Real Estate Investment Trust under various indentures relating to outstanding series of mortgage-backed bonds.

STRUCTURE

     Main Place is a limited liability company organized under the laws of the State of Delaware. It is an indirect subsidiary of NationsBank, N.A., which holds a 99% membership interest in Main Place. The other 1% percent interest is held by Main Place Trust. Main Place Trust is a Delaware business trust. NationsBank, N.A. is a wholly-owned, indirect subsidiary of BankAmerica Corporation.

BUSINESS ACTIVITIES

     Main Place will limit its business activities to:

     - consolidating the acquisition, holding and management of certain residential mortgage assets of NationsBank, N.A., and its affiliates;

     - issuing and selling the bonds for each series under a separate indenture and acquiring, owning, holding and pledging the related pledged property;

     - issuing subordinated indebtedness; and

     - engaging in other activities which are necessary, suitable or convenient to carry out the company's business purposes.

--------------------------------------------------------------------------------
DESCRIPTION OF THE BONDS
--------------------------------------------------------------------------------

GENERAL INFORMATION

     Main Place will issue bonds secured by mortgage loans, mortgage pass-through certificates, government securities and other collateral.

     Main Place will issue the bonds in separate series. Each series of bonds will be issued under a separate indenture between Main Place and an independent trustee. All bonds issued will be considered "OUTSTANDING" except for the following:

     - those bonds previously canceled by the trustee;

     - those bonds held by Main Place or its affiliates, other than NationsBank Montgomery Securities LLC; and

     - those bonds for which deposit securities have been delivered to the trustee or other arrangements satisfactory to the rating agencies have been made.

     The bonds of each series will be direct obligations of Main Place. The prospectus supplement for a series of bonds will tell you:

     - when the bonds will mature;

     - the interest rate of the bonds or the method of calculating the interest rate;

     - the record date applicable to the series of bonds you purchased;

     - how accrued interest on the bonds will be calculated; and

     - if principal payments may be made prior to their stated maturity.

     The bonds of a series will be secured by collateral (the "PLEDGED PROPERTY") of the type permitted under the indenture for that series of bonds ("ELIGIBLE COLLATERAL"). The eligible collateral must have a discounted value that is sufficient to meet those levels of collateralization required from time to time under that indenture (the "BASIC MAINTENANCE AMOUNT"). The discounted value is determined as described under "-- Basic Maintenance Amount."

     The trustee will value the collateral at times established in the prospectus supplement. These values will be based on the market values for the collateral described under "-- Basic Maintenance Amount" obtained no more than three business days prior to the date the trustee makes its determination. The trustee will give valuation reports on the collateral to Main Place on dates established in the prospectus supplement.

REGISTRATION OF THE BONDS

     There are two ways that the bonds may be registered: (1) you may be the fully registered holder of a bond and hold an actual certificate representing the bond; or (2) your bond may be represented by a certificate registered in the name of the nominee of DTC.

     The prospectus supplement will tell you:

     - how the bonds will be registered;

     - the minimum denominations that may be purchased; and

     - the integral multiples in excess of the minimum denominations that may be purchased.

BOOK-ENTRY REGISTRATION

      BACKGROUND

     Your bonds may be registered by book entry. Bonds of this kind are known as "BOOK-ENTRY BONDS." In short, book-entry means that you will not be the registered holder of your bond and you will not actually have a physical bond to hold in your hands. Instead, if the bonds in a series are book-entry bonds, the bonds initially will be registered in the name of Cede, the nominee of DTC. If you are in the United States, you will hold a beneficial interest in your bonds through DTC, either directly with DTC if you are a participant in DTC, or indirectly through a broker or other financial intermediary, who either is a participant in DTC or holds its interest through a participant in DTC.

     Alternatively, if you are located in Europe, you may hold a beneficial interest in your bonds through Cedel or Euroclear. Cedel and Euroclear hold positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their depositaries. In turn, the depositaries hold these positions in customers' securities accounts in the depositaries' name on the books of DTC. Cedel's depositary is Citibank, N.A., known as "CITIBANK," and Euroclear's is Morgan Guaranty Trust Company of New York, known as "MORGAN GUARANTY."

      HOW THE BOOK-ENTRY SYSTEM DIRECTLY APPLIES TO YOU

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the bonds and is required to receive and transmit distributions of principal and interest on the bonds. Participants and indirect participants with which you have accounts for your bonds are also required to make book-entry transfers and receive and transmit those payments on behalf of their respective bond owners. Accordingly, although you will not have a physical certificate representing your bond, you will receive payments and will be able to transfer your interests in your bond.

     Here is some additional information which may help you understand how the book-entry system applies to you:

     - You will receive payments on the bonds indirectly. The trustee will make payments on the bonds to DTC, who in turn will forward the payments to its participants, who in turn will forward the payments on to those who hold interests in the bonds through them.

     - Under a book-entry format, you may experience some delay in your receipt of payments, since the payments will be forwarded by the trustee to Cede, as nominee for DTC. DTC will forward these payments to its participants which then will forward them to indirect participants or you.

     - If you are not a participant or indirect participant in this book-entry system, but desire to purchase, sell or otherwise transfer ownership of, or other interest in, your bonds you must use a participant or indirect participant.

     - Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, your ability to pledge your bonds to persons or entities that do not participate in the DTC system, or to take other actions with your bonds, may be limited due to the lack of a physical certificate for these bonds.

     - It is anticipated that only Cede, the nominee of DTC, will actually hold the bonds which you own. You will not be recognized by the trustee as the holder, and you will be permitted to exercise the rights of a holder of the bond only indirectly through the participants, who in turn will exercise the rights of a holder through DTC.

      TRANSFERS UNDER THE BOOK-ENTRY SYSTEM

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Cedel participants and Euroclear participants will occur in the ordinary way and in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. These cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositories.

     Because of time-zone differences, credits or securities in Cedel or Euroclear of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Cedel participant or Euroclear participant on that business day. Cash received by Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but it will not be available in the relevant Cedel or Euroclear cash account until the business day following settlement in DTC.

      THE DEPOSITORY TRUST COMPANY

     DTC has the following characteristics:

     - it is a limited-purpose trust company organized under the laws of the State of New York;

     - it is a member of the Federal Reserve System;

     - it is a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - it is a "clearing agency" registered pursuant to the provisions of
          Section 17A of the Securities and Exchange Act of 1934.

     DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of its participants. The benefit of this system is that it eliminates the need for physical movement of certificates. Participants include securities brokers and dealers who may include the underwriters of the bonds, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly by indirect participants.

      SOME MORE INFORMATION ABOUT HOW DTC INTENDS TO OPERATE

     DTC advised Main Place that it will only take actions on your bonds if:

     - the action is permitted by the indenture for your bonds; and

     - the holder of your bond who requests the action is a participant who has an account with DTC for those bonds.

     Additionally, DTC advised Main Place that it will take actions in specified percentages of the bonds only at the direction of, and on behalf of, participants whose holdings include undivided interests that satisfy the percentage requirements. DTC may take conflicting actions on other undivided interests if those actions are also on behalf of participants whose holdings include undivided interests.

      CEDEL

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, which eliminates the need for physical movement of certificates. Transactions may be settled by Cedel in any of 32 currencies, including United States dollars.

     Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel works with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of the bonds. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

      EUROCLEAR

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

     Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, which functions as the Euroclear operator. The Euroclear operator is under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants.

     The Euroclear operator is the Belgian branch of Morgan Guaranty, a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, known as the "terms and conditions"). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the bonds. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      SOME MORE INFORMATION ABOUT HOW CEDEL AND EUROCLEAR INTEND TO
      OPERATE

     Distributions for the bonds held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, as received by its depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "United States Federal Income Tax Consequences -- Tax Treatment of Non-U.S. Investors" in this prospectus.

     Cedel or Euroclear will only take actions on your bonds if:

     - the action is permitted by the indenture for your bonds;

     - these actions are in accordance with its rules and procedures; and

     - Cedel or Euroclear is able to make those actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the bonds among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE BOND REGISTRATION

     Your bonds may be registered directly in your name or the name of your nominee. These bonds will be given to a holder and you will be given a certificate representing your interest in the bonds. Bonds registered in this manner are commonly called "DEFINITIVE BONDS." The prospectus supplement will tell you if your bond is registered as a definitive bond.

     Your bond may also become a definitive bond, even though it was issued as a book-entry bond under the indenture. This may happen only if:

     - Main Place advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as a depository of the bonds, and neither Main Place nor the trustee can find a successor; or

     - Main Place, at its option, advises the trustee in writing that it wants to stop using DTC's book-entry system.

     If either of these happens, DTC is required to notify all of its participants of the availability through DTC of the definitive bonds.

     After DTC surrenders the bonds and provides instructions for re-registration of the bonds, the trustee will issue the bonds as definitive bonds.

Then the trustee will recognize the holders of the definitive bonds as the holders of the bonds as described in the indenture for those bonds.

     Principal and interest on the bonds will be:

     - paid by the trustee directly to the holders of the definitive bonds, as described in the indenture;

     - paid on each interest payment date to the holders in whose name the definitive bonds were registered at the close of business on the record date; and

     - distributed by a check mailed to the holder at the address in the register of the trustee, or by wire transfer to the holder's account.

     The holder must hold the minimum aggregate principal amount of the bonds specified in the prospectus supplement.

     Final payment on your bond, whether book-entry or definitive, will be made only if the holder gives your certificate to the person or business that has been designated to receive it. The trustee will notify the holder not later than the fifth day of the month of the final payment.

     Definitive bonds will be transferable and exchangeable at the offices of the authenticating agent. Initially, the trustee will be the authenticating agent. There will not be a service charge for any registration of transfer or exchange of the definitive bonds, but the authenticating agent may require payment for taxes or other government required charges.

PAYMENT OF PRINCIPAL; REDEMPTION

      GENERAL

     The bonds of each series will mature and will be paid at 100% of their principal amounts plus accrued interest at the stated maturity specified in the prospectus supplement for that series. Your bonds may be subject to "REDEMPTION" at the option of Main Place if specified in the prospectus supplement for your bonds.

      WHEN THERE WILL BE MANDATORY PARTIAL REDEMPTION

     Your bonds may be subject to mandatory partial redemption. The prospectus supplement will inform you of the number of days of notice you will receive. Mandatory partial redemption will take place if:

     - on any applicable valuation date, the discounted value of the eligible collateral is less than the basic maintenance amount;

     - Main Place is unable to "cure" the deficiency in the valuation of the collateral by providing additional eligible collateral within the number of days stated in the prospectus supplement; and

     - Main Place does not deliver to the trustee, prior to the cure date, outstanding bonds reacquired by Main Place for cancellation in principal amounts sufficient to make the discounted value of the eligible collateral at least equal to the basic maintenance amount.

     When the discounted value of the eligible collateral is less than the basic maintenance amount, Main Place may cure that deficiency by taking the following actions:

     - by pledging and delivering additional eligible collateral; and/or

     - substituting eligible collateral.

     To be considered cured, the discounted value of the eligible collateral after these actions are taken must at least be equal to the basic maintenance amount.

     There is an exception to these mandatory redemption requirements. If, before the holders of the bonds are given notice of redemption, the valuation report prepared by the trustee provides that the discounted value of the eligible collateral is at least equal to the basic maintenance amount on the next valuation date after the cure date, Main Place will not have to undertake mandatory partial redemption of the bonds.

      HOW MANDATORY PARTIAL REDEMPTION WILL TAKE PLACE

     The bonds will be redeemed in an aggregate principal amount that is the smallest principal amount, rounded to the next higher integral multiple of $1,000, necessary to make the discounted value of the eligible collateral at least equal to the basic maintenance amount. This calculation will be based on the valuation date prior to the date the trustee provides notice of redemption to the bondholders and will take into account:

     - Main Place's pledge of additional collateral;

     - the delivery to the trustee for cancellation of any bonds repurchased by Main Place; and

     - any redemption of the bonds.

     Mandatory partial redemption will be made within the number of days specified in the prospectus supplement. The redemption price will equal 100% of the principal amount, or portion thereof, of the bonds to be redeemed. It will also include accrued interest up to the date of the redemption.

     Any partial redemption may be made on a pro rata basis or by any method deemed fair and appropriate by the trustee. This alternate method, however, shall not result in an outstanding bond in a denomination of less than the minimum permitted denomination of that series of bonds.

     After holders of the bonds are given notice of redemption for their series of bonds, the principal amount of the bonds to be redeemed will be due and payable on the date for which redemption is set and at the place identified in the notice. For those bonds to be redeemed, they will cease to bear interest on the redemption date. In cases where Main Place defaults in the payment of the redemption price, those bonds will continue to bear interest at their established rate until paid. The holders of the bonds will only have the right to receive the redemption price, except that if the bonds are only redeemed in part, then new bonds representing the principal amounts of those bonds will be issued to those holders. The holders of the new bonds will continue to have the right to receive the principal amount remaining and interest payments on that amount.

     If Main Place fails to cure a collateral shortfall by the applicable cure date, the trustee must liquidate the pledged property to the extent required to pay the redemption price of the bonds to be redeemed.

--------------------------------------------------------------------------------
SECURITY FOR THE BONDS
--------------------------------------------------------------------------------

     Main Place will pledge collateral to secure each series of bonds. The collateral will be described in the prospectus supplement, and may include:

     - residential mortgage loans;

     - manufactured housing contracts;

     - mortgage pass-through certificates;

     - government securities, including those issued or guaranteed by Freddie Mac, Fannie Mae and Ginnie Mae;

     - short-term money market instruments; and

     - cash.

     There are several accounts in which cash can be held as collateral for a series of bonds. First, if the collateral for a series includes mortgage loans, then the servicer of the mortgage loans will deposit payments on the mortgage loans into an account called a "COLLECTION ACCOUNT." Second, the trustee will establish another account, known as a "DISTRIBUTION ACCOUNT," to hold cash until it is distributed to the bondholders. Once a month, the servicer will wire money from the collection account to the distribution account. If a series includes collateral other than mortgage loans, payments on that collateral will be deposited directly into the distribution account. Third, if specified in the prospectus supplement for a series, the trustee will establish a "RESERVE FUND" where cash will be held.

     Main Place and the trustee can change the types and characteristics of eligible collateral, the percentage limitations on types of eligible collateral, the frequency of the valuation dates, the discount factors used in valuing the eligible collateral, the methodology used in calculating the market value of the eligible collateral and the definition of basic maintenance amount, without the consent of bond owners, as long as the changes are permitted by applicable law and will not impair the rating assigned to the bonds by each of the nationally recognized statistical rating organizations rating that series, known as "RATING AGENCIES," as confirmed in writing by the rating agencies. If any of the changes in the preceding sentence are made before issuing a new series of bonds, they will be described in the prospectus supplement.

ELIGIBLE MORTGAGE LOANS

     Mortgage loans eligible as collateral for a series of bonds ("ELIGIBLE MORTGAGE LOANS") are loans that are secured by first or second lien mortgages on real estate. Eligible mortgage loans can include mortgage loans insured by the FHA ("FHA INSURED MORTGAGE LOANS") or partially guaranteed by the VA ("VA GUARANTEED MORTGAGE LOANS"). In addition, mortgage loans that are not insured or guaranteed by FHA or VA, known as "CONVENTIONAL MORTGAGE LOANS," can be included as collateral for a series of bonds. Eligible mortgage loans will be secured by one of the following types of property, called "MORTGAGED PROPERTIES":

     - one-to four-family residences;

     - townhouses;

     - condominium units;

     - units within planned unit developments; or

     - manufactured homes.

     Whenever eligible mortgage loans are included in the collateral for a series of bonds, Main Place will enter into a servicing agreement with an eligible servicer to provide for the servicing of the mortgage loans. See "Servicing of Eligible Mortgage Loans" for a description of the servicing procedures applicable to a series of bonds secured by eligible mortgage loans. In addition, unless otherwise disclosed in the prospectus supplement, Main Place will deliver the mortgage notes and other mortgage documents to a custodian, which will hold the mortgage notes and other documents on behalf of the bondholders.

      ELIGIBLE FIXED-RATE MORTGAGE LOANS

     "ELIGIBLE FIXED-RATE MORTGAGE LOANS" provide that the borrower must make monthly payments of principal and interest. In most cases, an eligible fixed-rate mortgage loan requires the borrower to make an equal payment each month for the term of the mortgage loan, and at the end of the term no further payments are required. This kind of mortgage loan is known as a "FULLY AMORTIZING MORTGAGE LOAN." Eligible fixed-rate mortgage notes also may include balloon mortgage loans. "BALLOON MORTGAGE LOANS" require the borrower to make monthly payments, generally equal monthly payments, until the end of the term, and then at the end of the term, the borrower must make a large final payment, known as the "BALLOON PAYMENT." The monthly payments on many balloon mortgage loans consist of both principal and interest determined at a rate that would amortize the mortgage loan over a long period, such as 30 years, but require full payment of remaining principal at an earlier time, such as five years after origination. Other balloon mortgage loans require payments only of interest, and no principal, until the balloon payment is due.

     A mortgage loan will generally provide for level monthly installments, except, in the case of balloon loans, the final payment, consisting of interest equal to one-twelfth of the interest rate on the mortgage (called the "MORTGAGE INTEREST RATE") times the unpaid principal balance, with the remainder of the payment applied to principal. These kinds of loans are known as "ACTUARIAL MORTGAGE LOANS." No adjustment is made if a payment on an actuarial mortgage loan is made earlier or later than the due date, although the mortgagor may be subject to a late payment charge.

     If specified in the prospectus supplement, some mortgage loans may be simple interest mortgage loans. A "SIMPLE INTEREST MORTGAGE LOAN" provides for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a balloon loan, the final payment. Each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the mortgage interest rate. This product is further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. The next scheduled payment, however, will result in an allocation of a greater amount to interest if that payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. Accordingly, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

      ELIGIBLE ADJUSTABLE-RATE MORTGAGE LOANS

     "ELIGIBLE ADJUSTABLE-RATE MORTGAGE LOANS" can be actuarial mortgage loans or simple interest mortgage loans. They bear interest at a rate that adjusts periodically, but no more frequently than annually. The interest rate is calculated by adding a percentage, known as a "MARGIN" of between 1% and 5% to one of the following "INDICES":

          (1) the average yields for U.S. Treasury Securities, adjusted to a constant maturity of one year as published by the Federal Reserve Board, known as "ONE MONTH TREASURY";

          (2) the cost of funds index published by the Eleventh District Federal Home Loan Bank, known as "COFI";

          (3) the London interbank offered rates for Eurodollar deposits of various maturities, known as "LIBOR";

          (4) the prime lending rate of NationsBank, N.A., known as "PRIME"; or

          (5) any other index acceptable to the rating agencies.

     Eligible adjustable-rate mortgage loans are either fully amortizing mortgage loans or balloon mortgage loans, and may be convertible into fixed-rate mortgage loans. Like eligible fixed rate mortgage loans, eligible adjustable-rate mortgage loans generally have monthly payments due on the first day of each month, but if they have a different due date that will be specified in the prospectus supplement.

     Some adjustable-rate mortgage loans may have an ultimate maximum limit, called a "LIFETIME CAP," on the mortgage interest rate, or a minimum limit, called a "MINIMUM MORTGAGE INTEREST RATE." Other loans can provide for limitations, known as "PERIODIC CAPS," in the amount the mortgage interest rate can increase for a single adjustment period. Some loans provide for limits, known as "PAYMENT CAPS," on the amount that scheduled monthly payments can increase. To the extent that the interest rate on a mortgage loan is adjusted, but the monthly payment on the mortgage loan is subject to a payment cap, the mortgage loan may accrue interest that the borrower is not required to pay at the time of accrual. Generally, this excess interest, called "DEFERRED INTEREST," is added to the principal of the mortgage loan. This is called "NEGATIVE AMORTIZATION."

     If specified in the prospectus supplement, eligible collateral may include mortgage loans with a fixed mortgage interest rate for an initial period of a specified number of years, after which the mortgage interest rate adjusts at one-month, six-month, one-year or other intervals, based on the sum of an index and a specified margin, just as the mortgage interest rate on an adjustable-rate mortgage loan adjusts. Changes in the mortgage interest rate result in corresponding changes to the amount of monthly payments.

      OTHER ELIGIBLE MORTGAGE LOANS

     If specified in the prospectus supplement, the collateral may include a mortgage loan subject to a temporary buydown plan, known as a "BUY-DOWN LOAN." The borrower under a buy-down loan makes monthly payments during the early years that are less than the scheduled monthly payments on the loans, and the remaining funds come from another source, such as the originator of the loan. If specified in the prospectus supplement, the originator will have deposited the additional funds into a custodial account, known as a "BUY-DOWN FUND," held by the servicer of the mortgage loan.

     Collateral for a series also may include mortgage loans known as "GRADUATED PAY MORTGAGE LOANS" or "GPMS." These mortgage loans provide for monthly payments during the first year calculated based on an assumed rate of interest that is lower than the actual interest rate on the mortgage loan. Unpaid interest is added to the principal balance of the mortgage loan, resulting in negative amortization. In later years, the monthly payments are increased to the extent needed to amortize the mortgage loan in full over the remainder of the term. "GROWING EQUITY MORTGAGE LOANS" are similar to GPMs, except that the monthly payments increase over time at a rate that has the effect of amortizing the loan over a period shorter than the stated term. "TIERED PAYMENT MORTGAGE LOANS" are GPMs, but the interest not paid by the borrower is paid from a subsidy account, which generally is established by the builder of the mortgaged property or one of the borrower's family members at the closing of the mortgage loan.

     If specified in the prospectus supplement, collateral may include loans known as "SUBSIDY LOANS." A subsidy loan permits the borrower to make monthly payments that are less than the scheduled monthly payments on the mortgage loan. The borrower's employer pays a "SUBSIDY PAYMENT" equal to the present value of the difference between the scheduled monthly payments and the monthly payments required from the borrower. Generally, the employer makes a subsidy payment annually, and the servicer deposits the subsidy payment into a custodial account, known as a "SUBSIDY ACCOUNT." The borrower remains primarily liable for all scheduled payments on the mortgage loan. If the borrower dies or leaves his employment, the employer can require the borrower to refinance the mortgage loan, which would result in a prepayment.

     Collateral for a series also may include loans known as "PLEDGED ASSET MORTGAGE LOANS," if the prospectus supplement specifies. Pledged asset mortgage loans are secured not only by a lien on a mortgaged property, but also are secured by additional collateral, such as securities, owned by the borrower, or are supported by a third-party guarantee, typically the borrower's parent, and the guarantee is secured by a security interest in collateral, generally securities, owned by the guarantor. The amount of the additional collateral generally cannot exceed 30% of the amount of the loan. Generally, the requirement to maintain the additional collateral terminates when the loan is paid down to a predetermined amount.

     If specified in the prospectus supplement, other types of residential mortgage loans can be pledged under the indenture to secure the bonds.

      LIMITATIONS ON ELIGIBLE MORTGAGE LOANS

     To be eligible for a series, a mortgage loan must have an original term to maturity of no more than 30 years. In addition, at the time the mortgage loan is pledged as collateral, it must:

          (1) have a remaining term to maturity of at least one year;

          (2) have an unpaid principal balance of at least $1,000 and no more than $1,000,000;

          (3) have an original loan-to-value ratio not greater than 95%;

          (4) be secured by a mortgage that creates a valid first or second lien on a mortgaged property, is recorded and either is covered by a title insurance policy or other evidence of title is obtained, such as an attorney's opinion of title or certificate of title, a preliminary title report, a title search or a property information report;

          (5) is accompanied by appropriate documents or is otherwise acceptable, as is more fully described under the heading "Servicing of Eligible Mortgage Loans -- Pledge of Eligible Mortgage Loans;"

          (6) is not a mortgage loan as to which any scheduled payment of principal or interest is 30 days or more contractually delinquent; and

          (7) if it is an FHA insured or VA guaranteed mortgage loan, is secured by a mortgage on a one- to four-family dwelling.

     If specified in the prospectus supplement, eligible mortgage loans with original loan-to-value ratios in excess of 80% may be insured by private mortgage insurance covering that portion of the principal amount that exceeds the amounts specified under Fannie Mae and Freddie Mac guidelines. As is required by law, however, the private mortgage insurance generally will be discharged when the principal balance of the mortgage loan is reduced to a specified level. The issuer of the private mortgage insurance must have a rating in one of the two highest rating categories from at least one rating agency rating the applicable series, unless otherwise provided in the related prospectus supplement.

     In addition, in selecting eligible mortgage loans to include as collateral for a series of bonds, Main Place considers the characteristics of the entire pool of loans. In doing so, Main Place follows these guidelines:

          (1) Main Place uses its best efforts to include mortgage loans with a geographical dispersion similar to that of the entire portfolio of mortgage loans of the same type serviced by NationsBanc Mortgage Corporation and Bank of America, FSB affiliates of Main Place;

          (2) Main Place includes at least 100 eligible mortgage loans in the pool;

          (3) Main Place ensures that no more than 15% of all mortgage loans included in the collateral have unpaid principal balances in excess of $600,000. These larger mortgage loans are known as "HIGH BALANCE LOANS";

          (4) No more than 25% of all mortgage loans included in the collateral for a series may be loans with loan-to-value ratios over 80%, which are known as "OVER 80% LOANS." No more than 10% of all mortgage loans included in the collateral for a series may have original loan-to-value ratios over 90%; and

          (5) No more than 10% of all mortgage loans included in the collateral for a series may be "CONDOMINIUM LOANS," which are mortgage loans secured by condominium units.

     Eligible mortgage loans must meet these additional limitations as of the date the series of bonds are issued and as of any date on which Main Place pledges additional eligible mortgage loans to the trustee or withdraws any eligible mortgage loan from the lien of the indenture for the series.

MANUFACTURED HOME CONTRACTS

     Eligible collateral may include manufactured housing conditional sales contracts and installment sales or loan agreements, secured by manufactured homes. These "MANUFACTURED HOME CONTRACTS" may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each manufactured home contract generally will be fully amortizing and will bear interest at a fixed rate of interest. Manufactured home contracts will have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "MANUFACTURED HOMES" securing the manufactured home contracts generally will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the structure; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

ELIGIBLE MORTGAGE PASS-THROUGH CERTIFICATES

     Eligible collateral for a series includes not only mortgage loans, but also eligible mortgage pass-through certificates. "ELIGIBLE MORTGAGE PASS-THROUGH CERTIFICATES" are certificates or other instruments that:

          (1) evidence an undivided interest in pools of fixed or adjustable-rate residential mortgage loans; and

          (2) have either:

               - been rated by each rating agency rating the bonds in a rating category at least as high as the rating of the bonds; or

               - been rated by one of the rating agencies, and the other rating agency has consented in writing to including the certificates in the eligible collateral for the series; or

               - been otherwise approved for inclusion in the eligible
                    collateral by all of the rating agencies rating the bonds, as confirmed in writing by each of the rating agencies.

     In addition, before including a mortgage pass-through certificate in the eligible collateral for a series, Main Place must obtain a written confirmation from each rating agency rating the series that including the certificates will not affect the ratings of the bonds.

     Unless otherwise specified in the prospectus supplement, the mortgage note and other mortgage documents related to the mortgage loans underlying an eligible mortgage pass-through certificate to be held by a trustee or an independent custodian. In addition, unless otherwise specified in the prospectus supplement, the underlying mortgage loans are required to be serviced by a servicer that is approved by Ginnie Mae, Fannie Mae or Freddie Mac. The servicer is also required to advance funds in the event of payment delinquencies, which is known as making an "ADVANCE." A servicer is not required to make advances unless the servicer reasonably believes that the advance is recoverable from future collections or recoveries on the mortgage loan.

GOVERNMENT SECURITIES

     Government securities are eligible as collateral for the bonds. "GOVERNMENT SECURITIES" consist of the following:

     - direct obligations of the United States, entitled to the full faith and credit of the United States;

     - Freddie Mac certificates;

     - Fannie Mae certificates; and

     - Ginnie Mae certificates.

     Government securities that, by their terms, do not bear interest are not eligible collateral unless they mature in less than one year.

      FREDDIE MAC CERTIFICATES

     "FREDDIE MAC CERTIFICATES" are issued by Federal Home Loan Mortgage Corporation, known as "FREDDIE MAC." Freddie Mac is a publicly held government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970. Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the home mortgage secondary market and promote nationwide access to residential mortgage credit by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. Freddie Mac's principal activity consists of purchasing first lien residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and reselling those loans and participations in the form of guaranteed mortgage securities.

     Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans. The mortgage loans may be fixed or adjustable-rate mortgage loans or participation interests in mortgage loans, including conventional mortgage loans, FHA insured mortgage loans or VA guaranteed mortgage loans. Most loans underlying a Freddie Mac certificate are secured by first liens on one-to four-family residential properties.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest by each borrower at the rate provided for by the guarantee, whether the borrower actually makes the payment or not. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate that all principal on the underlying mortgage loans eventually will be paid through to the registered holders of the Freddie Mac certificate. In the case of some Freddie Mac certificates, Freddie Mac guarantees the timely payment of scheduled principal. The Freddie Mac guarantee is an obligation solely of Freddie Mac. It is not backed by, nor entitled to, the full faith and credit of the United States. There is currently an active secondary market for Freddie Mac certificates, but there is no assurance that this market will continue.

      FANNIE MAE CERTIFICATES

     "FANNIE MAE CERTIFICATES" are mortgage pass-through certificates issued by Federal National Mortgage Association, known as "FANNIE MAE." Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing the lenders' funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors. By attracting these investors, who may not ordinarily invest in mortgages, Fannie Mae expands the total amount of funds available for housing. Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     Each Fannie Mae certificate represents an undivided interest in a pool of mortgage loans, which may consist of FHA insured mortgage loans, VA guaranteed mortgage loans or conventional mortgage loans. Fannie Mae guarantees the full and timely payment of scheduled principal and interest at the applicable certificate rate, and full collection of principal on the mortgage loans in the pool represented by each Fannie Mae certificate. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. There is currently an active secondary market for Fannie Mae certificates, but there is no assurance that this market will continue.

      GINNIE MAE CERTIFICATES

     "GINNIE MAE CERTIFICATES" are guaranteed by Government National Mortgage Association, known as "GINNIE MAE." Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, authorizes Ginnie Mae to guarantee the timely payments of the principal of, and interest on, certificates that are based on and backed by a pool of eligible loans, including FHA-insured and VA-guaranteed mortgage loans.

     The full faith and credit of the United States is pledged to the payment of any amounts owed under a Ginnie Mae guaranty.

     Each Ginnie Mae certificate is a "fully-modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA insured or VA guaranteed mortgage loans. Each Ginnie Mae certificate evidences a proportional undivided interest in a pool of FHA insured or VA guaranteed mortgage loans secured by single family residences. Ginnie Mae guarantees the timely payment of principal and interest at the applicable certificate rate on, and the full collection of the principal of, the mortgage loans underlying each Ginnie Mae certificate. There is currently an active secondary market in Ginnie Mae certificates, but there is no assurance that this market will continue.

SHORT-TERM MONEY MARKET INSTRUMENTS

     "SHORT-TERM MONEY MARKET INSTRUMENTS" include cash and any of the following instruments, but only if the instrument has a remaining term to maturity not in excess of 90 days from the date on which the instrument is pledged to the trustee:

          (1) demand deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company organized under the laws of the United States or any State and subject to the supervision of and examination by Federal and/or State banking or depository institution authorities, so long as the commercial paper, if any, of the depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper, if any, of the holding company) at the time of the investment or contractual commitment providing for such investment has the highest commercial paper credit rating from each rating agency (or which meets the other criteria as will not result in a downgrading or removal of the rating of the bonds by either rating agency);

          (2) repurchase obligations with respect to government securities entered into either:

               - pursuant to a written agreement with an entity that has
                    received the highest short-term credit rating from each rating agency, where the trustee has taken delivery of any such security; or

               - with a depository institution or trust company described in clause (1) above; and

          (3) commercial paper rated by each rating agency rating the bonds in its highest short-term rating category or that meets other criteria that will not result in a downgrading or removal of the rating of the bonds by any rating agency.

BASIC MAINTENANCE AMOUNT

     The indenture for a series will require Main Place to maintain eligible collateral with an aggregate discounted value at least equal to the basic maintenance amount. If the only eligible collateral pledged to secure bonds in a series were cash, then the amount of cash could equal the basic maintenance amount. Because the market value of other eligible collateral must be discounted, eligible collateral other than cash will have a market value significantly higher than the basic maintenance amount.

     The "BASIC MAINTENANCE AMOUNT" as of the date of a valuation means an amount equal to the sum of:

          (1) the aggregate principal amount of the outstanding bonds; plus

          (2) an amount equal to interest accrued on the outstanding bonds for the number of days specified in the prospectus supplement.

     Notwithstanding the foregoing, the basic maintenance amount for a particular series of bonds may be changed in accordance with the requirements of the rating agencies rating the series.

     Each rating agency for a series of bonds will determine the "DISCOUNT FACTORS" that it deems appropriate for each type of eligible collateral. The discount factors will be set forth in the prospectus supplement. The "DISCOUNTED VALUE" of the eligible collateral for a series will be the sum of the market values of the eligible collateral multiplied by the applicable discount factors determined by each rating agency. If more than one rating agency rates a series of bonds, then those rating agencies might assign different discount factors to the collateral. In that case, the discounted value will be determined using the lower discount value.

     The "MARKET VALUE" of eligible collateral as of a valuation date is determined as of a date, called the "DETERMINATION DATE," not more than three business days, or another number of days if specified in the prospectus supplement relating to a series, before the relevant valuation date. The market value of any security or instrument may not exceed the unpaid principal balance of the security or instrument, and is determined as follows:

          (1) The market value of cash, demand deposits, and next business day's repurchase agreements is equal to the face value of the security or instrument.

          (2) The market value of Freddie Mac certificates, Fannie Mae certificates, Ginnie Mae certificates and other government securities, with a remaining term to maturity of more than 90 days, is equal to the product of:

               (a) the aggregate principal amount of the mortgage loans
                    evidenced by each Freddie Mac, Fannie Mae or Ginnie Mae certificate, as shown in the most recent report received by the trustee, or the aggregate principal amount of the other government securities, and

               (b) the lower bid price for the same kind of certificate having as nearly as practicable the same interest rate and maturity, as quoted to the trustee by two nationally recognized securities dealers.

                    If only one bid price is available, then the market value will equal the aggregate principal amount multiplied by the bid price. If no bid prices are available, the market value will equal the aggregate principal amount multiplied by the bid price that would result in the yield for the same type of certificate having as nearly as practicable the same interest rate and maturity, as published on an applicable determina-tion date in The Wall Street Journal or The New York Times.

          (3) The market value of a short-term money market instrument (other than those described in (1) above), or any government security, other than Fannie Mae, Freddie Mac or Ginnie Mae certificates, having a remaining term to maturity 90 days or less, is equal to the face amount of the instrument multiplied by the lower of the bid prices therefor obtained by the trustee as of the close of business on the determination date from two nationally recognized securities dealers making a market in securities of that type.

          (4) The market value of eligible mortgage pass-through certificates is equal to the lesser of:

               (a) the outstanding aggregate principal balance of the eligible mortgage pass-through certificates; and

               (b) the outstanding aggregate principal balance of the mortgage loans underlying the eligible mortgage pass-through certificates, as shown by the most recent report related to each such certificate received by the trustee, multiplied by:

                    - the lower of the bid prices per dollar of outstanding
                          principal amount on the determination date for the eligible mortgage pass-through certificates; the trustee will seek the bid prices as of the determination date from two nationally recognized securities dealers making a market in the mortgage pass-through certificates;

                    - if only one bid price for the certificates is available, the dollar value of that bid price;

                    - if no bid price for the certificates is available, then
                          the dollar value of the lower of the bid prices per dollar of outstanding principal amount for conventional mortgage pass-through certificates with comparable pass-through rates and with underlying mortgage loans of comparable terms, as quoted to the trustee as of the determination date by two nationally recognized securities dealers selected by the trustee and making a market in conventional mortgage pass-through certificates;

                    - if only one bid price for comparable certificates is
                          available, the dollar value of that bid price.

     In the event the trustee cannot obtain bid prices for the certificates or for comparable certificates, the market value will equal the lesser of:

          (1) the outstanding aggregate principal balance of the eligible mortgage pass through certificates; and

          (2) the outstanding aggregate principal balance of the mortgage loans underlying the eligible mortgage pass-through certificates, as shown by the most recent report related to each such certificate received by the trustee before the determination date, multiplied by the price per dollar of outstanding principal amount that would result in a yield, computed on the basis of the same prepayment assumptions then accepted in the market for use in calculating yields on Ginnie Mae certificates, 0.10% greater than the yield on the determination date, as published by The Wall Street Journal or The New York Times, for Ginnie Mae certificates with the same pass-through rate, or, if there are none with the same, then the next higher pass-through rate as the eligible mortgage pass-through certificates.

     To determine the market value of eligible mortgage loans, the trustee first will group the loans according to weighted average interest rate and weighted average maturity, and other group criteria provided for in the indenture. Then the trustee will obtain market quotations for each group of eligible mortgage loans. The market value of the eligible mortgage loans will equal the lower of the market quotations for the eligible mortgage loans obtained from any two nationally recognized dealers in mortgage instruments selected by the trustee. If only one quotation is available, then the market value will equal that quotation. Market value is determined as of the determination date based upon unpaid principal balances shown in the most recent report prepared by or for the trustee. The report must contain information as of a date no more than 30 days prior to the determination date.

     If market quotations are not available, the market value of eligible mortgage loans will be determined by discounting the remaining scheduled payments of principal of, and interest on, the eligible mortgage loans. If a borrower is delinquent in payments on an eligible mortgage loan, its market value is discounted by an amount, if any, required by each rating agency rating the series. This amount will be described in the prospectus supplement. The rate at which the payments are discounted to derive market value is known as the market value rate. "MARKET VALUE RATE" means:

          (1) As to conventional mortgage loans (other than mortgage loans known as "JUMBO MORTGAGE LOANS" having principal balances at origination in excess of the applicable maximum amounts established by Fannie Mae and Freddie Mac for mortgage loan purchases), a rate (rounded to the nearest one-hundredth of one percent) equivalent to the yields at which either Fannie Mae or Freddie Mac, at the election of the trustee, committed itself to purchase conventional mortgage loans of the same type for the shortest available delivery period, determined as of the determination date; and

          (2) As to FHA insured or VA guaranteed mortgage loans, a rate (rounded to the nearest one-hundredth of one percent) equivalent to the yields at which Fannie Mae committed itself to purchase FHA insured and VA guaranteed mortgage loans, as the case may be (or either, if commitments for both were not made), for the shortest available delivery period, determined as of the determination date.

     The trustee will find the yields used to determine the market value rate in The Wall Street Journal or The New York Times or will obtain them directly by Fannie Mae or Freddie Mac. In each case, the yields will be reduced by any servicing fee that is included in the gross yield quotations.

     In the event that the Fannie Mae and Freddie Mac rates are not available as of a determination date, then the trustee will make this calculation using a rate 0.50% greater than the yield Fannie Mae quotes as of the determination date for a Fannie Mae certificate with the same coupon interest rate as the weighted average coupon interest rate of the eligible mortgage loans, or, if there are none with the same, then the next higher coupon interest rate. This alternative method also will be used with respect to conventional mortgage loans, including jumbo mortgage loans, in the event that Fannie Mae or Freddie Mac cease to conduct auctions or post rates with respect to those kinds of mortgage loans, and with respect to FHA insured or VA guaranteed mortgage loans, in the event that Fannie Mae ceases to post FHA-VA commitment rates.

     Main Place and the trustee may change the definition of basic maintenance amount, the frequency of valuation dates, the discount factors, or any other aspect of the method for determining the market value of any item of eligible collateral without the consent of the holders of the bonds if those changes are permitted by law and will not impair the rating assigned to the bonds by each rating agency rating the series, as confirmed in writing by the rating agencies. To the extent these items are changed before a series of bonds is issued, the changes will be explained in the prospectus supplement.

     The trustee is required to deliver a report containing information about the market value of the collateral to Main Place within two business days after each valuation date. The information required to be included in the report is described in more detail under "The Indenture -- Reports on Pledged Property." Scheduled reductions in the principal amounts of the eligible collateral or possible prepayments or decreases in the market value of the eligible collateral may cause the discounted value of the eligible collateral to be less than the basic maintenance amount. In that event, the indenture requires that Main Place, no later than the cure date, deliver additional eligible collateral to the trustee or the custodian, substitute eligible collateral, or, if it elects to do so, repurchase a number of outstanding bonds so that the trustee can, no later than the cure date, deliver a new report showing that the discounted value of the eligible collateral, determined as of a date no later than the cure date is at least equal to the basic maintenance amount. If Main Place elects to satisfy the foregoing obligation to restore the discounted value of the eligible collateral to the basic maintenance amount by delivering mortgage loans to the custodian, the mortgage loans included in the pledged property after the delivery of the mortgage loans must meet the requirements relating to the limits on the types and characteristics of those mortgage loans to ensure that all mortgage loans delivered to the trustee or custodian are eligible mortgage loans.

--------------------------------------------------------------------------------
MORTGAGE LOAN PROGRAMS
--------------------------------------------------------------------------------

     As specified in the prospectus supplement, Main Place expects to acquire mortgage loans that are originated by parties who may or may not be affiliated with Main Place. The mortgage loans will be underwritten in accordance with the underwriting guidelines of the originator of the loans. The underwriting guidelines of two of Main Place's affiliates are described below. To the extent the underwriting guidelines used to originate mortgage loans included in the collateral for a series differ from the description below, the underwriting guidelines used will be summarized in the prospectus supplement.

UNDERWRITING STANDARDS OF NATIONSBANC MORTGAGE CORPORATION

      NATIONSBANC MORTGAGE

     Main Place may purchase mortgage loans originated or acquired by NationsBanc Mortgage Corporation ("NATIONSBANC MORTGAGE"). NationsBanc Mortgage is a wholly-owned subsidiary of NationsBank, N.A., which is an indirect, wholly-owned subsidiary of BankAmerica Corporation. NationsBanc Mortgage is primarily engaged in the business of:

          (1) originating and purchasing residential mortgage loans in its own name; and

          (2) servicing residential mortgage loans for its own account or for the account of others.

     NationsBanc Mortgage's principal executive offices are located at 201 North Tryon Street, 14th Floor, Charlotte, North Carolina 28255 and the telephone number is (704) 388-4545, and NationsBanc Mortgage's operations offices are located at 101 East Main Street, Suite 400, Louisville, Kentucky 40202 and the telephone number is (502) 566-5100. NationsBanc Mortgage is approved by Ginnie Mae, Fannie Mae and Freddie Mac as a seller/servicer.

      UNDERWRITING STANDARDS

     Each mortgage loan originated or acquired by NationsBanc Mortgage has satisfied the company's credit, appraisal and underwriting guidelines, which can be varied when NationsBanc Mortgage deems the variation appropriate. NationsBanc Mortgage's underwriting guidelines are intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These underwriting guidelines are applied in a standard procedure intended to comply with applicable federal and state laws and regulations.

     The underwriting procedure generally includes a set of specific criteria pursuant to which the underwriting evaluation is made. However, the loan does not need to satisfy each of the criteria individually. NationsBanc Mortgage will have considered a mortgage loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting guidelines. A mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for those criteria or if for other reasons the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     Initially, a prospective borrower is required to fill out a detailed industry standard application designed to provide pertinent credit information. As part of the description of the prospective borrower's financial condition, the applicant must provide current information describing assets and liabilities and a statement of income and expenses. The applicant also authorizes NationsBanc Mortgage to apply for a credit report summarizing the applicant's credit history with merchants and lenders and any record of bankruptcy. In most cases, NationsBanc Mortgage obtains an employment verification in which the applicant's employer confirms the length of the applicant's employment, the applicant's current salary and an indication whether the employer expects the applicant to continue that employment in the future. In the alternative, NationsBanc Mortgage may verify employment and earnings through analysis of copies of IRS W-2 federal withholding forms, current payroll earnings statements and account statements of the applicant. If a prospective borrower is self-employed, the applicant is required to submit copies of signed tax returns. The applicant also authorizes deposit verification at all financial institutions where the applicant has accounts. NationsBank Mortgage may, as part of its overall evaluation of the applicant's creditworthiness, use a credit scoring system or mortgage scoring system to evaluate in a statistical manner the expected performance of a mortgage loan. These credit scoring systems are based on the pertinent credit information concerning the applicant provided through national credit bureaus, other information provided by the applicant and an assessment of specific mortgage loan characteristics, including loan-to-value ratio and type of loan product.

     NationsBanc Mortgage has employed alternative underwriting guidelines (the "limited or reduced documentation guidelines") for some qualifying mortgage loans underwritten by NationsBanc Mortgage through an underwriting program designed to streamline the loan review process. Some of these reduced loan documentation programs may not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the mortgaged property must have a loan-to-value ratio that supports the amount of the mortgage loan and the borrower must have a good credit history. Eligibility for this type of program may be determined by use of a credit scoring model.

     Once all applicable employment and deposit documentation and the credit report are received, NationsBanc Mortgage determines whether the prospective borrower has sufficient monthly income available: (1) to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property, such as property taxes, hazard insurance and maintenance and utility costs; and (2) to meet other financial obligations and monthly living expenses.

     To determine the adequacy of the mortgaged property as collateral, an independent appraisal is made of each mortgaged property considered for financing. The appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The appraisal is based on the appraiser's estimate of values, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.

     Certain states where the mortgaged properties securing the mortgage loans are located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. NationsBanc Mortgage's underwriting guidelines in all states require that the value of the mortgaged property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values. There can be no assurance, however, that the value of the mortgaged property will support the outstanding loan balance in the future.

UNDERWRITING STANDARDS OF BANK OF AMERICA, FSB

      BANK OF AMERICA, FSB

     Bank of America, FSB, is a wholly-owned subsidiary of BankAmerica Corporation. Bank of America, FSB originates and services home loans nationwide through retail, wholesale, and other specialized channels.

     Bank of America, FSB's headquarters are located at 121 SW Morrison Street, Portland, Oregon, and its administrative offices are located at 555 California Street, San Francisco, California 94104, and the telephone number is (415) 622-2220. Bank of America, FSB has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the VA, Ginnie Mae, Fannie Mae and Freddie Mac.

      UNDERWRITING STANDARDS

     Bank of America, FSB, and certain "affiliated sellers" have written, and are continuously updating, underwriting guides for the origination of one- to four-family residential first mortgage loans (as modified from time to time, the "guides"). The underwriting standards as set forth in the guides are continuously revised based on prevailing conditions in the residential mortgage market, evolving credit standards of the affiliated sellers and the investment market for residential mortgage loans. Each mortgage loan originated or acquired by Bank of America, FSB, has satisfied the underwriting standards set forth in the guides.

     The underwriting standards set forth in the guides are intended to assess the prospective borrower's ability and willingness to repay the debt and the adequacy of the property as collateral for the loan requested. Credit policies of the affiliated sellers require that loan underwriters be satisfied that the value of the property being financed supports the outstanding loan balance with sufficient value at loan origination to mitigate the effects of adverse shifts in real estate values. The emphasis, however, remains on the borrowers' ability to repay debt.

     The real estate lending processes of the affiliated sellers for one- to four-family mortgage loans follow standard procedures, designed to comply with federal and state laws. Initially, a prospective borrower is required to complete a detailed application designed to provide to the underwriter pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after the applicable affiliated seller has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, the affiliated sellers generally require a description of assets and liabilities and income and expenses and obtain a credit report that summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In most cases, employment verification is obtained providing current and historical income information. The affiliated seller often obtains employment verification through an analysis of the prospective borrower's W-2 forms for the most recent two years and year-to-date earnings statement or most recent two years' tax returns. In the alternative, the affiliated seller can obtain this information from the prospective borrower's employer, who is asked to report the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit their federal tax returns for the past two years, plus year-to-date financial statements if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided. With respect to some loans, the affiliated seller telephones the employer to verify employment.

     Beginning in April 1994, the affiliated sellers began using an automated process to assist in making credit decisions on some residential real estate loans. As part of this process, a prospective borrower's credit history is assigned a score based on standard criteria designed to predict the possibility of a default by the prospective borrower on a mortgage loan. An application from a prospective borrower whose score indicates a high probability of a default will receive scrutiny from a senior underwriter who may override a decision based on the credit score. An application from a prospective borrower whose score indicates a low probability of default is eligible for the affiliated sellers' rapid processing program (the "RAPID PROCESSING PROGRAM"). Loans in the rapid processing program are subject to less stringent underwriting guidelines and documentation standards to verify the information in the application.

     With respect to most mortgage loans originated by the affiliated sellers, once the underwriter considering the loan application receives employment verification, or confirmation, and the credit report, the underwriter determines whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence, as well as to meet other financial obligations and monthly living expenses. Where there are two individuals co-signing any mortgage note, the income and payment obligations of both may be included in the computation.

     Prior to final loan approval a prospective borrower generally is expected to have liquid assets sufficient to cover the down-payment, closing costs and cash reserves that could be used to pay future housing expenses in a depository or related account of the borrower. However, the affiliated sellers generally do not require prospective borrowers to have these liquid assets when they originate refinance loans.

     An appraisal is made of each property to be financed. The appraisal is conducted by either a staff appraiser of the applicable affiliated seller, or in some instances, an independent fee appraiser licensed in the jurisdiction where the property is located. Generally, as part of the loan origination process, the appraiser personally visits the property and estimates its market value on the basis of comparable properties and other factors.

     The affiliated sellers generally have not made one- to four-family mortgage loans having loan-to-value ratios above 80% unless they have obtained or caused the borrowers to obtain primary mortgage insurance policies.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure.

     The underwriting standards contained in the guides applicable to all states require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. There can be no assurance, however, that the value will support the loan balance in the future.

--------------------------------------------------------------------------------
THE INDENTURE
--------------------------------------------------------------------------------

GENERAL

     For each series, Main Place will pledge collateral to a trustee under an "INDENTURE" to secure payments on the bonds issued under that indenture.

     The following summaries describe some of the provisions of the indenture. When particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of those summaries.

PLEDGE OF ELIGIBLE MORTGAGE LOANS

     Some or all of the bonds will be secured in whole or in part by eligible mortgage loans. If these types of bonds are issued, Main Place will pledge eligible mortgage loans, together with all principal and interest received on the eligible mortgage loans after a specified date, known as the "CUT-OFF DATE," for the related series. It will not include principal and interest due on or before the cut-off date for those bonds. Each eligible mortgage loan included in the initial pledged property will be identified in a schedule appearing as an exhibit to the servicing agreement. This exhibit will be amended from time to time to reflect the addition or deletion of eligible mortgage loans. The schedule will include information as to the principal balance of each eligible mortgage loan, the address of the property, the interest rate and the maturity of each mortgage loan.

     If specified in the prospectus supplement, Main Place will not be required to deliver mortgage notes and other loan documents related to a mortgage loan to the trustee or a document custodian (the "CUSTODIAN") at closing or at any later time unless there is a trigger event described in the prospectus supplement.

     Otherwise, Main Place will be required, as to each eligible mortgage loan, to deliver to the trustee or the custodian:

     - the mortgage note endorsed in blank; and

     - an assignment of the related mortgage in blank in a form for recording or filing as may be appropriate for the state where the mortgaged property is located.

     In lieu of delivering an individual mortgage assignment, Main Place may instead deliver a blanket assignment by county, which will also be in recordable form. In addition, Main Place also will deliver to the trustee or the custodian the original recorded mortgage with evidence of recording or filing indicated on it, or a copy of the mortgage certified by the recording office in those jurisdictions where the original is retained by the recording office. In the event that recorded documents cannot be delivered due to delays in connection with recording, the indenture permits Main Place to deliver to the trustee copies of them, certified by Main Place or the servicer to be true and complete copies of the documents sent for recording. In that event, the indenture requires Main Place to deliver the original recorded documents to the trustee promptly upon receipt by Main Place.

     For any mortgage that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS"), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the trustee and the applicable servicers will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The custodian will review the mortgage documents within a specified number of days of receipt to ascertain that all required documents have been executed and received and are in proper form on their face. The custodian will hold mortgage documents for each series of bonds in trust for the benefit of holders of the bonds for that series. If any document is found by the custodian not to have been properly executed or received or to be unrelated to the eligible mortgage loans identified in the servicing agreement, and this defect cannot be cured within the permitted time period, Main Place will pledge and deliver enough additional collateral so that, after the pledge, the discounted value of the eligible collateral is at least equal to the basic maintenance amount. This additional collateral may include:

     - additional eligible mortgage loans;

     - other eligible collateral and/or substitute eligible mortgage loans; or

     - other eligible collateral.

     Under the indenture for a series of bonds secured in whole or in part by eligible mortgage loans, the trustee will require that Main Place record the assignments of the mortgages securing the eligible mortgage loans be pledged to the trustee when it receives notification that the ratings of NationsBank, N.A.'s debt obligations have fallen below the rating specified in the prospectus supplement.

     Main Place will use its best efforts to record these assignments at its own expense promptly following a demand by the trustee. If the assignments are not recorded after demand by the trustee, the trustee will itself record the assignments of the mortgages, at the expense of Main Place. Main Place will not be required to record any assignment prior to its receipt of a demand from the trustee.

     Recordation is not necessary to make the pledge of the eligible mortgage loans to the trustee effective as between Main Place and the trustee. However, if Main Place makes a sale, assignment, satisfaction or discharge for any of the eligible mortgage loans prior to recording the assignments to the trustee, the other parties to the sales, assignments, satisfactions or discharges might have rights superior to those of the trustee. If Main Place takes this type of action without having the authority to do so under the indenture, Main Place will be liable to the trustee and the holders of those bonds. Moreover, if insolvency proceedings relating to Main Place are commenced prior to a recording, creditors of Main Place may be able to assert rights in the affected eligible mortgage loans superior to those of the trustee.

     The indenture for your series of bonds will allow Main Place to grant modifications or waivers with respect to the eligible collateral, including, for example, assumption of mortgage loans and related mortgages.

WITHDRAWALS AND SUBSTITUTIONS OF COLLATERAL

     Main Place may, from time to time as it chooses, withdraw or substitute the pledged property. In order for Main Place to withdraw or substitute the pledged property, it must either:

          (1) Demonstrate that the discounted value of the eligible collateral of the remaining pledged property after the withdrawal or substitution would at least equal the basic maintenance amount. This shall be based on the most recent report of the trustee valuing the eligible collateral and it will include withdrawals and substitutions of pledged property which occurred after the report was made;

                or

          (2) Main Place has the trustee prepare a new report showing that the discounted value of the eligible collateral of the pledged property after the proposed withdrawal or substitution will at least equal the basic maintenance amount. This calculation of the discounted value of the eligible collateral will be based on value no more than three business days, or other number of days as specified in the prospectus supplement, prior to the date of the trustee's report.

     Pledged property which was not included in the discounted value of the eligible property as of the most recent valuation date may be withdrawn at any time:

     - so long as the discounted value of the eligible collateral was at least equal to the basic maintenance amount as of the valuation date; and

     - no withdrawals of eligible collateral were made after the valuation date.

     During the continuance of any event of default, Main Place may not withdraw or substitute pledged property. Main Place may pledge additional eligible collateral at any time.

LIQUIDITY

     Main Place will be obligated to pledge deposit securities to the trustee or make other arrangements acceptable to the rating agencies for the bonds that are sufficient to pay all interest and principal on the bonds on their stated maturity. The prospectus supplement for a series of bonds will tell you the number of days before the stated maturity for those bonds in which Main Place will be required to make the pledge or other arrangement. The amount of cash that will be available in the distribution account and the reserve fund on the stated maturity shall be taken into account with the deposit securities or other arrangement in determining that there is a sufficient amount to pay all interest and principal on the bonds at the stated maturity.

     If Main Place does not use any of these options, the trustee will be obligated immediately to liquidate the "PLEDGED PROPERTY" in an amount sufficient to pay all of the interest and principal payable on the bonds on the stated maturity.

     When the deposit securities are delivered, or other arrangements completed, the bonds of that series will no longer be deemed outstanding and the trustee will be obligated to release all other pledged property held by the trustee under the lien of the indenture.

     In addition, Main Place may choose to deliver deposit securities to the trustee as payment for the redemption price pursuant to a mandatory partial redemption of the bonds. Main Place may do this instead of having the trustee liquidate the pledged property. If Main Place chooses this option, it must:

     - notify the trustee on the cure date of the redemption; and

     - deliver the deposit securities in the full amount of the redemption price of the bonds to be redeemed.

     Deposit securities delivered in accordance with the preceding paragraphs must mature prior to the date on which those deposit securities were delivered.

     "DEPOSIT SECURITIES" include:

     - cash;

     - government securities, other than Freddie Mac certificates, Fannie Mae certificates or Ginnie Mae certificates;

     - short-term money market instruments; and

     - other instruments specified in the prospectus supplement for the series of bonds.

PURCHASE AND RESALE OF THE BONDS

     Main Place may, from time to time, purchase outstanding bonds of a series on the open market or by private sale. Bonds held by Main Place or its affiliates, other than NationsBanc Montgomery Securities LLC, will not be deemed outstanding for the purposes of determining the basic maintenance amount or for other purposes under the indenture for that series of bonds.

     Under the indenture, Main Place will not, and will not permit its affiliates, other than NationsBanc Montgomery Securities LLC, to sell any bonds acquired by Main Place or its affiliates unless the trustee prepares a report dated no more than five days prior to the sale. This report must also show that after the sale, the discounted value of the eligible collateral will not be less than the basic maintenance amount. The discounted value of the eligible collateral will be determined at Main Place's option as of the most recent valuation date or any subsequent date, but no later than the date of the report.

REPORTS ON THE PLEDGED PROPERTY

     When the bonds are issued, Main Place will deliver to the trustee reports as to the pledged property securing the series of bonds. Likewise, the trustee will deliver to Main Place reports after each valuation date on the pledged property securing the series of bonds. The reports will include:

     - the discounted value of the eligible collateral for the series of bonds;

     - information concerning the occurrence of late payments with respect to the eligible mortgage loans and the mortgage loans underlying the eligible mortgage pass-through certificates if included in the pledged property for the series of bonds;

     Market values will be determined as of the applicable determination dates.

     The reports may also contain information on specified characteristics of the mortgage loans and the percentages of mortgage loans having those characteristics.

     The first report made after the issuance of the series of bonds and some of the trustee's periodic valuation date reports on the series of bonds will be accompanied by letters from a firm of independent accountants regarding the calculations of Main Place and the trustee. Main Place will select the accounting firm.

PAYMENTS ON THE PLEDGED PROPERTY

     Under the indenture for the bonds, the trustee will be entitled to receive payments on the pledged property securing the bonds. This will include prepayments and payments as a result of default, but it will not include payments on eligible mortgage loans. Payments on eligible mortgage loans will be made directly to the servicer for deposit in the collection account.

     The servicer will not be entitled to payments if an event of default has occurred and is continuing. In this event, all those payments will be made directly to the trustee. Payments for other types of pledged property will be made directly to the trustee for deposit in the distribution account.

     Some funds, as described in the prospectus supplement, will be deposited into the reserve fund for that series of bonds.

     If specified in the prospectus supplement for the bonds, the trustee will remit to Main Place, upon Main Place's request, any excess funds in the distribution account and the reserve fund. This remittance will be made after required payments of interest and principal on the bonds in the series have been made or provided, so long as the discounted value of the eligible collateral, after giving effect to the request, will be equal to the basic maintenance account. This will not occur if an event of default occurred and is continuing.

     Some of the funds may be retained in the reserve fund for that series of bonds to pay some expenses of Main Place, if those expenses are not otherwise paid by Main Place.

MODIFICATIONS OF THE INDENTURE

     The indenture for each series of bonds, including the terms and conditions of the related bonds, may be modified or amended by Main Place and the trustee without the consent of the holders of the bonds. The modifications or amendments may be made for the following purposes:

     - evidencing the succession of another entity to Main Place;

     - adding to the covenants of Main Place for the benefit of the holders of the bonds of that series or surrendering any right or power conferred upon Main Place;

     - securing the bonds of the series in any manner which is in addition to the manner in which the bonds are secured by the indenture and the pledged property;

     - correcting any ambiguity or defective or inconsistent provisions contained in the indenture or making any other provisions as to matters or questions arising under the indenture, but these changes must not adversely affect the interests of the holders of the bonds of the series in any material respect; or

     - modifying, eliminating or adding to the provisions of the indenture as necessary to continue compliance of the indenture under the Trust Indenture Act of 1939.

     In addition, the indenture may be modified or amended by Main Place and the trustee, without the consent of the holder of any bond, for the following reasons:

     - to provide for the addition of new types of eligible collateral to the types of eligible collateral currently allowed under the indenture;

     - changing the characteristics of, or percentage limitations applicable to, some types of eligible collateral;

     - providing for reductions in the discount factors used in valuing the eligible collateral;

     - providing for an increase in the frequency of valuation dates; or

     - providing for a change in the definition of basic maintenance amount or the methodology used in calculating market value if these additions, changes, reductions or increases are approved of by each rating agency rating the bonds of series and will not impair the rating then assigned to those bonds by each of the rating agencies, as confirmed in writing by the rating agencies.

     Modifications and amendments to the indenture relating to a series may also be made, and future compliance with, or past default under, by Main Place may be waived, either:

     - with the written consent of the holders of at least 66 2/3% in aggregate principal amount of the bonds of the series at the time outstanding; or

     - by the adoption of a resolution, at a meeting of the holders of the bonds of the series at which a quorum, as defined below, is present, by at least 66 2/3% in aggregate principal amount of the outstanding bonds represented at this meeting.

     However, no modification or amendment to the indenture mentioned above may, without the written consent or the affirmative vote of the holder of each bond of the series affected:

     - change the time of payment of the principal of bond when the principal is due, whether at stated maturity, upon call for redemption, acceleration or otherwise;

     - change the time of payment of any installment of interest on the bond when the payment is due, whether on any interest payment date, at the stated maturity, on any redemption date, upon acceleration of the principal of the bonds, or otherwise;

     - reduce the principal of or interest on the bond;

     - make the principal or interest of the bonds payable in any coin or currency other than that provided in the bonds;

     - impair the right to institute suit for the enforcement of any payment as to the bond;

     - permit the creation of any lien, other than the lien of the indenture, on the pledged property or terminate the lien of the indenture on the pledged property, except in such cases as permitted by, and pursuant to, the indenture, or deprive the bonds of the security afforded by the lien of the indenture and the pledged property;

     - reduce the percentage of the principal amount of the outstanding bonds necessary to modify or amend the indenture or to waive any future compliance with it or past default under it; or

     - reduce the percentage of votes required for the adoption of a resolution or the quorum required at any meeting of the holders of the bonds at which a resolution is adopted or remove the obligation of Main Place to maintain an office or agency in the place described in the indenture to make payments on the bonds.

     The quorum, at any meeting called to adopt a resolution, will be persons holding or representing a majority in aggregate principal amount of the outstanding bonds and, at any reconvened meeting adjourned for lack of a quorum, 25% of the aggregate principal amount.

EVENTS OF DEFAULT UNDER THE INDENTURE

     The indenture for the bonds define an event of default. An "EVENT OF DEFAULT" will be:

          (1) failure by Main Place to deliver to the trustee deposit securities or to make other arrangements satisfactory to the rating agencies to provide for the payment of the principal and accrued interest on the bonds, when this principal becomes due and payable at the stated maturity;

          (2) default in the payment of any interest on the bonds when the interest becomes due and payable, whether on any interest payment date, at stated maturity, on any redemption date, upon acceleration of the principal of the bonds, or otherwise and continuation of this default for a period of five days;

          (3) default in the payment of the principal of the bonds when this principal becomes due and payable, whether at stated maturity, upon call for redemption, or by acceleration or otherwise;

          (4) material breach or inaccuracy of any representation or warranty of Main Place made in, or pursuant to, the indenture and Main Place has been given notice of default, or notice has been given to Main Place and the trustee by the holders of at least 10% in the aggregate principal amount of the outstanding bonds, which shall occur if Main Place does not remedy the breach or inaccuracy within 30 days after it is given notice;

          (5) material default in the performance or observance by Main Place of any other material covenant or condition to be performed or observed by it in the indenture and continuance of this default for a period of 30 days after notice to Main Place by the trustee or to Main Place and the trustee by the holders of at least 10% in aggregate principal amount of the outstanding bonds;

          (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging Main Place bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect to, Main Place under any bankruptcy, insolvency or any other applicable law, or appointing a receiver, liquidator, assignee, trustee, conservator, sequestrator, or other similar official, of Main Place or of any substantial part of the Main Place's property, or ordering the winding up or liquidation of Main Place's affairs, and the continuance of this decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the institution by Main Place of proceedings to be adjudicated bankrupt or insolvent, or Main Place's consent to the institution of bankruptcy or insolvency proceedings against it, or the filing by Main Place of a petition or answer or consent seeking reorganization or relief under any bankruptcy, insolvency or any other applicable law or the consent by Main Place to the filing of this type of petition or to the appointment of a receiver, liquidator, assignee, trustee, conservator, sequestrator, or other similar official, of Main Place, or of any substantial part of Main Place's property, or the making by Main Place of an assignment for the benefit of creditors, or the admission by Main Place in writing of its inability to pay its debts generally as they become due, or the taking of limited liability company action which furthers those actions.

     In the case of an event of default of the type described in clauses (1),
(2) or (3) of the preceding paragraph, the entire principal amount of the bonds shall automatically become due and payable immediately. If an event of default of the type described in clauses (4), (5), (6) or (7) of the preceding paragraph shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding bonds may declare the entire principal amount of the bonds to be due and payable immediately.

     In realizing upon the pledged property upon the occurrence of an event of default on a series of bonds, the trustee will be permitted:

     - to register and/or record in its name any of the pledged property not yet registered and/or recorded;

     - to sell the pledged property in one lot or several lots as it may be deemed appropriate; and

     - to exercise otherwise the remedies of a secured party under the Uniform Commercial Code.

     These actions will occur unless an event of default has been annulled or waived by the holders of at least 66 2/3% in aggregate principal amount of the outstanding bonds, or such lesser amount as shall have acted at a meeting pursuant to the provisions of the indenture.

     The trustee also will be authorized to institute suits against Main Place for the collection of all unpaid principal of and interest on the bonds, to collect the deficiency, if any, after the sale of the pledged property, and to file proofs of claim in any bankruptcy, insolvency or similar proceedings involving Main Place. The trustee may also take other appropriate action to enforce payment of the bonds or to enforce any of the above-described rights or powers under the indenture, but shall not be required to take any action that would involve the trustee in personal liability or expense.

     In addition, following an acceleration of the bonds of a series arising out of an event of default, the trustee will be required to use its best efforts to arrange for the sale of the pledged property and the repayment of the bonds on a date not later than 15 days, or 30 days if eligible mortgage loans or eligible mortgage pass-through certificates are included in the eligible collateral, following the date on which payment of principal of the bonds has been accelerated.

     Under the indenture for the series of bonds, the trustee will have a lien on the pledged property superior to that of the holders of the bonds. This superior lien will be used for the payment of all expenses, liabilities and advances incurred or made by the trustee in connection with the collection or other realization upon the pledged property upon the occurrence of an event of default. These expenses, liabilities and advances include reasonable compensation for any required servicing of eligible mortgages and for extraordinary time spent by the officers, employees, agents or attorneys of the trustee directly in connection with the collection or other realization upon the pledged property because of the event of default.

     If, following an event of default on a series of bonds, the proceeds of liquidation of the related pledged property are not sufficient to pay the entire amount remaining payable on the bonds of that series, those holders would, as to the deficiency, be general creditors of Main Place, and upon any liquidation of Main Place, the holders of those bonds would rank on a parity with the general creditors of Main Place.

AUTHENTICATION AND DELIVERY OF BONDS

     Main Place may deliver, from time to time, bonds executed by it to the trustee and request that the trustee authenticate those bonds. Upon the receipt

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

of the bonds and the request, and subject to Main Place's compliance with the conditions specified in the indenture, the trustee will authenticate and deliver the bonds as Main Place may direct.

LIST OF BONDHOLDERS

     Three or more bondholders of the bonds of a series, each of whom has owned a bond of a series for at least six months, may, by written request to the trustee, obtain access to the list of all bondholders of bonds of the same series or of all bonds, as specified in the request, maintained by the trustee for the purpose of communicating with other bondholders with respect to their rights under the indenture. The trustee may elect not to afford the requesting bondholders access to the list of bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting bondholders, to these bondholders. In addition, if the trustee believes the mailing would not be in the best interests of bondholders or in violation of law, the trustee may file an objection with the SEC and the requesting bondholders. If the SEC overrules the trustee's objections, then the trustee will mail the communications to the bondholders.

ANNUAL COMPLIANCE STATEMENT

     Main Place will be required to file annually with the trustee a written statement as to fulfillment of its obligations under the indenture.

TRUSTEE'S ANNUAL REPORT

     The trustee under present law is required to mail each year to all registered bondholders of bonds of a series a brief report about any of the following events that may have occurred within the previous year, but if no event of this type has occurred, no report is required:

     - any change in its eligibility and qualifications to continue as the trustee under the indenture;

     - any amounts advanced by it under the indenture;

     - the amount, interest rate and maturity date of indebtedness owing by Main Place to it in the trustee's individual capacity;

     - any change in the property and funds relating to the series physically held by the trustee;

     - any additional issue of bonds of the series not previously reported, any change in the release or release and substitution of any property relating to the series subject to the lien of the indenture; and

     - any action taken by it that materially affects the bonds or collateral and that has not been previously reported. In any event, the trustee will make this information available to all bondholders on an annual basis.

TRUSTEE

     The trustee of each series of bonds will be specified in the prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with Main Place or any of its affiliates.

     The trustee may resign at any time, in which event Main Place will be obligated to appoint a successor trustee. Main Place may remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to act as trustee under the indenture, except in some cases in which a co-trustee is appointed that is eligible, or if the trustee becomes insolvent or otherwise incapable of acting with respect to any series of bonds. Main Place may also remove the trustee and appoint a successor trustee for any series of bonds at any time provided that Main Place receives confirmation that the appointment of the successor trustee will not result in the lowering of the rating of that series of bonds. The trustee with respect to a series of bonds may also be removed at any time by the holders of a majority in principal amount of the bonds of that series then outstanding.

     Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of this appointment by the successor trustee. The trustee, and any successor trustee, each will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000. The trustee's and the successor trustee's separate capital and surplus must at all times be at least the amount required by the Trust Indenture Act of 1939. Moreover, the trustee and the successor trustee will be subject to supervision or examination by federal or state authorities and will have an office in the United States.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The indenture will be discharged as a series upon the cancellation of all of the bonds and that series or, with some limitations, upon deposit with the trustee of funds sufficient for the payment or redemption thereof.

--------------------------------------------------------------------------------
SERVICING OF ELIGIBLE MORTGAGE LOANS
--------------------------------------------------------------------------------

GENERAL

     For each series of bonds for which the pledged property includes eligible mortgage loans, Main Place will enter into a servicing agreement with a servicer, which may be an affiliate of Main Place. The servicer will be responsible for servicing and administering the eligible mortgage loans pursuant to the servicing agreement. Main Place's rights under the servicing agreement for a series of bonds will be pledged to the trustee as additional security for the those bonds. The servicer will be paid a servicing fee.

     The servicer may enter into a subservicing agreement with a subservicer to perform various servicing functions for the servicer. The subservicer will be an independent contractor and will be subject to the supervision of the servicer. A subservicing agreement will not contain any terms or conditions that are inconsistent with the servicing agreement and will be approved by Main Place. The subservicer will receive a fee for its services and the fee will be paid by the servicer out of the fee paid to the servicer. The servicer will have the right to remove the subservicer of any eligible mortgage loan at any time for cause and at any other time upon the giving of the required notice and the payment of any required fee. If this happens, the servicer will continue to be responsible for servicing the eligible mortgage loan and will designate a replacement subservicer, which may include an affiliate of Main Place or the servicer.

SERVICING

     The servicer will perform diligently all services and duties customary by prudent mortgage lending institutions to the servicing of mortgages of the same type as the eligible mortgage loans in those jurisdictions where the related mortgaged properties are located. The servicer may perform these duties directly or, pursuant to subservicing contracts, through subservicers. The servicer will monitor each subservicer's performance and will have the right to remove a subservicer at any time if it considers this removal to be in the best interest of holders. The duties of the servicer include collection and remittance of principal and interest payments received, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. Unless otherwise specified in the prospectus supplement relating to a series of bonds, the servicer will not be obligated to make any advances with respect to delinquent payments on eligible mortgage loans.

PAYMENTS ON ELIGIBLE MORTGAGE LOANS

     Pursuant to the servicing agreement relating to a series of bonds, the servicer will establish and maintain a collection account in the name of the trustee for the benefit of the holders. The servicer will remit directly to the collection account for the related series of bonds payments on the related eligible mortgage loans as they are received. The collection account may be maintained as an interest-bearing account, or the funds held may be invested from time to time in eligible investments, as defined in the related prospectus supplement. The servicer or its designee will be entitled to receive any such interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in or credit to the collection account the amount of any loss immediately as realized.

     The collection account for a series of bonds must be maintained as a trust account or with a depository institution. This depository institution may be an affiliate of the servicer or Main Place, but its short-term debt obligations must be rated in at least as one of the two highest rating categories by each rating agency. In particular, if NationsBank, N.A. or an affiliate is the servicer for the series of bonds, the account may be a money market savings account maintained with NationsBank, N.A., or an affiliated bank. In addition, the collection account shall not be required to be invested in eligible investments and may be a commingled account containing other servicer funds so long as NationsBank, N.A. or an affiliate is servicer and BankAmerica Corporation or other party has (1) a rating acceptable to each rating agency rating the bonds and (2) guarantees the performance by the servicer to make the required remittances from the collection account to the distribution account.

     The servicer will deposit in the collection account payments and collections its received and credit payments and collections received on its behalf. The credits and deposits will be made on a daily basis, to the extent applicable, and after the date of the pledge to the trustee for the related series of bonds, other than payments due on or before the date of the pledge.

     The payments and collections will include:

     - all payments on account of principal and interest received by the servicer on the eligible mortgage loans, which, at its option, may be net of the servicing fee, including principal prepayments, in whole or in part;

     - all amounts received by foreclosure or otherwise in connection with the liquidation of defaulted eligible mortgage loans, net of expenses incurred in connection with the liquidation;

     - all proceeds received under any private mortgage insurance policy or title, hazard or other insurance policy covering any eligible mortgage loan, other than proceeds to be applied to the restoration or repair of the related mortgaged property;

     - any amounts required to be deposited or credited by the servicer in connection with losses realized on investments for the benefit of the servicer of the funds held in the collection account; and

     - all other amounts required to be deposited in or credited to the collection account under the servicing agreement.

     Under the servicing agreement for each series of bonds, the servicer will be authorized to make withdrawals from the collection account:

     - to reimburse the servicer from related insurance or liquidation proceeds for amounts expended by the servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of an eligible mortgage loan;

     - to pay to the servicer its servicing fee from interest payments received, if not previously retained, and any earnings from the investment of funds in the collection account in eligible investments, as defined in the related prospectus supplement;

     - to pay any expenses which were incurred and are reimbursable pursuant to the servicing agreement;

     - to pay to the servicer any amounts deposited in or credited to the collection account in error or any amounts for which a mortgagor's check has been returned and not honored by the mortgagor's bank for any reason;

     - to remit funds to the trustee for deposit into the applicable distribution account or reserve fund;

     - to clear and terminate the collection account upon the stated maturity of the related series of bonds; and

     - for other purposes as provided in the servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer will collect with diligence all required payments under the eligible mortgage loans securing the series of bonds. To do this, the servicer may, in its discretion:

     - waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of an eligible mortgage loan; and

     - arrange with a mortgagor a plan of relief, including a modification or extension of the mortgage loan, when appropriate, rather than recommending liquidation.

     In addition, the servicer may permit the modification of an eligible mortgage loan for the loan which the mortgagor has indicated its desire to refinance, but the mortgage loan must continue to be an eligible mortgage loan following the modification. Any arrangement of this kind will be made only upon determining that the coverage of the eligible mortgage loan by any private mortgage insurance policy will not be affected.

     Under the servicing agreement for a series of bonds, the servicer will be required to enforce "due-on-sale" clauses for the eligible mortgage loans to the extent contemplated by the terms of the eligible mortgage loans and permitted by applicable law. Where an assumption of, or substitution of liability to, an eligible mortgage loan is required by law, the servicer may permit the assumption of an eligible mortgage loan. If an assumption is to be allowed:

     - the mortgagor will remain liable on the mortgage loan, or a substitution of liability of the eligible mortgage loan; and

     - the new mortgagor will be substituted for the original mortgagor as being liable on the mortgage loan.

     Before allowing assumption, the servicer must receive assurance that the private mortgage insurance policy covering the eligible mortgage loan will not be affected.

     The servicing agreement may require the servicer to establish and maintain one or more escrow accounts to receive mortgagors' deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the mortgagors' escrow accounts may, among other things, be made:

     - to make timely payment of taxes, assessments and hazard insurance premiums or comparable items;

     - to reimburse the servicer out of related assessments for maintaining hazard insurance;

     - to refund to mortgagors amounts determined to be overages;

     - to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts; and/or

     - to repair or otherwise protect the mortgaged property and to clear and terminate any of the escrow accounts.

     The servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists.

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

HAZARD INSURANCE

     Under the servicing agreement for a series of bonds, unless otherwise provided in the prospectus supplement for that series, the servicer will be required to maintain for each eligible mortgage loan a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the mortgaged property is located. The coverage will be in an amount at least equal to the lesser of the outstanding principal balance of the eligible mortgage loan or the replacement cost of the related mortgaged property.

     As set forth above, all amounts collected by the servicer under any hazard policy will be deposited in the collection account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures.

     In the event that the servicer maintains a blanket policy insuring against hazard losses for those eligible mortgage loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The servicer is required to maintain a fidelity bond and errors and omissions policy, or their equivalent, with respect to officers and employees. This bond or policy must provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance. The bond or policy will be subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the servicing agreement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because policies relating to the eligible mortgage loans will be underwritten by different insurers, under different state laws, in accordance with different applicable state forms and laws, they will not contain identical terms and conditions. But most policies typically do not cover, among other things, any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.

     If, however, any mortgaged property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, then the servicer will maintain a flood insurance policy with a generally acceptable insurance carrier. This policy will meet the requirements of the current guidelines of the Federal Insurance

Administration. The flood insurance policy will provide coverage in an amount not less than the least of:

     - the unpaid principal balance of the eligible mortgage note;

     - the insurable value of the mortgaged property; or

     - the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.

     The hazard insurance policies covering the mortgaged properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, that clause provides that the insurer's liability in the event of partial loss does not exceed the larger of: (1) the replacement cost of the improvements less physical depreciation; or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of these improvements. To the extent residential properties appreciate in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

PRIVATE MORTGAGE INSURANCE

     To the extent specified by the prospectus supplement for a series, an eligible mortgage loan secured by a mortgaged property having an original loan-to-value ratio in excess of 80% must have a private mortgage insurance policy. This policy must insure against default of all, or a specified portion, of the principal amount which is in excess of a percentage of the appraised value of the mortgaged property as specified under Fannie Mae and Freddie Mac guidelines. If applicable, evidence of each private mortgage insurance policy will be provided to the trustee simultaneously with the pledge to the trustee of the related eligible mortgage loan.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED ELIGIBLE MORTGAGE LOANS

     The servicer will exercise its best reasonable efforts to keep each private mortgage insurance policy, if any, in full force and effect at least until the outstanding principal balance of the related mortgage loan is equal to the percentage of the appraised value of the mortgaged property specified in the prospectus supplement. The servicer has agreed or will agree to pay the premium for each private mortgage insurance policy on a timely basis in the event that the mortgagor does not make these payments.

     The servicer, on behalf of the trustee and the holders, will present claims to the insurer under an applicable private mortgage insurance policy and will take reasonable steps necessary to permit recovery under the insurance policy for the defaulted eligible mortgage loans. All collections by the servicer under the policies that are not applied to the restoration of the related mortgaged property are to be deposited in the collection account subject to withdrawals as described in the servicing agreement for each series of bonds.

     If any property securing a defaulted eligible mortgage loan is damaged and the proceeds, if any, from the hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable private mortgage insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless the servicer determines:

          (1) that the restoration will increase the proceeds to holders upon liquidation of the eligible mortgage loan after reimbursement of the servicer for its expenses; and

          (2) that the expenses will be recoverable to it through liquidation proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's primary compensation for its activities as servicer will come from the payment to it, with respect to each interest payment on an eligible mortgage loan, of an amount equal to the servicing fee. As principal payments are made on the eligible mortgage loans, the portion of each monthly payment which represents interest will decline, and, as a result, servicing compensation to the servicer will decrease as the eligible mortgage loans amortize. Prepayments and liquidations of eligible mortgage loans prior to maturity will also cause servicing compensation to the servicer to decrease.

     In addition, the servicer will be entitled to retain late payment charges and other fees and expenses related to loan assumptions, delinquencies, modifications, partial releases of security and releases for payment in full, if any, to the extent collected from mortgagors and investment income earned on funds in the collection account.

     The servicer will pay all expenses incurred in connection with its activities as servicer, subject to limited reimbursement as described above, including payment of expenses incurred in connection with distributions and reports to the trustee for each series of bonds.

EVIDENCE AS TO COMPLIANCE

     The servicing agreement relating to a series of bonds secured in whole or in part by eligible mortgage loans will provide that the servicer, at its expense, will have a firm of independent public accountants furnish a report annually to the trustee. The report will state that the firm has examined certain documents relating to the servicing of the eligible mortgage loans and that this review has disclosed no items of material noncompliance with the provisions of the servicing agreement, except for the items of material noncompliance as will be described in the report.

     The trustee will provide an annual statement, signed by an officer of the servicer, stating the servicer has fulfilled its obligations under the servicing agreement throughout the preceding year.

RESIGNATION OF THE SERVICER; SUCCESSOR SERVICER

     The servicer may not resign from its obligations and duties as servicer, except upon:

          (1) the appointment of a successor servicer and receipt by the trustee of a letter from each rating agency that the resignation and appointment will not result in the withdrawal, qualification or downgrading of the ratings not assigned to the bonds for that series; or

          (2) the determination that its duties thereunder are no longer permissible under applicable law and this incapacity cannot be cured by the servicer.

     No resignation under (2) above will become effective until the trustee or a successor has assumed the servicer's obligations and duties under the servicing agreement.

     An entity which executes an agreement to assume and to perform every obligation of the servicer will be the successor to the servicer under the servicing agreement. The entity may be one:

     - into which the servicer may be merged or consolidated;

     - which may result from any merger or consolidation to which the servicer is a party; or

     - which may succeed to the properties and assets of the servicer substantially as a whole.

     This succession will not require the execution or filing of any paper or any further act on the part of any of the parties to the servicing agreement.

EVENTS OF DEFAULT UNDER THE SERVICING AGREEMENT

     Events of default by the servicer under the servicing agreement for each series of bonds secured in whole or in part by eligible mortgage loans will consist of:

     - any failure by the servicer to distribute to the trustee on behalf of holders any required payment which continues unremedied for five days;

     - any failure by the servicer to observe or perform, in any material respects, any other of its covenants or agreements in the servicing agreement and which continues unremedied for 60 days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer by the holders of not less than 25% in aggregate principal amount of the outstanding bonds; and

     - events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the servicer indicating insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default under the servicing agreement for a series of bonds secured in whole or in part by eligible mortgage loans remains unremedied, the trustee or holders of not less than 50% in aggregate principal amount of the outstanding bonds may terminate all of the rights and obligations of the servicer under the servicing agreement. Then the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements and limitations on liability.

     In the event that the trustee is unwilling or unable to so act, it may appoint or petition a court of competent jurisdiction for the appointment of a successor. The successor will be:

     - a housing and home finance institution with a net worth of at least $50,000,000;

     - which is an approved seller-servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac;

     - an FHA approved mortgagee;

     - a VA approved lender; and

     - will act under the servicing agreement.

     Pending an appointment of a successor, the trustee is obligated to act in this capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the servicing agreement.

--------------------------------------------------------------------------------
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

GENERAL

     This section summarizes the United States federal income tax issues that you, as a bondholder, may consider relevant. Hunton & Williams and Cadwalader, Wickersham & Taft, Main Place's counsel, have reviewed this section and have given us an opinion that this section correctly describes the relevant law and fairly summarizes the federal income tax issues that may be material to you in connection with your acquisition, ownership, and disposition of the bonds of any series, except as otherwise set forth in an applicable prospectus supplement. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address all of the tax issues that may be important to particular categories of investors, some of which may be subject to special treatment under the federal income tax laws.

     The statements in this section and the opinions of Hunton & Williams and Cadwalader, Wickersham & Taft are based on current federal income tax laws and judicial and administrative interpretations thereof. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to become inaccurate.

     WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF INVESTING IN THE BONDS. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

INTEREST, DISCOUNT, AND PREMIUM

     In the opinion of Hunton & Williams and Cadwalader, Wickersham & Taft, the bonds will be treated as indebtedness of Main Place for federal income tax purposes. Consequently, if you are a U.S. person, you will take into account interest paid on the bonds as ordinary income from U.S. sources as it is paid or accrues, depending on your method of accounting. The term "U.S. PERSON" means:

     - a citizen or resident of the United States;

     - a corporation or partnership organized in or under the laws of the United States, any State, or the District of Columbia (including an entity treated as a corporation or partnership for tax purposes);

     - an estate the income of which is includible in gross income for U.S. tax purposes, regardless of its connection with the conduct of a trade or business within the United States; or

     - any trust with respect to which: (1) a U.S. court is able to exercise primary supervision over the administration of the trust; and (2) one or more U.S. persons have the authority to control all substantial decisions of the trust.

Unless otherwise provided in the prospectus supplement for a series, we expect that initial bond owners of each series will acquire the bonds at par or at a discount to par that is considered de minimis under the federal income tax laws. As a result, if you are an initial bond owner, you will have neither original issue discount, market discount, nor premium amortization with respect to the bonds.

     If you acquire a bond after its issuance, you will be treated as purchasing an interest in the bond at a price determined by allocating the purchase price paid for the bond as follows:

     - first, to accrued interest from the preceding interest payment date to the day prior to the date of purchase; and

     - second, to the principal amount of the bond.

To the extent that you purchase a bond for an amount that is less than its stated principal amount, you will be deemed to have acquired the bond at a discount. To the extent that you purchase a bond for an amount that is greater than its stated principal amount, you will be deemed to have acquired the bond at a premium.

MARKET DISCOUNT

     If you acquire a bond after its issuance for an amount that is less than its stated principal amount, the excess of the stated principal amount over your purchase price will be treated as "MARKET DISCOUNT" under the federal income tax laws, unless the excess is less than a specified de minimis amount. You will be required to treat any gain recognized upon the maturity or sale of the bond as ordinary income to the extent of the accrued, but not previously taxed, market discount on the bond, unless you elect to report this market discount over the life of the bond using either a ratable accrual or a constant yield method, as described below. In addition, you generally will be required to defer interest deductions attributable to any debt you incur to purchase or carry the bond to the extent that your interest deductions for any year exceed your interest income on the bond for that year. The amount of deferred interest expense is limited to the amount of market discount income that accrues, but is not recognized currently. You generally will be allowed to deduct the deferred interest expense no later than the year in which you recognize the related market discount income, the bond matures, or you sell the bond.

     Market discount generally will accrue ratably over the life of a bond unless you elect to accrue it on a constant interest basis. In addition, you may elect to include market discount in income currently as it accrues. If you make the current inclusion election, you will not be subject to the interest deferral rule described above. Once made, the current inclusion election will apply to all market discount debt instruments that you acquire during or after the taxable year of the election and may be revoked only with the consent of the Internal Revenue Service. You should consult your own tax advisor as to the application of the market discount rules to you.

     A provision in the Clinton Administration's budget proposal for fiscal year 2000 would require you, if you use the accrual method of accounting, to include market discount in your income as it accrues. That proposal would be effective for debt instruments acquired on or after the date of enactment of the provision. It is unclear whether that provision will be enacted into law in its currently proposed form and, if so, when such enactment will occur.

PREMIUM

     If you acquire a bond after its issuance for an amount that is greater than its stated principal amount, the excess of your purchase price over the stated principal amount will be treated as "PREMIUM" under the federal income tax laws. If you hold the bond as a capital asset, you may elect under the federal income tax laws to amortize the premium over the remaining term of the bond on the basis of a constant interest rate, based on the applicable compounding period. The premium amortized in any year will not be a separate deduction item, but instead will offset your interest income on the bond. An election to amortize bond premium will apply to all taxable debt instruments that you acquire at a premium during or after the taxable year of the election and may be revoked only with the consent of the Internal Revenue Service.

SALE, EXCHANGE, AND RETIREMENT OF BONDS

     Upon the sale, exchange, retirement, or other disposition of a bond, you generally will recognize gain or loss equal to the difference between the amount realized in the transaction and your adjusted tax basis in the bond. In general, your adjusted tax basis will equal:

     - the amount you paid for the bond;

     - plus any market discount that you previously included in your income with respect to the bond; and

     - minus any amortized premium that you previously deducted from your income with respect to the bond.

Any gain or loss generally will be capital gain or loss if you held the bond as a capital asset, except in the following situations:

     - to the extent of accrued market discount on the bond that you have not previously included in income;

     - if you are a bank or other financial institution that is subject to special provisions of the federal income tax laws; or

     - if you hold a bond as part of a "conversion transaction," as defined in the federal income tax laws, in which case a portion of the gain will be treated as ordinary income.

The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

BACKUP WITHHOLDING

     You may be subject to backup withholding under the federal income tax laws at the rate of 31% on payments on the bonds and proceeds from the sale of the bonds to or through some brokers unless you either:

     - are a corporation or come within another exempt category and, when required, demonstrate this fact; or

     - provide us or our paying agent with a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amounts we withhold from payments on the bonds will be creditable against your federal income tax liability.

     The Treasury Department has issued final regulations regarding the backup withholding rules as applied to non-U.S. persons. Those regulations alter the current system of backup withholding compliance and are effective for payments made after December 31, 1999.

TAX TREATMENT OF NON-U.S. INVESTORS

     This section does not address all aspects of U.S. federal income tax taxation that may be relevant to you in connection with your acquisition, ownership, and disposition of the bonds if you are not a U.S. person, as defined above. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR FOR SPECIFIC TAX ADVICE CONCERNING THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE BONDS.

     As a non-U.S. bond owner, if payments that you receive on the bonds are not effectively connected with your conduct of a U.S. trade or business, you will not be subject to the 30% U.S. withholding tax that generally applies to payments of interest to non-U.S. persons on registered debt issued by U.S. persons, as long as:

     - you provide us with appropriate documentation of your foreign status on Internal Revenue Service Form W-8;

     - you do not actually or constructively own more than 10% of the capital or profits interests in Main Place;

     - you are not a "controlled foreign corporation," within the meaning of the federal income tax laws, that is related, directly or indirectly, to Main Place; and

     - you are not a bank receiving interest on a loan made in the ordinary course of your business.

     If you do not meet the requirements set forth in the previous paragraph, we will withhold U.S. income tax at the rate of 30% on the gross amount of any interest payments made to you on the bonds unless either:

     - a lower treaty rate applies and you file the required form evidencing eligibility for that reduced rate with us or our paying agent; or

     - you file Internal Revenue Service Form 4224 with us or our paying agent claiming that the interest is effectively connected with your conduct of a U.S. trade or business.

     The U.S. Treasury Department has issued final regulations that modify the manner in which we will comply with the withholding requirements. Those regulations are effective for payments made after December 31, 1999.

     If payments that we make to you on the bonds are treated as effectively connected with your conduct of a U.S. trade or business, you generally will be subject to federal income tax on the payments at graduated rates, in the same manner as U.S. bond owners are taxed with respect to these payments and also may be subject to the 30% branch profits tax in the case of a non-U.S. bond owner that is a corporation.

     You generally will not be subject to U.S. federal income taxation, including U.S. withholding tax, on any gain or income that you realize upon the sale, exchange, retirement, or other disposition of the bonds unless:

     - the gain or income is effectively connected with your conduct of a U.S. trade or business, in which case you will be subject to the same treatment as U.S. bond owners with respect to the gain or income; or

     - you are a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and some other tax requirements are met, in which case you will incur a 30% tax on your gain.

--------------------------------------------------------------------------------
ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

     This section summarizes the material issues arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ) and the prohibited transaction provisions of the federal income tax laws. Because this section is a summary, it does not address all of the issues that may be important to you under ERISA and the federal income tax laws. It also does not address all of the issues that may be important to you under state law, to the extent state law is not preempted, if you are:

     - a pension, profit sharing, or other employee benefit plan or a tax-qualified retirement plan (collectively, "PLANS") subject to Title I of ERISA;

     - an individual retirement account or annuity ("IRA") subject to the prohibited transaction provisions of the federal income tax laws; or

     - a governmental plan or church plan that is exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to similar state law requirements.

     A FIDUCIARY DECIDING WHETHER TO BUY BONDS ON BEHALF OF A PLAN OR IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, THE FEDERAL INCOME TAX LAWS, AND STATE LAW WITH RESPECT TO AN INVESTMENT IN THE BONDS BY THE PLAN OR IRA. A FIDUCIARY ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE HEADING "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," BECAUSE THE DISCUSSION IN THAT SECTION IS RELEVANT TO A PLAN OR IRA'S DECISION TO PURCHASE THE BONDS.

FIDUCIARY STANDARDS

     In accordance with ERISA's general fiduciary standards, before investing in a bond of any series, a plan fiduciary should determine whether the investment is:

     - prudent and in the best interests of the plan, its participants, and its beneficiaries;

     - diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so; and

     - authorized under the terms of the plan's governing documents, provided the documents are consistent with ERISA.

PROHIBITED TRANSACTION RULES

     ERISA and the federal income tax laws forbid "prohibited" transactions involving:

     - the assets of a plan or IRA; and

     - "parties in interest" or "disqualified persons" with respect to the plan or IRA.

     In order to avoid engaging in a transaction that is a prohibited transaction, plans and IRAs first should identify the parties to the transaction that could be considered "parties in interest" or "disqualified persons" with respect to the plan or IRA. "PARTIES IN INTEREST" and "DISQUALIFIED PERSONS" generally include the following:

     - a fiduciary, or its affiliate, of a plan or IRA;

     - the IRA owner and beneficiaries;

     - a person providing services to a plan or IRA; and/or

     - an employer whose employees are covered by a plan or IRA.

     Main Place, the underwriter, the trustee, and the loan servicer might each be considered a party in interest or disqualified person with respect to a plan or IRA that purchases the bonds. In this case, the acquisition or holding of bonds by or on behalf of the plan or IRA could be considered to give rise to a prohibited transaction.

     A "party in interest" or "disqualified person" with respect to a plan or IRA will incur the following taxes:

     - an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA; and

     - an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected.

     If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained, or his beneficiary, the IRA will lose its tax-exempt status. In addition, the assets in the IRA will be deemed to have been distributed to the individual in a taxable distribution, and no excise tax will be imposed, on account of the prohibited transaction. Furthermore, a fiduciary who permits a plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the plan for any loss the plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction. The Department of Labor has exempted specified categories of transactions from the prohibited transaction rules.

     When you purchase a bond, you will be deemed to represent either that:

     - you are not a plan and are not purchasing the bond for, or on behalf of, a plan; or

     - your acquisition and holding of the bond qualify for an exemption from the prohibited transaction rules.

PLAN ASSET REGULATIONS

     Department of Labor Regulations defining "plan assets" (the "PLAN ASSET REGULATIONS") generally provide that when an "ERISA INVESTOR" acquires an equity interest in an entity, the ERISA Investor's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of the equity interest, unless one or more exceptions specified in the plan asset regulations are satisfied. The plan asset regulations define an equity interest as a security other than a security that is treated as debt for state law purposes and that has no substantial equity features. Main Place believes that the bonds will be treated as debt obligations without substantial equity features for purposes of the plan asset regulations. Accordingly, a plan that acquires a bond should not be treated as having acquired a direct interest in the assets of Main Place.

--------------------------------------------------------------------------------
PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

     Main Place may sell a series of bonds through one or more of the following methods:

     - by negotiated firm commitment underwriting and public re-offering by underwriters specified in the prospectus supplement;

     - by placements by Main Place with investors through dealers; and/or

     - by direct placements by Main Place with investors.

     The prospectus supplement for a series will describe the method of offering used for that series and will state the initial public offering price of the bonds, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which that price will be determined. It also will disclose the net proceeds to Main Place from the offering and Main Place's use of those proceeds.

     The underwriters will be obligated to purchase all of the bonds described in the prospectus supplement if any bonds are purchased. The underwriters may acquire bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Main Place will indemnify the underwriters against liabilities under the securities laws.

     NationsBanc Montgomery Securities LLC, an affiliate of Main Place, may act as underwriter of a series of bonds, or may represent an underwriting syndicate. NationsBanc Montgomery's participation in any offering will comply with the requirements of National Association of Securities Dealers, Inc.

     The place and time of delivery for each series of bonds will be set forth in the prospectus supplement for that series.

     To the extent required by law, this prospectus will be used by NationsBanc Montgomery in connection with offers and sales related to market-making transactions. NationsBanc Montgomery may act as principal or agent in these transactions. Sales may be made at negotiated prices determined at the time of sale.

--------------------------------------------------------------------------------
USE OF THE PROCEEDS
--------------------------------------------------------------------------------

     Main Place intends to use all or most of the net proceeds from the sale of a series of bonds to purchase additional mortgage loans, and/or pay dividends to its shareholders and/or reduce certain subordinated indebtedness of Main Place.

--------------------------------------------------------------------------------
LEGAL MATTERS
--------------------------------------------------------------------------------

     Some legal matters, including the legality of the bonds and the federal income tax consequences of an investment in the bonds, will be passed upon for

Main Place and the underwriters by Hunton & Williams, Charlotte, North Carolina or Cadwalader, Wickersham & Taft, New York, New York and Charlotte, North Carolina, as specified in the prospectus supplement. Certain other legal matters with respect to the issuance of the bonds will be passed upon by Andrea Goldenberg, counsel of BankAmerica Corporation, Charlotte, North Carolina.

--------------------------------------------------------------------------------
EXPERTS
--------------------------------------------------------------------------------

     The financial statements and financial statement schedule of Main Place Real Estate Investment Trust, predecessor to Main Place, which are incorporated in this prospectus by reference to the Main Place Real Estate Investment Trust's Annual Reports on Form 10-K and on Form 10-K/A, respectively, for the year ended December 31, 1997, have been incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
LEGAL INVESTMENT
--------------------------------------------------------------------------------

     Unless otherwise provided in the prospectus supplement, no bonds in any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representation is made as to the proper characterization of the bonds for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates may adversely affect the liquidity of the bonds.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

--------------------------------------------------------------------------------
ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

INCORPORATION OF INFORMATION BY REFERENCE

     The SEC allows Main Place to "incorporate by reference" information it files with the SEC, which means that Main Place can disclose important information to you by referring you to those documents filed separately with SEC. The information incorporated by reference is considered to be part of this prospectus. Information that Main Place files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.

     This prospectus incorporates by reference the documents listed below that Main Place Real Estate Investment Trust, predecessor to Main Place, has previously filed with the SEC. These documents contain important information about Main Place.

     - Main Place Real Estate Investment Trust's annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1997; and

     - Main Place Real Estate Investment Trust's quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act between the date of this prospectus and the termination of the offering of the bonds. These documents may include periodic reports, like annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

     You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its web site which is located at http://www.sec.gov. You can also obtain these documents from Main Place, without charge, by requesting them in writing or by telephone at the following address:

               Main Place Funding, LLC
               100 North Tryon Street
               Charlotte, North Carolina 28255
               Telephone: (704) 388-7436

WHERE YOU CAN FIND MORE INFORMATION

     Main Place has filed with the SEC a registration statement under the Securities Act that registers the distribution of bonds. The registration statement, including the attached exhibits, contains additional relevant information about Main Place and the bonds. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

     In addition, we file annual, quarterly and special reports and other information with the SEC. You may read and copy this information and the registration statement at the following locations of the SEC:

  Public Reference Room                                Chicago Regional Office
 450 Fifth Street, N.W.    New York Regional Office        Citicorp Center
        Room 1024            7 World Trade Center      500 West Madison Street
  Washington, DC 20549            Suite 1300                 Suite 1400
                           New York, New York 10048    Chicago, Illinois 60661

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www. sec.gov at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the electronic data gathering, analysis and retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore these materials should be available by logging onto the SEC's web site. The commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

--------------------------------------------------------------------------------
INDEX OF SIGNIFICANT DEFINITIONS
--------------------------------------------------------------------------------

actuarial mortgage loans...........      21
advance............................      27
affiliated servicer................       7

balloon mortgage loans.............      21
balloon payment....................      21
basic maintenance amount...........      30
book-entry bonds...................      11
buy-down fund......................      23
buy-down loan......................      23

Cede...............................       7
Cedel..............................       7
Cedel participants.................      14
Citibank...........................      12
COFI...............................      22
collection account.................      19
condominium loans..................      25
conventional mortgage loans........      20
custodian..........................      41
cut-off date.......................      40

deferred interest..................      23
definitive bonds...................      16
deposit securities.................      44
determination date.................      31
discount factors...................      31
discounted value...................      31
disqualified persons...............      68
distribution account...............      19
DTC................................       7

eligible adjustable-rate mortgage
  loans............................      22
eligible collateral................      11
eligible fixed-rate mortgage
  loans............................      21
eligible mortgage loans............      20
eligible mortgage pass-through
  certificates.....................      26
ERISA..............................      67
ERISA Investor.....................      69
Euroclear..........................       7
Euroclear operator.................      15
Euroclear participants.............      15
event of default...................      48

Fannie Mae.........................      28
Fannie Mae certificates............      28
FHA insured mortgage loans.........      20
Freddie Mac........................      27
Freddie Mac certificates...........      27
fully amortizing mortgage loan.....      21

Ginnie Mae.........................      29
Ginnie Mae certificates............      29
government securities..............      27
GPMs...............................      23
graduated pay mortgage loans.......      23
growing equity mortgage loans......      23

high balance loans.................      25

indenture..........................      40
indices............................      22
IRA................................      67

jumbo mortgage loans...............      33

LIBOR..............................      22
lifetime cap.......................      22

manufactured home contracts........      26
manufactured homes.................      26
margin.............................      22
market discount....................      63
market value.......................      31
market value rate..................      33
MERS...............................      41
minimum mortgage interest rate.....      22
Morgan Guaranty....................      12
mortgage interest rate.............      21
mortgaged properties...............      20

NationsBanc Mortgage...............      35
negative amortization..............      23

one month treasury.................      22
outstanding........................      10
over 80% loans.....................      25

parties in interest................      68
payment caps.......................      22
periodic caps......................      22
plan asset regulations.............      69
plans..............................      67
pledged asset mortgage loans.......      24
pledged property...................  11, 44
premium............................      64
prime..............................      22

rapid processing program...........      39

rating agencies....................      20
redemption.........................      17
reserve fund.......................      20

short-term money market
  instruments......................      29
simple interest mortgage loan......      21
subsidy account....................      24
subsidy loans......................      23
subsidy payment....................      23

tiered payment mortgage loans......      23

U.S. person........................      63

VA guaranteed mortgage loans.......      20

                         $[                           ]

                            MAIN PLACE FUNDING, LLC

                      MORTGAGE-BACKED BONDS, SERIES 1999-1
                       DUE [                           ]

                             ---------------------

                             PROSPECTUS SUPPLEMENT
                             ---------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

     The offered bonds are not being offered in any state where the offer is not permitted.

     Main Place does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates states on their respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered bonds and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered bonds will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                             [NAME OF UNDERWRITERS]

                The date of this supplement is [               ]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below are the expenses expected to be incurred by Main Place Funding, LLC (the "REGISTRANT") in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions and costs represented by the salaries and wages of regular employees and officers of the Registrant. All such expenses other than the Filing Fee, are estimated expenses.

Filing Fee for Registration Statement.......................       $278
Legal Fees and Expenses.....................................          *
Accounting Fees and Expenses................................          *
Trustees' Fees and Expenses (including counsel fees)........          *
Printing and Engraving Fees.................................          *
Rating Agency Fees..........................................          *
Miscellaneous...............................................          *
                                                              ---------
          Total.............................................          *
                                                              =========

-------------------------

* To be provided by amendment.

ITEM 15.   INDEMNIFICATION OF MEMBERS.

     Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") empowers a limited liability company to indemnify and hold harmless any member or manager or person from and against any and all claims and demands whatsoever.

     The Amended and Restated Limited Liability Company Agreement of Main Place Funding, LLC (the "Agreement") prevents the recovery by Main Place Funding, LLC of monetary damages against its members ("Indemnified Persons") to the fullest extent permitted by the DLLCA. In accordance with the provisions of the DLLCA, the Agreement provides that Main Place Funding, LLC shall indemnify and hold harmless each Indemnified Person against any losses, claims, damages or liabilities (including reasonable attorneys fees) to which such Indemnified Person may become subject in connection with any matter arising from, related to, or in connection with the Agreement or Main Place Funding, LLC's business or affairs, except for such losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.

     Notwithstanding anything else in the Agreement, the indemnity obligations of Main Place Funding, LLC shall (a) be in addition to any liability that Main Place Funding, LLC may otherwise have; (b) extend upon the same terms and conditions to the directors, committee members, officers, stockholders, partners, members, control person, employees, agents and representatives of each Indemnified Person; (c) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and any such person; (d) be limited to the assets of Main Place Funding, LLC; and (e) be subordinate to Main Place Funding, LLC's obligations in respect of Bonds (as defined in Section 3.1(a)(vii) of the Agreement) as set forth in Section 11.1(b)(xii) of the Agreement.

     The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of members and managers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes.

ITEM 16.   EXHIBITS.

    1.1*    --     Form of Underwriting Agreement.
    3.1     --     Amended and Restated Limited Liability Company Agreement of
                   Main Place Funding, LLC dated as of December 14, 1998.(1)
    4.1*    --     Form of Indenture.
    4.2     --     Indenture dated as of October 31, 1995 between Main Place
                   Funding Corporation and First National Trust Association, as
                   Trustee.(2)
    4.3     --     Indenture dated as of March 18, 1997 between Main Place
                   Funding Corporation and First National Trust Association, as
                   Trustee.(3)
    4.4     --     First Supplemental Indenture dated as of November 1, 1996
                   between Main Place Funding Corporation and First Trust
                   National Association, as Trustee, in connection with the
                   Indenture dated October 31, 1995.(4)
    4.5     --     Second Supplemental Indenture, dated as of December 23,
                   1998, between Main Place Funding, LLC and U.S. Bank National
                   Association, as Trustee, in connection with the Indenture
                   dated October 31, 1995.(1)
    4.6     --     First Supplemental Indenture, dated as of December 23, 1998, between Main Place Funding, LLC and U.S. Bank National
                   Association, as Trustee, in connection with the Indenture
                   dated March 18, 1997.(1)
    5.1     --     Opinion of Hunton & Williams with respect to the legality of the Bonds.
    5.2     --     Opinion of Cadwalader, Wickersham & Taft with respect to the legality of the Bonds.
    8.1     --     Opinion of Hunton & Williams with respect to certain of tax matters.
    8.2     --     Opinion of Cadwalader, Wickersham & Taft with respect to
                   certain of tax matters.
   10.1*    --     Form of Servicing Agreement.
   23.1     --     Consent of Hunton & Williams (included as part of Exhibit
                   5.1 and Exhibit 8.1).
   23.2     --     Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.2 and Exhibit 8.2).
   23.3     --     Consent of PricewaterhouseCoopers LLP.
   24.1     --     Power of Attorney (included on signature page).
   25.1     --     Statement of Eligibility and Qualification under the Trust
                   Indenture Act of 1939 (Form T-1) of U.S. Bank National
                   Association.

-------------------------

* To be filed by amendment.

(1) Previously filed as an Exhibit to Post-Effective Amendment No. 3 to the Main Place Funding, LLC Registration Statement (No. 33-82040) filed on January 6, 1999.
(2) Previously filed as an Exhibit to the Form 8-K Current Report of Main Place Funding Corporation filed on October 31, 1995.
(3) Previously filed as an Exhibit to Form 10-Q Quarterly Report of Main Place Funding Corporation filed on May 15, 1997.
(4) Previously filed as an Exhibit to Form 10-Q Quarterly Report of Main Place Real Estate Investment Trust filed on November 14, 1996.

ITEM 17.   UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) In addition, the undersigned registrant undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints John E. Mack and Gary S. Williams, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 22, 1999.

                                          MAIN PLACE FUNDING, LLC
                                          (Registrant)

                                          By:        /s/ JOHN E. MACK
                                             -----------------------------------
                                                        John E. Mack
                                                          President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                               TITLE               DATE
                      ---------                               -----               ----

                  /s/ JOHN E. MACK                     President             March 22, 1999
-----------------------------------------------------    (Principal
                    John E. Mack                         Executive Officer)

                  /s/ NEIL A. COTTY                    Treasurer and Senior  March 22, 1999
-----------------------------------------------------    Vice President/
                    Neil A. Cotty                        Principal
                                                         Financial and
                                                         Accounting
                                                         Officer (Principal
                                                         Financial and
                                                         Accounting
                                                         Officer)

                  NATIONSBANK, N.A.

                By: /s/ JOHN E. MACK                   Managing Member       March 22,1999
  -------------------------------------------------
                    John E. Mack

                  MAIN PLACE TRUST

                By: /s/ JOHN E. MACK                   Special Managing      March 22, 1999
  -------------------------------------------------      Member
                    John E. Mack
                  Business Trustee